(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Index

Identification
Capital Stock Breakdown	1
Individual Financial Statements
Balance Sheet Assets	2
Balance Sheet Liabilities	3
Statement of Income	5
Statement of Comprehensive Income	6
Statement of Cash Flows	7
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2017 to 06/30/2017	8
Statement of Changes in Shareholders' Equity - from 01/01/2016 to 06/30/2016	9
Statement of Added Value	10
Consolidated Financial Statements
Balance Sheet Assets	11
Balance Sheet Liabilities	12
Statement of Income	13
Statement of Comprehensive Income	14
Statement of Cash Flows	15
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2017 to 06/30/2017	16
Statement of Changes in Shareholders' Equity - from 01/01/2016 to 06/30/2016	17
Statement of Added Value	18
Management Report	19
Explanatory Notes	52
Breakdown of the Capital by Owner	129
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	130
Opinion of the Audit Commitee	132
Statement of Executive Board on the Quartely Financial Information and Independent Auditor's Report on Review of Interim Financial Information	133

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Identification / Capital Stock Breakdown

Number of shares	Current Quarter
(Units)	06.30.17

Paid-in Capital
Common	812,473,246
Preferred	-
Total	812,473,246

Treasury Shares
Common	13,468,001
Preferred	-
Total	13,468,001

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Individual FS /Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.17	Previous Year 12.31.16
1	Total Assets	42,685,509	43,286,755
1.01	Current Assets	19,635,379	19,063,769
1.01.01	Cash and Cash Equivalents	5,196,235	3,856,505
1.01.02	Marketable Securities	299,945	309,169
1.01.02.01	Financial Investments Evaluated at Fair Value	215,200	228,969
1.01.02.01.01	Held for Trading	215,200	228,969
1.01.02.02	Marketable Securities Evaluated at Amortized Cost	84,745	80,200
1.01.02.02.01	Held to Maturity	84,745	80,200
1.01.03	Trade Accounts Receivable	8,639,025	8,547,628
1.01.03.01	Trade Accounts Receivable	8,496,308	8,398,647
1.01.03.02	Other Receivables	142,717	148,981
1.01.04	Inventories	2,580,896	2,938,568
1.01.05	Biological Assets	1,391,259	1,617,747
1.01.06	Recoverable Taxes	905,025	1,015,610
1.01.06.01	Current Recoverable Taxes	905,025	1,015,610
1.01.06.01.01	Income and social contribution tax (IR/CS)	339,203	341,737
1.01.06.01.02	Recoverable Taxes	565,822	673,873
1.01.08	Other Current Assets	622,994	778,542
1.01.08.01	Non-current Assets Held for Sale	37,120	23,971
1.01.08.01.01	Noncurrent Assets for Sale	37,120	23,971
1.01.08.03	Other	585,874	754,571
1.01.08.03.01	Interest on Shareholders' Equity Receivable	9,420	16,868
1.01.08.03.02	Derivatives	62,055	197,915
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	47,930	45,267
1.01.08.03.06	Restricted Cash	129,791	128,110
1.01.08.03.10	Other	336,678	366,411
1.02	Non-current Assets	23,050,130	24,222,986
1.02.01	Non-current Assets	5,501,481	5,046,633
1.02.01.01	Financial Investments Evaluated at Fair Value	320,060	329,876
1.02.01.01.02	Available for Sale	320,060	329,876
1.02.01.03	Trade Accounts Receivable	143,027	196,624
1.02.01.03.01	Trade Accounts Receivable	13,898	10,587
1.02.01.03.02	Other Receivables	129,129	186,037
1.02.01.05	Biological Assets	783,552	891,554
1.02.01.06	Deferred Taxes	1,410,707	740,300
1.02.01.06.01	Deferred Income Tax and Social Contribution	1,410,707	740,300
1.02.01.08	Receivables from Related Parties	-	97,773
1.02.01.08.04	Receivables from Other Related Parties	-	97,773
1.02.01.09	Other Non-current Assets	2,844,135	2,790,506
1.02.01.09.03	Judicial Deposits	738,605	724,767
1.02.01.09.05	Income and social contribution tax (IR/CS)	41,581	25,530
1.02.01.09.06	Recoverable Taxes	1,699,745	1,629,432
1.02.01.09.07	Provision for losses	(173,682)	(159,736)
1.02.01.09.09	Accounts Receivable from Disposal of Equity Interest	4,247	28,897
1.02.01.09.10	Restricted Cash	439,511	427,557
1.02.01.09.11	Other	94,128	114,059
1.02.02	Investments	5,212,145	5,033,824
1.02.02.01	Investments	5,212,145	5,033,824
1.02.02.01.01	Equity in Associates	20,578	6,343
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	5,190,460	5,026,374
1.02.02.01.04	Other	1,107	1,107
1.02.03	Property, Plant and Equipment, Net	9,381,223	10,690,784
1.02.03.01	Property, Plant and Equipment in Operation	8,688,134	9,763,961
1.02.03.02	Property, Plant and Equipment Leased	227,194	173,544
1.02.03.03	Property, Plant and Equipment in Progress	465,895	753,279
1.02.04	Intangible	2,955,281	3,451,745
1.02.04.01	Intangible	2,955,281	3,451,745
1.02.04.01.02	Software	181,537	143,693
1.02.04.01.03	Trademarks	1,173,000	1,173,000
1.02.04.01.04	Goodwill	1,542,929	2,096,587
1.02.04.01.05	Software Leased	33,375	15,209
1.02.04.01.06	Other	24,440	23,256

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Individual FS /Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.17	Previous Year 12.31.16
2	Total Liabilities	42,685,509	43,286,755
2.01	Current Liabilities	13,727,943	15,177,631
2.01.01	Social and Labor Obligations	186,042	203,335
2.01.01.01	Social Obligations	113,425	115,446
2.01.01.02	Labor Obligations	72,617	87,889
2.01.02	Trade Accounts Payable	4,736,903	6,094,303
2.01.02.01	Domestic Suppliers	4,059,075	5,122,041
2.01.02.01.01	Domestic Suppliers	3,710,606	4,114,966
2.01.02.01.02	Supply Chain Finance	348,469	1,007,075
2.01.02.02	Foreign Suppliers	677,828	972,262
2.01.02.02.01	Foreign Suppliers	505,274	643,755
2.01.02.02.02	Supply Chain Finance	172,554	328,507
2.01.03	Tax Obligations	192,954	204,516
2.01.03.01	Federal Tax Obligations	27,547	42,517
2.01.03.01.02	Other Federal	27,547	42,517
2.01.03.02	State Tax Obligations	163,217	159,215
2.01.03.03	Municipal Tax Obligations	2,190	2,784
2.01.04	Short Term Debts	2,682,243	2,566,425
2.01.04.01	Short Term Debts	2,682,243	2,566,425
2.01.04.01.01	Local Currency	2,231,957	1,987,925
2.01.04.01.02	Foreign Currency	450,286	578,500
2.01.05	Other Obligations	5,189,012	5,481,123
2.01.05.01	Advances from related parties	4,733,205	4,721,680
2.01.05.01.04	Advances from related parties	4,733,205	4,721,680
2.01.05.02	Other	455,807	759,443
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	2,029	2,307
2.01.05.02.04	Derivatives	206,581	506,712
2.01.05.02.08	Other Obligations	247,197	250,424
2.01.06	Provisions	740,789	627,929
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	321,286	271,710
2.01.06.01.01	Tax Risk Provisions	40,609	43,824
2.01.06.01.02	Social Security and Labor Risk Provisions	229,800	196,304
2.01.06.01.04	Civil Risk Provisions	50,877	31,582
2.01.06.02	Other Provisons	419,503	356,219
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	347,163	279,512
2.01.06.02.05	Employee Benefits Provisions	72,340	76,707
2.02	Non-current Liabilities	17,595,617	16,269,146
2.02.01	Long-term Debt	14,403,135	13,368,668
2.02.01.01	Long-term Debt	14,403,135	13,368,668
2.02.01.01.01	Local Currency	7,488,165	6,655,730
2.02.01.01.02	Foreign Currency	6,914,970	6,712,938
2.02.02	Other Obligations	1,750,658	1,614,587
2.02.02.01	Liabilities with Related Parties	888,309	1,013,103
2.02.02.01.04	Advances from Related Parties and Other Liabilities	888,309	1,013,103
2.02.02.02	Other	862,349	601,484
2.02.02.02.06	Other Obligations	862,349	601,484
2.02.04	Provisions	1,441,824	1,285,891
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	1,184,943	1,032,507
2.02.04.01.01	Tax Risk Provisions	218,857	212,637
2.02.04.01.02	Social Security and Labor Risk Provisions	282,101	238,093
2.02.04.01.04	Civil Risk Provision	189,671	85,743
2.02.04.01.05	Contingent Liability	494,314	496,034
2.02.04.02	Other Provisons	256,881	253,384
2.02.04.02.04	Employee Benefits Provisions	256,881	253,384

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Individual FS /Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.17	Previous Year 12.31.16
2.03	Shareholders' Equity	11,361,949	11,839,978
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	(690,314)	(680,850)
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	257,975	236,208
2.03.02.05	Treasury Shares	(721,856)	(721,856)
2.03.02.07	Gain on Disposal of Shares	(87,768)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(105,561)	(47,417)
2.03.02.09	Acquisition of Non-Controlling Entities	(199,296)	(240,883)
2.03.04	Profit Reserves	1,350,675	1,350,675
2.03.04.01	Legal Reserves	540,177	540,177
2.03.04.02	Statutory Reserves	170,756	170,756
2.03.04.07	Tax Incentives Reserve	639,742	639,742
2.03.05	Accumulated Earnings (Losses)	(448,745)	-
2.03.08	Other Comprehensive Income	(1,310,138)	(1,290,318)
2.03.08.01	Derivative Financial Intruments	(649,310)	(575,861)
2.03.08.02	Financial Instruments (Available for Sale)	(37,043)	(25,998)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(637,715)	(693,835)
2.03.08.04	Actuarial Losses	13,930	5,376

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Individual FS / Statement of income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.17 to 06.30.17	Accumulated Current Year 01.01.17 to 06.30.17	Previous Quarter 04.01.16 to 06.30.16	Accumulated Previous Year 01.01.16 to 06.30.16
3.01	Net Sales	5,998,564	12,651,105	7,315,165	13,930,157
3.02	Cost of Goods Sold	(4,858,744)	(10,274,956)	(5,564,824)	(10,726,669)
3.03	Gross Profit	1,139,820	2,376,149	1,750,341	3,203,488
3.04	Operating (Expenses) Income	(784,205)	(2,043,656)	(2,018,502)	(3,327,361)
3.04.01	Selling	(716,380)	(1,465,585)	(916,176)	(1,829,039)
3.04.02	General and Administrative	(63,793)	(119,249)	(75,306)	(144,119)
3.04.04	Other Operating Income	23,166	81,797	25,680	69,580
3.04.05	Other Operating Expenses	(265,518)	(491,703)	(103,254)	(180,937)
3.04.06	Income from Associates and Joint Ventures	238,320	(48,916)	(949,446)	(1,242,846)
3.05	Income Before Financial and Tax Results	355,615	332,493	(268,161)	(123,873)
3.06	Financial Results	(910,091)	(1,229,252)	285,022	178,852
3.06.01	Financial Income	(32,221)	345,408	1,257,385	2,256,553
3.06.02	Financial Expenses	(877,870)	(1,574,660)	(972,363)	(2,077,701)
3.07	Income Before Taxes	(554,476)	(896,759)	16,861	54,979
3.08	Income and Social Contribution	387,165	448,014	13,745	14,689
3.08.01	Current	18,192	(16,051)	(151,429)	(243,891)
3.08.02	Deferred	368,973	464,065	165,174	258,580
3.09	Net Income from Continued Operations	(167,311)	(448,745)	30,606	69,668
3.11	Net Income	(167,311)	(448,745)	30,606	69,668
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	(0.20940)	(0.56163)	0.03803	0.08656
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	(0.20940)	(0.56163)	0.03803	0.08656

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Individual FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.17 to 06.30.17	Accumulated Current Year 01.01.17 to 06.30.17	Previous Quarter 04.01.16 to 06.30.16	Accumulated Previous Year 01.01.16 to 06.30.16
4.01	Net Income	(167,311)	(448,745)	30,606	69,668
4.02	Other Comprehensive Income	7,049	(19,820)	(92,738)	113,808
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	89,298	56,120	(360,601)	(655,307)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	52,842	(10,746)	(55,715)	(104,598)
4.02.03	Taxes on Unrealized Gains (Losses) on Investments on Available for Sale Marketable Securities	(19,570)	(299)	21,016	40,012
4.02.04	Unrealized Gains (Losses) on Cash Flow Hedge	(182,760)	(105,141)	451,813	1,250,347
4.02.05	Taxes on Unrealized Gains (Losses) on Cash Flow Hedge	63,046	31,692	(153,015)	(424,179)
4.02.06	Actuarial Gains (Losses) on Pension and Post-employment Plans	6,443	13,052	5,705	11,415
4.02.07	Taxes on Realized Gains (Losses) on Pension Post-employment Plans	(2,250)	(4,498)	(1,941)	(3,882)
4.03	Comprehensive Income	(160,262)	(468,565)	(62,132)	183,476

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Individual FS / Statement of Cash Flow

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.17 to 06.30.17	Accumulated Previous Year 01.01.16 to 06.30.16
6.01	Net Cash Provided by Operating Activities	(986,428)	(161,843)
6.01.01	Cash from Operations	854,611	(75,587)
6.01.01.01	Net Income (Loss) for the Period	(448,745)	69,668
6.01.01.03	Depreciation and Amortization	354,344	365,749
6.01.01.04	Depreciation and Depletion of Biological Assets	311,544	307,361
6.01.01.05	Results on Disposals of Property, Plant and Equipments	(8,553)	9,885
6.01.01.08	Deferred Income Tax	(464,065)	(258,580)
6.01.01.09	Provision for Tax, Civil and Labor Risks	215,522	133,971
6.01.01.10	Interest and Exchange Rate Variations	766,022	(1,910,224)
6.01.01.11	Equity Pick-Up	48,916	1,242,846
6.01.01.17	Others	79,626	(36,263)
6.01.02	Changes in Operating Assets and Liabilities	(1,841,039)	(86,256)
6.01.02.01	Trade Accounts Receivable	(194,979)	(1,007,083)
6.01.02.02	Inventories	36,641	(347,892)
6.01.02.03	Trade Accounts Payable	(469,105)	474,462
6.01.02.04	Supply Chain Finance	(814,559)	(430,968)
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(172,094)	(129,136)
6.01.02.06	Others Operatins Assets and Liabilities	327,840	1,058,244
6.01.02.07	Investment in Held for Trading Securities	-	(198,662)
6.01.02.08	Redemption of Held for Trading Securities	25,115	118,088
6.01.02.11	Fair value for for Assets and Liabilities	(289,723)	1,074,411
6.01.02.12	Payment of Interest	(573,468)	(414,215)
6.01.02.14	Interest on Shareholders' Equity Received	7,448	11,618
6.01.02.15	Biological assets - Current	65,375	(295,123)
6.01.02.16	Interest received	210,470	-
6.02	Net Cash Provided by Investing Activities	(1,118,788)	(1,240,810)
6.02.04	Redemptions of Available for Sale	15,011	-
6.02.05	Redemptions of Restricted Cash (Investments)	(73,825)	(38,070)
6.02.06	Additions to Property, Plant and Equipment	(433,435)	(845,005)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	79,958	57,224
6.02.09	Additions to Intangible	(44,501)	(48,155)
6.02.10	Additions to Biological Assets - Non-current	(291,381)	(366,174)
6.02.11	Investments in Associates and Joint Venturies	(609)	(630)
6.02.12	Business Combination, net of cash	(59,186)	-
6.02.13	Net Cash Transferred to Subsidiaries	(309,615)	-
6.02.17	Advance for Future Capital Increase	(1,205)	-
6.03	Net Cash Provided by Financing Activities	3,371,886	2,485,843
6.03.01	Proceeds from Debt Issuance	4,976,628	4,752,040
6.03.02	Payment of Debt	(1,604,742)	(1,064,363)
6.03.03	Interest on Shareholders' Equity and Dividends Paid	-	(663,051)
6.03.06	Treasury Shares Acquisition	-	(543,258)
6.03.07	Treasury Shares Disposal	-	4,475
6.04	Exchange Rate Variation on Cash and Cash Equivalents	73,060	(1,240)
6.05	Increase (Decrease) in Cash and Cash Equivalents	1,339,730	1,081,950
6.05.01	At the Beginning of the Period	3,856,505	845,085
6.05.02	At the End of the Period	5,196,235	1,927,035

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2017 to 06/30/2017

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2017	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978
5.03	Opening Balance Adjusted	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978
5.04	Share-based Payments	-	(9,464)	-	-	-	(9,464)
5.04.03	Options Granted	-	21,767	-	-	-	21,767
5.04.11	Options Canceled	-	(14,674)	-	-	-	(14,674)
5.04.12	Acquisition of Non-Controlling Entities	-	(16,557)	-	-	-	(16,557)
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-
5.05	Total Comprehensive Income	-	-	-	(448,745)	(19,820)	(468,565)
5.05.01	Net Income for the Period	-	-	-	(448,745)	-	(448,745)
5.05.02	Other Comprehensive Income	-	-	-	-	(19,820)	(19,820)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(105,141)	(105,141)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	31,692	31,692
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	(10,746)	(10,746)
5.05.02.07	Tax on Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	(299)	(299)
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	8,554	8,554
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	56,120	56,120
5.07	Balance at June 30, 2017	12,460,471	(690,314)	1,350,675	(448,745)	(1,310,138)	11,361,949

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2016 to 06/30/2016

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2016	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777
5.03	Opening Balance Adjusted	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777
5.04	Share-based Payments	-	3,231,270	(4,372,807)	-	-	(1,141,537)
5.04.03	Options Granted	-	34,290	-	-	-	34,290
5.04.04	Treasury Shares Acquired	-	(543,258)	-	-	-	(543,258)
5.04.05	Treasury Shares Sold	-	5,953	-	-	-	5,953
5.04.06	Dividends	-	-	(98,210)	-	-	(98,210)
5.04.07	Interest on Shareholders' Equity	-	-	(513,215)	-	-	(513,215)
5.04.08	Gain on Disposal of Shares	-	(1,478)	-	-	-	(1,478)
5.04.09	Treasury Shares Canceled	-	3,761,382	(3,761,382)	-	-	-
5.04.10	Valuation of shares	-	(7,822)	-	-	-	(7,822)
5.04.11	Options Canceled	-	(17,797)	-	-	-	(17,797)
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-
5.05	Total Comprehensive Income	-	-	-	69,668	113,808	183,476
5.05.01	Net Income for the Period	-	-	-	69,668	-	69,668
5.05.02	Other Comprehensive Income	-	-	-	-	113,808	113,808
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	1,250,347	1,250,347
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(424,179)	(424,179)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(104,598)	(104,598)
5.05.02.07	Tax on Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	40,012	40,012
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	7,533	7,533
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(655,307)	(655,307)
5.06	Statements of Changes in Shareholders' Equity	-	-	50,668	(50,668)	-	-
5.06.08	Tax Incentives Reserve	-	-	50,668	(50,668)	-	-
5.07	Balance at June 30, 2016	12,460,471	(709,685)	1,754,636	19,000	(965,706)	12,558,716

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Individual FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.17 to 06.30.17	Accumulated Previous Year 01.01.16 to 06.30.16
7.01	Revenues	14,047,528	15,923,344
7.01.01	Sales of Goods, Products and Services	14,120,649	15,263,207
7.01.02	Other Income	(402,168)	(92,990)
7.01.03	Revenue Related to Construction of Own Assets	339,156	717,132
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(10,109)	35,995
7.02	Raw Material Acquired from Third Parties	(9,469,291)	(10,531,094)
7.02.01	Costs of Products and Goods Sold	(8,162,374)	(8,476,491)
7.02.02	Materials, Energy, Third Parties Services and Other	(1,251,200)	(2,055,218)
7.02.03	Recovery (Loss) of Assets Values	(55,717)	615
7.03	Gross Added Value	4,578,237	5,392,250
7.04	Retentions	(665,888)	(673,110)
7.04.01	Depreciation, Amortization and Exhaustion	(665,888)	(673,110)
7.05	Net Added Value	3,912,349	4,719,140
7.06	Received from Third Parties	297,359	1,014,259
7.06.01	Equity Pick-Up	(48,916)	(1,242,846)
7.06.02	Financial Income	345,408	2,256,553
7.06.03	Other	867	552
7.07	Added Value to be Distributed	4,209,708	5,733,399
7.08	Distribution of Added Value	4,209,708	5,733,399
7.08.01	Payroll	1,782,038	1,981,788
7.08.01.01	Salaries	1,370,567	1,496,931
7.08.01.02	Benefits	311,961	377,551
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	99,510	107,306
7.08.02	Taxes, Fees and Contributions	1,197,202	1,484,325
7.08.02.01	Federal	274,126	703,365
7.08.02.02	State	906,386	763,757
7.08.02.03	Municipal	16,690	17,203
7.08.03	Capital Remuneration from Third Parties	1,679,213	2,197,618
7.08.03.01	Interests	1,594,366	2,096,583
7.08.03.02	Rents	84,847	101,035
7.08.04	Interest on Own Capital	(448,745)	69,668
7.08.04.01	Interest on Shareholders' Equity	-	513,215
7.08.04.02	Dividends	-	98,210
7.08.04.03	Retained Earnings	(448,745)	(541,757)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Consolidated FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.17	Previous Year 12.31.16
1	Total Assets	48,081,627	42,944,936
1.01	Current Assets	21,851,195	18,893,738
1.01.01	Cash and Cash Equivalents	8,510,902	6,356,919
1.01.02	Marketable Securities	408,387	622,285
1.01.02.01	Financial Investments Evaluated at Fair Value	308,612	515,045
1.01.02.01.01	Held for Trading	259,082	271,245
1.01.02.01.02	Available for Sale	49,530	243,800
1.01.02.02	Marketable Securities Evaluated at Amortized Cost	99,775	107,240
1.01.02.02.01	Held to Maturity	99,775	107,240
1.01.03	Trade Accounts Receivable	3,802,151	3,234,129
1.01.03.01	Trade Accounts Receivable	3,652,928	3,085,147
1.01.03.02	Other Receivables	149,223	148,982
1.01.04	Inventories	4,999,877	4,791,640
1.01.05	Biological Assets	1,625,758	1,644,939
1.01.06	Recoverable Taxes	1,286,784	1,234,795
1.01.06.01	Current Recoverable Taxes	1,286,784	1,234,795
1.01.06.01.01	Income and social contribution tax (IR/CS)	430,525	388,683
1.01.06.01.02	Recoverable Taxes	860,296	850,287
1.01.06.01.03	Provision for losses	(4,037)	(4,175)
1.01.08	Other Current Assets	1,217,336	1,009,031
1.01.08.01	Non-current Assets Held for Sale	39,332	-
1.01.08.01.01	Non-current Assets for Sale	39,332	-
1.01.08.02	Assets of Discontinued Operations	-	26,126
1.01.08.02.01	Assets of Discontinued Operations and Held for Sale	-	26,126
1.01.08.03	Other	1,178,004	982,905
1.01.08.03.01	Interest on Shareholders' Equity Receivable	-	7,448
1.01.08.03.02	Derivatives	78,711	198,015
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	47,930	45,267
1.01.08.03.06	Restricted Cash	450,793	218,251
1.01.08.03.10	Other	600,570	513,924
1.02	Non-current Assets	26,230,432	24,051,198
1.02.01	Non-current Assets	6,438,743	5,573,723
1.02.01.01	Financial Investments Evaluated at Fair Value	371,356	379,475
1.02.01.01.02	Available for Sale	371,356	379,475
1.02.01.02	Marketable Securities Evaluated at Amortized Cost	150,487	148,253
1.02.01.02.01	Held to Maturity	150,487	148,253
1.02.01.03	Trade Accounts Receivable	143,666	197,225
1.02.01.03.01	Trade Accounts Receivable	13,914	10,701
1.02.01.03.02	Other Receivables	129,752	186,524
1.02.01.05	Biological Assets	913,065	917,345
1.02.01.06	Deferred Taxes	1,927,349	1,103,146
1.02.01.06.01	Deferred Income Tax and Social Contribution	1,927,349	1,103,146
1.02.01.08	Receivables from related parties	790	-
1.02.01.08.04	Receivables from related parties	790	-
1.02.01.09	Other Non-current Assets	2,932,030	2,828,279
1.02.01.09.03	Judicial Deposits	748,609	732,571
1.02.01.09.05	Income and social contribution tax (IR/CS)	55,579	45,061
1.02.01.09.06	Recoverable Taxes	1,747,586	1,633,957
1.02.01.09.07	Provision for losses	(178,749)	(160,436)
1.02.01.09.09	Accounts Receivable from Disposal of Equity Interest	4,247	28,897
1.02.01.09.10	Restricted Cash	439,511	427,557
1.02.01.09.11	Other	115,247	120,672
1.02.02	Investments	82,627	58,683
1.02.02.01	Investments	82,627	58,683
1.02.02.01.01	Equity in Associates	74,869	57,325
1.02.02.01.04	Other	7,758	1,358
1.02.03	Property, Plant and Equipment, Net	12,510,810	11,746,238
1.02.03.01	Property, Plant and Equipment in Operation	11,646,795	10,680,586
1.02.03.02	Property, Plant and Equipment Leased	235,213	179,648
1.02.03.03	Property, Plant and Equipment in Progress	628,802	886,004
1.02.04	Intangible	7,198,252	6,672,554
1.02.04.01	Intangible	7,198,252	6,672,554
1.02.04.01.02	Software	207,092	164,033
1.02.04.01.03	Trademarks	1,465,492	1,313,194
1.02.04.01.04	Goodwill	4,692,788	4,343,550
1.02.04.01.05	Software Leased	33,375	15,209
1.02.04.01.06	Other	799,505	836,568

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.17	Previous Year 12.31.16
2	Total Liabilities	48,081,627	42,944,936
2.01	Current Liabilities	13,464,828	12,640,423
2.01.01	Social and Labor Obligations	311,126	296,766
2.01.01.01	Social Obligations	160,774	146,648
2.01.01.02	Labor Obligations	150,352	150,118
2.01.02	Trade Accounts Payable	6,596,132	7,175,420
2.01.02.01	Domestic Suppliers	4,437,543	5,122,256
2.01.02.01.01	Domestic Suppliers	4,072,506	4,115,181
2.01.02.01.02	Supply Chain Finance	365,037	1,007,075
2.01.02.02	Foreign Suppliers	2,158,589	2,053,164
2.01.02.02.01	Foreign Suppliers	1,982,235	1,724,657
2.01.02.02.02	Supply Chain Finance	176,354	328,507
2.01.03	Tax Obligations	356,446	319,620
2.01.03.01	Federal Tax Obligations	122,471	118,032
2.01.03.01.01	Income Tax and Social Contribution Payable	76,861	64,149
2.01.03.01.02	Other Federal	45,610	53,883
2.01.03.02	State Tax Obligations	231,266	198,675
2.01.03.03	Municipal Tax Obligations	2,709	2,913
2.01.04	Short Term Debts	4,387,496	3,245,004
2.01.04.01	Short Term Debts	4,387,496	3,245,004
2.01.04.01.01	Local Currency	2,412,363	1,987,925
2.01.04.01.02	Foreign Currency	1,975,133	1,257,079
2.01.05	Other Obligations	987,501	936,715
2.01.05.02	Other	987,501	936,715
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	2,404	2,307
2.01.05.02.04	Derivatives	223,452	529,571
2.01.05.02.05	Management and Employees Profit Sharing	6,502	5,108
2.01.05.02.08	Other Obligations	755,143	399,729
2.01.06	Provisions	826,127	666,898
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	323,096	276,202
2.01.06.01.01	Tax Risk Provisions	40,610	44,064
2.01.06.01.02	Social Security and Labor Risk Provisions	230,693	200,556
2.01.06.01.04	Civil Risk Provisions	51,793	31,582
2.01.06.02	Other Provisons	503,031	390,696
2.01.06.02.04	Vacations and Christmas Bonuses Provisions	426,324	313,989
2.01.06.02.05	Employee Benefits Provisions	76,707	76,707
2.02	Non-current Liabilities	22,874,587	18,085,160
2.02.01	Long-term Debt	19,592,526	15,717,376
2.02.01.01	Long-term Debt	19,592,526	15,717,376
2.02.01.01.01	Local Currency	7,488,165	6,655,730
2.02.01.01.02	Foreign Currency	12,104,361	9,061,646
2.02.02	Other Obligations	1,366,624	850,552
2.02.02.02	Other	1,366,624	850,552
2.02.02.02.06	Other Obligations	1,366,624	850,552
2.02.03	Deferred Taxes	341,284	156,179
2.02.03.01	Deferred Income Tax and Social Contribution	341,284	156,179
2.02.04	Provisions	1,574,153	1,361,053
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	1,272,651	1,107,669
2.02.04.01.01	Tax Risk Provisions	242,825	237,651
2.02.04.01.02	Social Security and Labor Risk Provisions	341,759	279,186
2.02.04.01.04	Civil Risk Provision	193,478	90,922
2.02.04.01.05	Contingent Liabilities	494,589	499,910
2.02.04.02	Other Provisons	301,502	253,384
2.02.04.02.04	Employee Benefits Provisions	301,502	253,384
2.03	Shareholders' Equity	11,742,212	12,219,353
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	(690,314)	(680,850)
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	257,975	236,208
2.03.02.05	Treasury Shares	(721,856)	(721,856)
2.03.02.07	Gain on Disposal of Shares	(87,768)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Shareholders	(105,561)	(47,417)
2.03.02.09	Acquisition of Non-Controlling Shareholders	(199,296)	(240,883)
2.03.04	Profit Reserves	1,350,675	1,350,675
2.03.04.01	Legal Reserves	540,177	540,177
2.03.04.02	Statutory Reserves	170,756	170,756
2.03.04.07	Tax Incentives Reserve	639,742	639,742
2.03.05	Accumulated Earnings / Loss	(448,745)	-
2.03.08	Other Comprehensive Income	(1,310,138)	(1,290,318)
2.03.08.01	Derivative Financial Instruments	(649,310)	(575,861)
2.03.08.02	Financial Instrument (Available for Sale)	(37,043)	(25,998)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(637,715)	(693,835)
2.03.08.04	Actuarial Losses	13,930	5,376
2.03.09	Non-controlling Interest	380,263	379,375

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Consolidated FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.17 to 06.30.17	Accumulated Current Year 01.01.17 to 06.30.17	Previous Quarter 04.01.16 to 06.30.16	Accumulated Previous Year 01.01.16 to 06.30.16
3.01	Net Sales	8,026,624	15,836,073	8,514,568	16,634,898
3.02	Cost of Goods Sold	(6,380,523)	(12,740,463)	(6,596,310)	(12,685,915)
3.03	Gross Profit	1,646,101	3,095,610	1,918,258	3,948,983
3.04	Operating (Expenses) Income	(1,536,899)	(2,918,207)	(1,389,484)	(2,765,181)
3.04.01	Selling	(1,125,127)	(2,207,903)	(1,230,100)	(2,437,720)
3.04.02	General and Administrative	(148,733)	(277,884)	(142,265)	(276,060)
3.04.04	Other Operating Income	29,862	94,331	89,331	135,882
3.04.05	Other Operating Expenses	(299,062)	(540,445)	(111,035)	(204,009)
3.04.06	Income from Associates and Joint Ventures	6,161	13,694	4,585	16,726
3.05	Income Before Financial and Tax Results	109,202	177,403	528,774	1,183,802
3.06	Financial Results	(694,994)	(1,107,539)	(503,692)	(1,107,982)
3.06.01	Financial Income	55,277	580,846	834,378	1,787,449
3.06.02	Financial Expenses	(750,271)	(1,688,385)	(1,338,070)	(2,895,431)
3.07	Income Before Taxes	(585,792)	(930,136)	25,082	75,820
3.08	Income and Social Contribution	419,480	478,090	(7,964)	(17,279)
3.08.01	Current	24,378	(63,912)	(168,037)	(277,514)
3.08.02	Deferred	395,102	542,002	160,073	260,235
3.09	Net Income from Continued Operations	(166,312)	(452,046)	17,118	58,541
3.11	Net Income	(166,312)	(452,046)	17,118	58,541
3.11.01	Attributable to: Controlling Shareholders	(167,311)	(448,745)	30,606	69,668
3.11.02	Attributable to: Non-controlling Interest	999	(3,301)	(13,488)	(11,127)
3.99	Earnings per share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	(0.20815)	(0.56576)	0.02127	0.07274
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	(0.20815)	(0.56576)	0.02127	0.07273

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.17 to 06.30.17	Accumulated Current Year 01.01.17 to 06.30.17	Previous Quarter 04.01.16 to 06.30.16	Accumulated Previous Year 01.01.16 to 06.30.16
4.01	Net Income	(166,312)	(452,046)	17,118	58,541
4.02	Other Comprehensive Income	7,049	(19,820)	(92,738)	113,808
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	89,298	56,120	(360,601)	(655,307)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	52,842	(10,746)	(55,715)	(104,598)
4.02.03	Taxes on Unrealized Gains (Losses) on Investments on Available for Sale Marketable Securities	(19,570)	(299)	21,016	40,012
4.02.04	Unrealized Gains (Losses) on Cash Flow Hedge	(182,760)	(105,141)	451,813	1,250,347
4.02.05	Taxes on Unrealized Gains (Losses) on Cash Flow Hedge	63,046	31,692	(153,015)	(424,179)
4.02.06	Actuarial Gains (Losses) on Pension and Post-employment Plans	6,443	13,052	5,705	11,415
4.02.07	Taxes on Realized Gains (Losses) on Pension Post-employment Plans	(2,250)	(4,498)	(1,941)	(3,882)
4.03	Comprehensive Income	(159,263)	(471,866)	(75,620)	172,349
4.03.01	Attributable to: BRF Shareholders	(160,262)	(468,565)	(62,132)	183,476
4.03.02	Attributable to: Non-Controlling Shareholders	999	(3,301)	(13,488)	(11,127)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Consolidated FS / Statement of Cash Flows

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.17 to 06.30.17	Accumulated Previous Year 01.01.16 to 06.30.16
6.01	Net Cash Provided by Operating Activities	(433,198)	(36,393)
6.01.01	Cash from Operations	995,763	(157,936)
6.01.01.01	Net Income for the Period	(448,745)	69,668
6.01.01.02	Non-controlling Interest	(3,301)	(11,127)
6.01.01.03	Depreciation and Amortization	519,399	455,021
6.01.01.04	Depreciation and Depletion of Biological Assets	384,007	318,737
6.01.01.05	Results on Disposals of Property, Plant and Equipments	(4,557)	8,413
6.01.01.07	Gain on the Acquisition of Equity Interest	-	(58,812)
6.01.01.08	Deferred Income Tax	(542,002)	(260,235)
6.01.01.09	Provision for Tax, Civil and Labor Risks	228,019	134,602
6.01.01.10	Interest and Exchange Rate Variations	812,064	(769,223)
6.01.01.11	Equity Pick-Up	(13,694)	(16,726)
6.01.01.17	Others	64,573	(28,254)
6.01.02	Changes in Operating Assets and Liabilities	(1,428,961)	121,543
6.01.02.01	Trade Accounts Receivable	(403,594)	947,681
6.01.02.02	Inventories	(83,616)	(355,414)
6.01.02.03	Trade Accounts Payable	75,823	316,669
6.01.02.04	Supply Chain Finance	(794,305)	(430,968)
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(175,676)	(129,136)
6.01.02.06	Others Operatins Assets and Liabilities	634,362	(542,304)
6.01.02.07	Investment in Held for Trading Securities	(204,626)	(611,720)
6.01.02.08	Redemption of Held for Trading Securities	228,305	610,902
6.01.02.11	Fair value for for Assets and Liabilities	(307,609)	1,079,563
6.01.02.12	Payment of Interest	(720,192)	(470,895)
6.01.02.13	Payment of Income Tax and Social Contribution	(34,637)	(2,073)
6.01.02.14	Interest on Shareholders' Equity Received	7,661	11,618
6.01.02.15	Biological Assets - Current	123,690	(298,807)
6.01.02.16	Interest Received	225,453	(3,573)
6.02	Net Cash Provided by Investing Activities	(1,798,489)	(2,851,492)
6.02.01	Marketable Securities	(7,609)	-
6.02.02	Redemptions of Marketable Securities	30,357	-
6.02.04	Redemptions of Available for Sale Securities	203,858	-
6.02.05	Redemptions of Restricted Cash (Investments)	(300,025)	1,184,024
6.02.06	Additions to Property, Plant and Equipment	(559,704)	(922,465)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	79,958	79,666
6.02.09	Additions to Intangible	(44,599)	(50,031)
6.02.10	Additions to Biological Assets - Non-current	(363,372)	(380,083)
6.02.11	Investments in Associates and Joint Venturies	(610)	(630)
6.02.12	Business Combination, net of cash	(836,743)	(2,761,973)
6.03	Net Cash Provided by Financing Activities	4,272,634	2,555,753
6.03.01	Proceeds from Debt Issuance	6,883,310	5,019,228
6.03.02	Payment of Debt	(2,610,676)	(1,261,641)
6.03.03	Interest on Shareholders' Equity and Dividends Paid	-	(663,051)
6.03.06	Treasury Shares Acquisition	-	(543,258)
6.03.07	Treasury Shares Disposal	-	4,475
6.04	Exchange Rate Variation on Cash and Cash Equivalents	113,036	(399,849)
6.05	Decrease (Increase) in Cash and Cash Equivalents	2,153,983	(731,981)
6.05.01	At the Beginning of the Period	6,356,919	5,362,890
6.05.02	At the End of the Period	8,510,902	4,630,909

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the Period from 01/01/2017 to 06/30/2017

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2017	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978	379,375	12,219,353
5.03	Opening Balance Adjusted	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978	379,375	12,219,353
5.04	Share-based Payments	-	(9,464)	-	-	-	(9,464)	4,189	(5,275)
5.04.03	Options Granted	-	21,767	-	-	-	21,767	-	21,767
5.04.11	Options Canceled	-	(14,674)	-	-	-	(14,674)	-	(14,674)
5.04.12	Acquisition of Non-Controlling Entities	-	(16,557)	-	-	-	(16,557)	-	(16,557)
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	4,189	4,189
5.05	Total Comprehensive Income	-	-	-	(448,745)	(19,820)	(468,565)	(3,301)	(471,866)
5.05.01	Net Income for the Period	-	-	-	(448,745)	-	(448,745)	(3,301)	(452,046)
5.05.02	Other Comprehensive Income	-	-	-	-	(19,820)	(19,820)	-	(19,820)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(105,141)	(105,141)	-	(105,141)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	31,692	31,692	-	31,692
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	(10,746)	(10,746)	-	(10,746)
5.05.02.07	Tax on Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	(299)	(299)	-	(299)
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	8,554	8,554	-	8,554
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	56,120	56,120	-	56,120
5.07	Balance at June 30, 2017	12,460,471	(690,314)	1,350,675	(448,745)	(1,310,138)	11,361,949	380,263	11,742,212

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2016 to 06/30/2016

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2016	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777	319,076	13,835,853
5.03	Opening Balance Adjusted	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777	319,076	13,835,853
5.04	Share-based Payments	-	3,231,270	(4,372,807)	-	-	(1,141,537)	(5,413)	(1,146,950)
5.04.03	Options Granted	-	34,290	-	-	-	34,290	-	34,290
5.04.04	Treasury Shares Acquired	-	(543,258)	-	-	-	(543,258)	-	(543,258)
5.04.05	Treasury Shares Sold	-	5,953	-	-	-	5,953	-	5,953
5.04.06	Dividends	-	-	(98,210)	-	-	(98,210)	-	(98,210)
5.04.07	Interest on Shareholders' Equity	-	-	(513,215)	-	-	(513,215)	-	(513,215)
5.04.08	Gain on Disposal of Shares	-	(1,478)	-	-	-	(1,478)	-	(1,478)
5.04.09	Treasury Shares Canceled	-	3,761,382	(3,761,382)	-	-	-	-	-
5.04.10	Valuation of shares	-	(7,822)	-	-	-	(7,822)	-	(7,822)
5.04.11	Options Canceled	-	(17,797)	-	-	-	(17,797)	-	(17,797)
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	(5,413)	(5,413)
5.05	Total Comprehensive Income	-	-	-	69,668	113,808	183,476	(11,127)	172,349
5.05.01	Net Income for the Period	-	-	-	69,668	-	69,668	(11,127)	58,541
5.05.02	Other Comprehensive Income	-	-	-	-	113,808	113,808	-	113,808
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	1,250,347	1,250,347	-	1,250,347
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(424,179)	(424,179)	-	(424,179)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(104,598)	(104,598)	-	(104,598)
5.05.02.07	Tax on Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	40,012	40,012	-	40,012
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	7,533	7,533	-	7,533
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(655,307)	(655,307)	-	(655,307)
5.06	Statements of Changes in Shareholders' Equity	-	-	50,668	(50,668)	-	-	-	-
5.06.08	Tax Incentives Reserve	-	-	50,668	(50,668)	-	-	-	-
5.07	Balance at June 30, 2016	12,460,471	(709,685)	1,754,636	19,000	(965,706)	12,558,716	302,536	12,861,252

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

Consolidated FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.17 to 06.30.17	Accumulated Previous Year 01.01.16 to 06.30.16
7.01	Revenues	17,484,215	18,995,955
7.01.01	Sales of Goods, Products and Services	17,525,049	18,153,527
7.01.02	Other Income	(428,814)	(45,935)
7.01.03	Revenue Related to Construction of Own Assets	399,238	848,647
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(11,258)	39,716
7.02	Raw Material Acquired from Third Parties	(11,815,848)	(12,787,087)
7.02.01	Costs of Products and Goods Sold	(9,954,808)	(10,191,445)
7.02.02	Materials, Energy, Third Parties Services and Other	(1,825,697)	(2,587,521)
7.02.03	Recovery of Assets Values	(35,343)	(8,121)
7.03	Gross Added Value	5,668,367	6,208,868
7.04	Retentions	(903,406)	(773,758)
7.04.01	Depreciation, Amortization and Exhaustion	(903,406)	(773,758)
7.05	Net Added Value	4,764,961	5,435,110
7.06	Received from Third Parties	596,435	1,804,791
7.06.01	Equity Pick-Up	13,694	16,726
7.06.02	Financial Income	580,846	1,787,449
7.06.03	Other	1,895	616
7.07	Added Value to be Distributed	5,361,396	7,239,901
7.08	Distribution of Added Value	5,361,396	7,239,901
7.08.01	Payroll	2,483,719	2,349,614
7.08.01.01	Salaries	1,912,392	1,810,074
7.08.01.02	Benefits	453,398	430,102
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	117,929	109,438
7.08.02	Taxes, Fees and Contributions	1,464,860	1,748,946
7.08.02.01	Federal	555,436	942,210
7.08.02.02	State	884,674	784,722
7.08.02.03	Municipal	24,750	22,014
7.08.03	Capital Remuneration from Third Parties	1,864,863	3,082,800
7.08.03.01	Interests	1,709,413	2,914,313
7.08.03.02	Rents	155,450	168,487
7.08.04	Interest on Own Capital	(452,046)	58,541
7.08.04.01	Interest on Shareholders' Equity	-	513,215
7.08.04.02	Dividends	-	98,210
7.08.04.03	Retained Earnings	(448,745)	(541,757)
7.08.04.04	Non-Controlling Interest	(3,301)	(11,127)

MANAGEMENT REPORT ON THE RESULTS

IN THE SECOND QUARTER 2017

INDEX

General Information.....Page 03
Letter Abilio Diniz and Pedro Faria.....Page 04
Financial Highlights.....Page 05
Second Quarter 2017 Results.....Page 06
Industry Scenario and Dynamics.....Page 07
2Q17 Consolidated Result.....Page 10
Net Operating Revenues.....Page 10
Gross Profit.....Page 10
Operating Expenses.....Page 11
Other Operating Results.....Page 12
EBIT.....Page 12
Financial Result.....Page 13
Net Income (Loss).....Page 13
EBITDA.....Page 13
Performance by Region.....Page 14
Brazil.....Page 15
OneFoods.....Page 18
Asia.....Page 19
Europa / Eurasia.....Page 20
LATAM (Latin America).....Page 21
Africa.....Page 22
Other Segments.....Page 23
Corporate.....Page 23
Investiments (CAPEX).....Page 24
Financial Cycle.....Page 25
Managerial Free Cash Flow.....Page 26
Indebtedness.....Page 28
Slaughtering and Production.....Page 30
Relationship with Independent Auditors.....Page 30
Disclaimer.....Page 29
P&L.....Page 31
Balance Sheet.....Page 32

FINANCIAL HIGHLIGHTS

- Net operating revenues of R$8,027 million, 2.8% higher than in 1Q17;
- Gross profit of R$1,646 million (+13.6% q/q). Gross margin of 20.5%, 1.9 p.p. higher than in 1Q17;
- EBITDA of R$575 million (+13.7% q/q), with an EBITDA margin of 7.2%, representing an increase of 0.7 p.p. compared to 1Q17;
- CAPEX of R$457 million in the quarter;
- As adjusted by (pro forma) impacts of acquired companies, we had: a financial cycle of 38.2 days, representing 5.3 days ahead of 1T17;

Key Financial Indicators

Results - R$ Million	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Gross Revenues	**9,441**	**9,806**	**(3.7%)**	**9,180**	**2.9%**
Net Revenues	**8,027**	**8,515**	**(5.7%)**	**7,809**	**2.8%**
Gross Profit	1,646	1,918	(14.2%)	1,450	13.6%
Gross Margin (%)	20.5%	22.5%	(2.0) p.p.	18.6%	1.9 p.p.
EBIT	109	529	(79.3%)	68	60.1%
EBIT Margin (%)	1.4%	6.2%	(4.8) p.p.	0.9%	0.5 p.p.
EBITDA	**575**	**944**	**(39.1%)**	**506**	**13.7%**
EBITDA Margin (%)	7.2%	11.1%	(3.9) p.p.	6.5%	0.7 p.p.
Net Income	**(167)**	**31**	**-**	**(281)**	**(40.6%)**
Net Margin (%)	(2.1%)	0.4%	(2.4) p.p.	(3.6%)	1.5 p.p.
Earnings per share[1]	**(0.21)**	**0.04**	**-**	**(0.35)**	**(40.6%)**

[1] Consolidated Earnings per Share (in R$), excluding Treasury Shares.

Management's Report for the Second Quarter 2017 Results
05

2ND QUARTER 2017 RESULTS (2Q17)

Highlights of the Quarter and Subsequent Events

• Announcement of a new step in the improvement process of our organizational structure. The new format will include 14 vice presidencies who directly report to our Global CEO, Pedro Faria, aiming at a more integrated and transversal management for the following areas: Brazil, OneFoods, International (consolidating the Europe/Eurasia, Asia, Africa, and Americas regions), Southern Cone (Argentina, Peru, Paraguay, and Uruguay), Corporate Development & Growth, Supply Planning, Global Operations, Quality, Management & Information, Corporate Integrity, Finance, Marketing, HR, and Corporate Efficiency.

• Appointment of Alessandro Bonorino, former vice-president of Human Resources of IBM, as vice-president of Human Resources as of August 21, 2017.

• Lifting of restrictions imposed to the Perdigão brand by the Brazilian Antitrust Authority (Conselho Administrativo de Defesa Econômica–CADE) in 2011, due to the approval of BRF's incorporation.

• Creation of BRF Ingredients, a new business unit responsible for adding value to our coproducts and optimizing our production chain. BRF Ingredients will operate on the following four fronts: (i) animal nutrition; (ii) human nutrition; (iii) plant nutrition (fertilizers); and (iv) health care (health and wellness). The creation of the new business unit is accompanied by the opening of our first plant of hydrolyzed protein in the city of Concórdia, State of Santa Catarina, which has already been operating on a commercial scale since June.

• Innovations: we relaunched Perdigão's line of lasagnas in the domestic market, launched Qualy in the Argentinian market, and launched the new flow packs and new chicken and pork SKUs in the frozen and barbecue lines.

• Completion of the acquisition of 79.48% of the shares of Banvit, marking the entry of OneFoods in the Turkish market, with the consolidation of results as of June.

Management's Report for the Second Quarter 2017 Results
06

INDUSTRY SCENARIO AND DYNAMICS

Following a summer crop of approximately 30 million tons and the near achievement of a second corn crop record (projection of 66 million tons vs. a historical average of 40 million tons, according to the National Supply Company (Companhia Nacional de Abastecimento – Conab), the grain price scenario followed a downward trend in 2Q17, approximating historical levels in some regions of Brazil. As a result, the average corn price decreased significantly, by 40% y/y and 18% q/q, while the average price of soybean meal decreased by 23% y/y and 2% q/q.

We noted that the cost of Brazilian producers benefited from this scenario in the quarterly comparison; however, not as much as desired. This is explained by the delay caused by the animal life cycle and inventories in the chain, factors that are inherent to this industry's structure. Accordingly, notwithstanding the ongoing recovery in the cost of producers, this effect will be more significantly noted as of the second semester, as Brazil resumes its benchmark position, with the lowest global production cost, as set forth in the chart below.

Feed Cost in Brazil and Selected Markets

Dif. Brazil - USA
Brazil
USA
Europe
Poland
Ukraine
Cost of feed USD/bag
Spread USD/bag
22.50
20.00
17.50
15.00
12.50
10.00
7.50
5.00
2.50
0.00
15.00
12.50
10.00
7.50
5.00
2.50
-
-2.50
-5.00
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Nov-15
Jan-16
Mar-16
May-16
Jul-16
Sep-16
Nov-16
Jan-17
Mar-17
May-17
Jul-17

Source: ESALQ, CBOT, Euronext, Bloomberg, and BM&F.

During 2Q17, the margins of Brazilian producers remained pressured, maintaining the downward trend of levels of placement and production of chicken in Brazil.

Management's Report for the Second Quarter 2017 Results
07

INDUSTRY SCENARIO AND DYNAMICS

Chicken Placement - Brazil LTM

Heads (Million)
%y/y
6,800
6,600
6,400
6,200
6,000
5,800
5,600
10%
5%
0%
-5%
-10%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17

Chicken Production - Brazil LTM

Heads (Million)
%y/y
14,000
13,000
12,000
11,000
10,000
10%
5%
0%
-5%
-10%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17

Source: APINCO.

In addition to the lower levels of production of chicken in Brazil, other factors affected the industry, as follows: (i) the effects of the Weak Flesh Operation, (ii) a lower demand in certain regions; and (iii) shipment delays in the port of Itajaí in May due to heavy rainfall, contributing to a decrease of 14.3% y/y in Brazilian exports, according to data from the Foreign Trade Office (Secretaria de Comércio Exterior – SECEX).

Chicken Exports - Brazil

Volume (Thousand tons)
%y/y
1,000
500
0
20%
10%
0%
-10%
-20%
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17

Source: SECEX.

With regards to the international market, the lower volume of Brazilian exports and the less vigorous increase in Polish production continue to strengthen the prices of turkey and chicken in Europe.

Management's Report for the Second Quarter 2017 Results
08

INDUSTRY SCENARIO AND DYNAMICS

Production of Turkey - Poland
Range 2011-2015
2016
2017
34
29
24
19
14
Thousand tons
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

Price of Turkey/Feed - Poland
9.00
8.00
7.00
6.00
5.00
4.00
3.00
jun-12
nov-12
apr-13
sep-13
feb-14
jul-14
dec-14
may-15
oct-15
mar-16
aug-16
jan-17
jun-17

Source: Local government.

In Asia, the levels of inventory in Japan returned to normal and the strong local demand continue to support U.S. dollar prices in the country. On the other hand, Ukrainian, Saudi, and Brazilian producers are still pressuring market prices in the Middle East due to an excess supply.

Local Inventory - Japan
190
170
150
130
110
90
70
Thousand tons
Dec-10
Jul-11
Feb-12
Sep-12
Apr-12
Nov-13
Jun-14
Jan-15
Aug-15
Mar-15
Oct-15
May-17

Chicken Production - Ukraine
Range 2011-2015
2017
2016
125
115
105
95
85
75
Thousand tons
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

Source: ALIC and local government.

In summary, as mentioned above, the global industry recovery is in progress, albeit different dynamics in the main regions. Asian markets are leading this trend, with growing prices and volumes. Europe is undergoing a transition period and, although volumes are still low, the price dynamics is healthier. In the Middle East, we note the same recovery trend, but at a much slower pace due to a still high inventory level and competitive environment.

Following so many unprecedented events in this industry, we note that the industry currently tends to recover its usual state, with: (i) Brazil resuming its benchmark position in terms of production cost; and (ii) international chicken prices gradually returning to healthy levels.

Management's Report for the Second Quarter 2017 Results
09

2Q17 CONSOLIDATED RESULT

Net Operating Revenues (NOR)

In 2Q17, consolidated net operating revenues of BRF totaled R$8.0 billion, representing an increase of 2.8% q/q, primarily due to a better operating performance of the international market, which already shows signs of recovery in some regions. The consolidated volume of the Company increased by 1.0% q/q, driven by higher volumes in Asia and Turkey. At the same time, the average price in Reais in the quarter increased by 1.8% q/q, due to a more optimistic competitive market in some international markets and the depreciation of the BRL against other currencies, such as the USD (2.3% q/q), EUR (5.7% q/q) and GBP (5.6% q/q).

Volumes - thousand tons	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Poultry (In Natura)	516	501	3.0%	493	4.8%
Pork and Others (In Natura)	73	87	(15.7%)	84	(12.3%)
Processed foods	494	504	(2.0%)	499	(1.1%)
Others Sales	86	79	8.5%	83	4.0%
Total	**1,169**	**1,171**	**(0.2%)**	**1,158**	**1.0%**
NOR - R$ Million	**8,027**	**8,515**	**(5.7%)**	**7,809**	**2.8%**
Average Price (NOR)	6.86	7.27	(5.6%)	6.74	1.8%

Gross Profit

In 2Q17, our gross margin reached 20.5%, representing an increase of 1.9 p.p. q/q. We were able to mitigate some noticeable events that negatively affected our costs in the quarter, masking the initial cost improvement already noted in some regions, as the cost of grains was lower. The following events stand out: (i) discounts due to the shelf life of products (FIFO effect) increased by R$103 million q/q in Brazil; and (ii) the cost of storage and freight increased due to shipping delays in the South of Brazil.

Gross Profit - R$ Million	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Gross Profit	1,646	1,918	(14.2%)	1,450	13.6%
Gross Margin (%)	20.5%	22.5%	(2.0) p.p.	18.6%	1.9 p.p.

Management's Report for the Second Quarter 2017 Results
10

2Q17 CONSOLIDATED RESULT

Operating Expenses

In 2Q17, SG&A increased by 5.1% q/q due to: (i) the consolidation of expenses related to the structuring of the Banvit acquisition in Turkey; (ii) expenses with logistics and storage support; and (iii) institutional expenses, as well as expenses with consulting services and audits. Accordingly, our SG&A as a percentage of NOR reached 15.9% in the quarter, representing a slight increase of 0.4 p.p. q/q, and a decrease of 0.2 p.p. y/y. We remain focused on the optimization of our expenses, maintaining our LTM SG&A as a percentage of NOR below historical levels for the second consecutive quarter.

Operating Expenses - R$ Million	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Selling Expenses	(1,125)	(1,230)	(8.5%)	(1,083)	3.9%
% of the NOR	(14.0%)	(14.4%)	0.4 p.p.	(13.9%)	(0.2) p.p.
General and Administrative Expenses	(149)	(142)	4.5%	(129)	15.2%
% of the NOR	(1.9%)	(1.7%)	(0.2) p.p.	(1.7%)	(0.2) p.p.
Operating Expenses	(1,274)	(1,372)	(7.2%)	(1,212)	5.1%
% of the NOR	(15.9%)	(16.1%)	0.2 p.p.	(15.5%)	(0.4) p.p.

SG&A LTM - %NOR
16.7%
16.7%
16.3%
15.9%
16.1%
16.0%
16.3%
16.5%
16.4%
16.4%
16.4%
16.4%
16.2%
16.1%
Average: 16,3%
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
%NOR
Average

Management's Report for the Second Quarter 2017 Results
11

2Q17 CONSOLIDATED RESULT

Other Operating Results

In 2Q17, other operating results totaled a net expense of R$269.2 million, representing an increase of R$92.3 million q/q. As noted in the first quarter, this increase is mainly due to non-recurring expenses in the period, including: (i) R$117.7 million related to operating losses resulting from the Weak Flesh Operation, such as losses in connection with product returns, additional freight and storage, and adjustments in the value of inventories, among others; (ii) R$36.9 million related to provisions for a public-interest civil action in a number of locations; and (iii) R$13.2 million related to a specific civil contingency pending for more than 20 years.

Other Operating Results - R$ Million	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Other Operating Revenues	30	89	(66.6%)	64	(53.7%)
Other Operating Expenses	(299)	(111)	-	(241)	23.9%
Other Operating Results	(269)	(22)	-	(177)	52.2%
% of the NOR	(3.4%)	(0.3%)	(3.1) p.p.	(2.3%)	(1.1) p.p.

EBIT

Consolidated EBIT totaled R$109.2 million in 2Q17, representing an increase of 0.5 p.p. q/q in margin due to an improvement in operating results. This recovery could have been more significant had the non-recurring events recorded in Other Results not taken place.

EBIT - R$ Million	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Gross Profit	1,646	1,918	(14.2%)	1,450	13.6%
Operating Expenses	(1,274)	(1,372)	(7.2%)	(1,212)	5.1%
Other Operating Results	(269)	(22)	-	(177)	52.2%
Equity Income	6	5	34.4%	8	(18.2%)
EBIT	109	529	(79.3%)	68	60.1%
EBIT Margin (%)	1.4%	6.2%	(4.8) p.p.	0.9%	0.5 p.p.

Management's Report for the Second Quarter 2017 Results
12

PERFORMANCE BY REGION

In order to align the results of the Company with its new organizational structure, BRF will now report the results from its International operation on a consolidated basis as of 3Q17. The new division, considering the former structure, encompasses the results of Asia, Europe/Eurasia, Americas, and Africa. The results from the Southern Cone region will be reported separately. The other structures, Brazil, OneFoods, Other Segments, and Corporate, remain unchanged.

Nonetheless, we will provide the spreadsheet of fundamentals, including a reconciliation of historical results of the new and the former organizational structure at the Company's investor relations website.

Performance by Region 2Q17	Total	Brazil	OneFoods	Asia	Europe/ Eurasia	LATAM	Africa	Other Segments	Corporate
Volume (Thousand Tons)	1,169	495	258	173	89	64	25	66	-
NOR (R$, Million)	8,027	3,534	1.577	1,090	883	540	89	314	-
Average Price NOR - R$	6.86	7.13	6.11	6.30	9.91	8.48	3.63	4.78	-
Gross Profit (R$, Million)	1,646	894	286	210	113	90	(1)	55	-
Gross Margin (%)	20.5%	25.3%	18.1%	19.2%	12.7%	16.7%	(0.9%)	17.6%	-
EBIT (R$, Million)	109	248	(50)	117	16	9	(34)	35	(232)
EBIT Margin (%)	1.4%	7.0%	(3.2%)	10.7%	1.9%	1.7%	(38.1%)	11.1%	-
EBITDA (R$, Million)	575	481	25	188	74	26	(28)	41	(232)
EBITDA Margin (%)	7.2%	13.6%	1.6%	17.2%	8.3%	4.8%	(31.6%)	13.1%	-

Management's Report for the Second Quarter 2017 Results
14

PERFORMANCE BY REGION
BRAZIL

In 2Q17, results from Brazil were very weak, with volumes well below planned in April, affected by the calendar effect and somehow affected by the Weak Flesh Operation. Nonetheless, we managed to recover a portion of this volume in May and June, closing the quarter with a total volume virtually in line with the quarterly and annual comparisons. The Rota channel was most affected, primarily in April, due to its higher calendar exposure.

Brazil	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Volume (Thousand Tons)	495	495	0.1%	498	(0.4%)
Poultry (In Natura)	106	76	38.1%	110	(4,.3%)
Pork and Others (In Natura)	26	26	(1.4%)	26	(0,5%)
Processed foods	364	381	(4.5%)	361	0.8%
Others Sales	0	11	(99.6%)	0	-
Net Operating Revenues (R$, Million)	3,534	3.566	(0.9%)	3,654	(3.3%)
Average price (R$/Kg)	7.13	7.20	(0.9%)	7.34	(2.8%)
Gross Profit (R$, Million)	894	912	(2.0%)	979	(8.7%)
Gross Margin (%)	25.3%	25.6%	(0.3) p.p.	26.8%	(1.5) p.p.
EBIT (R$, Million)	248	202	22.6%	331	(25.1%)
EBIT Margin (%)	7.0%	5.7%	1.3 p.p.	9.0%	(2.0) p.p.
EBITDA (R$, Million)	481	370	30.1%	537	(10.4%)
EBITDA Margin (%)	13.6%	10.4%	3.2 p.p.	14.7%	(1.1) p.p.

Management's Report for the Second Quarter 2017 Results
15

PERFORMANCE BY REGION BRAZIL

Total Volume Brazil (tons)
200.000
150.000
100.000
50.000
0
165.849
134.286
189.666
171.431
1Q17 Average
April
May
June

Accordingly, in addition to slightly poorer mix of products (considering the lesser importance of the Rota channel), volumes below those planned in April also generated an increase in discounts due to the shelf life of products (FIFO effect), which increased significantly (R$191 million in 2Q17) and pressured prices in May and June. This resulted in a decrease in our average price q/q and, consequently, in a decrease of R$3.5 billion (-3.3% q/q) in NOR.

The higher pressure on NOR caused a decrease of 150 bps q/q in gross margin. Nonetheless, at the end of the quarter, we noted that the decrease in the price of grains started to have a more significant effect on costs. Accordingly, June closed with a gross margin above the average margin recorded in 1Q17, notwithstanding the significant impact on prices considering a higher FIFO effect.

We continue to manage expenses more efficiently, optimizing our sales and logistics structures. As a result, operating expenses decreased by 10% y/y, maintaining the same level as in 1Q17, as a percentage of NOR. Accordingly, notwithstanding an adverse scenario in terms of volumes in the beginning of the quarter, we maintained a healthy level of profitability for our operation, closing 2Q17 with an EBITDA of R$481 million and an EBITDA margin of 13.6%.

Market Share

Since January 2017, Nielsen has been using a new base and method as the official source of market data for all its clients. The size of the sampling changed as well as the market classification method, significantly increasing coverage, which resulted in a higher representativeness in the total food market. Accordingly, since then, we have been presenting the reconciliation of data that was already reported for each quarter of 2016, taking into account this new base/method.

Management's Report for the Second Quarter 2017 Results
16

PERFORMANCE BY REGION BRAZIL

Read-to-eat meals
63.4%
61.7%
61.6%
58.9%
58.6%
55.9%
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17

Cold Cuts
59.1%
57.9%
57.0%
57.1%
55.6%
55.4%
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17

Margarines
65.1%
64.2%
63.0%
62.2%
60.4%
61.4%
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17

Filled
38.3%
37.2%
37.2%
35.9%
35.2%
38.7%
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17

Source: Nielsen Bimonthly Retail – Margarines and Ready-made Dishes (Apr/May survey); Filled and Cold Cuts (May/June survey).

After five consecutive quarters losing market share, the last reading of Nielsen showed a change in this trajectory. BRF's total market share increased by 0.8 p.p. to 54.4%. Considering only the self-service channel, in which the Company has been significantly improving its execution and taking a more active stance, this increase is even more significant (+1.3 p.p.).

The highlight was the Filled category, whose market share increased by 3.5 p.p. The improvement in commercial execution, together with a better price and brand positioning compared to other brands, resulted in an increase in numeric distribution (number of purchasing points of sales) for Sadia and Perdigão. As a result, we gained market share for both brands for the first time since the return of Perdigão in 2Q15, with smoked sausages.

We also gained market share in Margarines. After repositioning prices in order to gain profitability in the category, our numeric distribution increased and we gained a market share of 1.0 p.p.

The market share of Cold Cuts remained virtually stable and only Ready-made Dishes lost a significant market share. In this category, with the return of Perdigão Lasagnas in July, we rebuilt our portfolio and are more prepared to revert this trend. Volumes in June already show a significant recovery, which should translate into future gains in market share.

Additionally, the launch of the national Sadia campaign at the end of June will help to reinforce even more our positioning. The purpose of the campaign is to restore the tradition of the brand and recollect the affective memory of its consumers, encouraging memories that marked important moments in their lives and reinforcing the brand's commitment to accompany these consumers, generation after generation, always providing quality to the table of the Brazilian family.

Management's Report for the Second Quarter 2017 Results
17

PERFORMANCE BY REGION ONEFOODS

As of 1Q17, BRF started to report the consolidated results of OneFoods, including all Muslim countries in which we operate. Accordingly, we incorporated in the results of this operation: (i) Malaysia, which was previously reported in Asia; and (ii) some countries of the African continent and Eastern Europe, which, as new markets, do not have significant results yet.

In 2Q17, we continued with our strategy to protect volumes in the region, considering an industry scenario that remains challenging. As a result, OneFoods had a total market share of 42.7% in Gulf countries, representing an increase of 3.4 p.p. y/y. Moreover, we continued to gain market share in all categories, as follows: (i) griller: 46.8% (+3.1 p.p. y/y); (ii) chicken cuts: 64.2% (5.8 p.p. y/y); and (iii) processed products: 20.4% (+1.6 p.p. y/y).

NOR of OneFoods totaled R$1,577 million in 2Q17 (+19.8% q/q), including the positive impact of the Banvit consolidation in June (the only consolidated month), whose results were above expected. Accordingly, consolidated prices and volumes improved. Nonetheless, price dynamics in the region remains delicate due to: (i) direct exports operations (CFR) accounting for a higher share of sales in the quarter, whose average price was 24.0% lower than direct distribution operations (DDP) (vs. an historical average of approximately 18.0%); (ii) an economic scenario that remains challenging in key markets, such as Saudi Arabia, which suffers the effects of excess supply of griller chicken (small chickens, weighing approximately 1kg) by local and foreign producers, including Ukraine, in addition to high inventories in the region; and (iii) economic instability due to the low international price of oil, weakening local demand.

Our direct distribution operations (DDP), including Banvit, accounted for 55.5% of the total volume in the quarter (+5.0 p.p. y/y), accounting for 85.8% of the gross profit in the region, with an average gross margin that was 18.0 p.p. higher compared to our direct exports operations (CFR). It is worth noting that the gross margin of DDP of OneFoods suffered additional pressure q/q due to the increase in import duties in Saudi Arabia, as in 1Q17 a portion of inventories were already in the region.

OneFoods	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Volume (Thousand Tons)	258	241	6.9%	222	16.5%
Poultry (In Natura)	235	223	5.3%	202	16.0%
Pork and Others (In Natura)	23	19	26.7%	19	21.8%
Processed foods	0	0	-	0	-
Net Operating Revenues (R$, Million)	1,577	1,600	(1.4%)	1,316	19.8%
Average price (R$/Kg)	6.11	6.63	(7.8%)	5.94	2.8%
Gross Profit (R$, Million)	286	405	(29.5%)	219	30.8%
Gross Margin (%)	18.1%	25.3%	(7.2) p.p.	16.6%	1.5 p.p.
EBIT (R$, Million)	(50)	137	-	(44)	13.9%
EBIT Margin (%)	(3.2%)	8.5%	(11.7) p.p.	(3.4%)	0.2 p.p.
EBITDA (R$, Million)	25	244	(89.7%)	21	19.1%
EBITDA Margin (%)	1.6%	15.2%	(13.6) p.p.	1.6%	(0.0) p.p.
Export Volume of Brazil (CFR)*	115	119	(3.8%)	97	18.5%
% in total volume	44.5%	49.5%	(5.0) p.p.	43.7%	0.8 p.p.

*CFR (Cost and freight)

Management's Report for the Second Quarter 2017 Results
18

PERFORMANCE BY REGION
ASIA

In Asia, NOR increased by +15.6% q/q, reflecting a general improvement in prices and volumes in the quarter. Volumes in the region increased by 4.1% q/q, as a result of a higher demand in key markets, such as Japan and Hong Kong.

In Japan, volumes increased by 15.3% q/q, showing that local inventories are going back to normal, driven by a higher domestic consumption and lower volumes from Thailand. In parallel, increased demand in Hong Kong supported the increase of 16.8% q/q in volumes. In view of a most stable supply, we managed to increase our prices in Reais by 11.0% q/q in the region, primarily in Japan, where prices increased by 16.0% in the quarterly comparison.

As a result of a better commercial dynamics, tied to the lower price of grains and our policy of cost containment (OBZ plan), our EBITDA margin increased by 5.0 p.p. q/q in 2Q17.

Asia	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Volume (Thousand Tons)	173	180	(3.8%)	166	4.1%
Poultry (In Natura)	124	128	(3.1%)	114	9.3%
Pork and Others (In Natura)	14	16	(15.8%)	16	(14.0%)
Processed foods	6	9	(32.9%)	7	(4.4%)
Others Sales	29	26	10.6%	30	(3.7%)
Net Operating Revenues (R$, Million)	1,090	1,261	(13.6%)	943	15.6%
Average price (R$/Kg)	6.30	7.01	(10.1%)	5.68	11.0%
Gross Profit (R$, Million)	210	280	(25.1%)	118	78.1%
Gross Margin (%)	19.2%	22.2%	(3.0) p.p.	12.5%	6.8 p.p.
EBIT (R$, Million)	117	164	(28.8%)	44	-
EBIT Margin (%)	10.7%	13.0%	(2.3) p.p.	4.7%	6.1 p.p.
EBITDA (R$, Million)	188	210	(10.6%)	115	63.0%
EBITDA Margin (%)	17.2%	16.7%	0.6 p.p.	12.2%	5.0 p.p.
Export Volume of Brazil (CFR)*	130	134	(2.5%)	117	11.0%
% in total volume	75.4%	74.3%	1.0 p.p.	70.7%	4.6 p.p.

*CFR (Cost and freight)

EBITDA Margin Evolution - Asia
17%
16%
15%
14%
13%
12%
11%
10%
General Average
Average 2016
Average 2017
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17

Management's Report for the Second Quarter 2017 Results
19

PERFORMANCE BY REGION EUROPE/ EURASIA

In 2Q17, NOR in Europe decreased by 4.9% q/q, primarily affected by the decrease in volumes (-15.0% q/q) due to non-recurring events, such as the Weak Flesh Operation (interdiction of the plant in the city of Mineiros) and shipment delays in the south of the country, as a result of rains, affecting approximately 14 thousand tons.

On the other hand, the price dynamics started to show signs of improvement. Notwithstanding the positive exchange rate effects related to the depreciation of the Real against the Euro (+5.7% q/q) and the U.S. dollar (+2.3% q/q), our consolidated price increased by 11.9% q/q in 2Q17. In the Europe sub-region, the slower growth of local production and a lower exported volume increased prices in Euros by 8.1% q/q in 2Q17. In Eurasia, 2Q is seasonally better than 1Q due to the beginning of summer, which primarily drives the demand for pork. Accordingly, prices in U.S. dollars increased by 12.0% q/q.

Healthier levels of inventories and prices in the region, together with lower pressure from costs on production and a better mix of products and channels, resulted in a significant increase of 7.1 p.p. q/q in EBITDA margin.

Europe/Eurasia	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Volume (Thousand Tons)	89	102	(12.4%)	105	(15.0%)
Poultry (In Natura)	19	28	(31.7%)	22	(10.9%)
Pork and Others (In Natura)	17	26	(36.1%)	24	(32.1%)
Processed foods	53	48	11.7%	59	(9.5%)
Net Operating Revenues (R$, Million)	883	1,019	(13.4%)	929	(4.9%)
Average price (R$/Kg)	9.91	10.02	(1.1%)	8.86	11.9%
Gross Profit (R$, Million)	113	141	(20.1%)	51	119.3%
Gross Margin (%)	12.7%	13.8%	(1.1) p.p.	5.5%	7.2 p.p.
EBIT (R$, Million)	16	24	(30.6%)	(49)	-
EBIT Margin (%)	1.9%	2.3%	(0.5) p.p.	(5.3%)	7.1 p.p.
EBITDA (R$, Million)	74	78	(5.6%)	12	-
EBITDA Margin (%)	8.3%	7.7%	0.7 p.p.	1.3%	7.1 p.p.
Export Volume of Brazil (CFR)*	35	59	(40.4%)	50	(30.4%)
% in total volume	39.3%	57.7%	(18.5) p.p.	48.0%	(8.7) p.p.

*CFR (Cost and freight)

EBITDA Margin Evolution - Europe
10%
8%
6%
4%
2%
0%
-2%
-4%
-6%
General Average
Average 2016
Average 2017
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17

Management's Report for the Second Quarter 2017 Results
20

PERFORMANCE BY REGION LATAM

In 2Q17, NOR from Latam totaled R$539.6 million (+2.3% q/q) due to better average prices in the Southern Cone region. This improvement offset the 3.0% decrease in consolidated volumes, primarily due to decreased volumes (approximately -3 ktons) in Mexico as a result of the impact of the Weak Flesh Operation.

Gross margin increased by 0.9 p.p. q/q due to: (i) a better commercial execution in the Southern Cone region; (ii) an improvement in the mix of channels; and (iii) the initial benefit of the better cost of grains and raw materials. Moreover, we launched in the region the Qualy margarine, which was welcomed by consumers and had results above expected. Accordingly, EBITDA margin increased by 1.0 p.p. q/q in 2Q17.

LATAM	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Volume (Thousand Tons)	64	60	5.2%	66	(3.0%)
Poultry (In Natura)	20	18	13.0%	22	(10.1%)
Pork and Others (In Natura)	5	5	(11.4%)	5	(9.0%)
Processed foods	39	37	5.4%	38	1.4%
Other Sales	0	1	-	0	-
Net Operating Revenues (R$, Million)	540	511	5.6%	528	2.3%
Average price (R$/Kg)	8.48	8.44	0.4%	8.04	5.4%
Gross Profit (R$, Million)	90	96	(6.4%)	83	8.1%
Gross Margin (%)	16.7%	18.8%	(2.1) p.p.	15.8%	0.9 p.p.
EBIT (R$, Million)	9	18	(47.6%)	2	-
EBIT Margin (%)	1.7%	3.5%	(1.8) p.p.	0.3%	1.4 p.p.
EBITDA (R$, Million)	26	46	(43.7%)	20	30.4%
EBITDA Margin (%)	4.8%	9.0%	(4.2) p.p.	3.8%	1.0 p.p.
Export Volume of Brazil (CFR)*	31	15	103%	31	(1.8%)
% in total volume	48.2%	25.0%	23.2 p.p.	47.7%	0.6 p.p.

*CFR (Cost and freight)

Management's Report for the Second Quarter 2017 Results
21

PERFORMANCE BY REGION
AFRICA

Africa continues to face a challenging macroeconomic scenario due to the low price of commodities, especially oil and iron ore. Additionally, the impacts of the Weak Flesh Operation (Africa was one of the most affected regions) and a higher competitive pressure primarily from Europe resulted in a decrease of 37.5% q/q in NOR from the region in the quarter.

We also made an important adjustment in the strategy for the region. Our vision was to advance in the distribution chain and increase the level of consumption in the short term. Nonetheless, we are maintaining a historical B2B business strategy considering the economic and exchange rate difficulties faced by these countries. As a result, we significantly decreased our expenses and headcount in the region.

Africa	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Volume (Thousand Tons)	25	45	(45.1%)	43	(42.7%)
Poultry (In Natura)	11	28	(60.0%)	23	(51.0%)
Pork and Others (In Natura)	6	7	(13.4%)	5	7.2%
Processed foods	8	10	(25.1%)	15	(48.3%)
Net Operating Revenues (R$, Million)	0	0	-	4	-
Average price (R$/Kg)	89	199	(55.2%)	143	(37.5%)
Gross Profit (R$, Million)	3.63	4.45	(18.3%)	3.33	9.1%
Gross Margin (%)	(1)	51	-	18	-
EBIT (R$, Million)	(0.9%)	25.5%	(26.3) p.p.	12.8%	(13.7) p.p.
EBIT Margin (%)	(34)	16	-	(28)	21.8%
EBITDA (R$, Million)	(38.1%)	7.8%	(45.9) p.p.	(19.5%)	(18.6) p.p.
EBITDA Margin (%)	(28)	26	-	(19)	51.4%
Export Volume of Brazil (CFR)*	(31.6%)	13.0%	(44.5) p.p.	(13.0%)	(18.5) p.p.
% in total volume	25	45	(45.1%)	43	(42.7%)
Representatividade no volume total (%)	100.0%	100.0%	0.0 p.p.	100.0%	0.0 p.p.

*CFR (Cost and freight)

Management's Report for the Second Quarter 2017 Results
22

OTHER SEGMENTS

In 2Q17, we announced the creation of a new business unit, BRF Ingredients, in order to add value to the Company's coproducts and optimize its production chain. In this sense, we will operate on the following four fronts: (i) animal nutrition; (ii) human nutrition; (iii) plant nutrition (fertilizers); and (iv) health care (health and wellbeing). In June, we opened our first hydrolyzed protein plant in the city of Concórdia, State of Santa Catarina, beginning commercial production with significant results. NOR of BRF Ingredients totaled R$82.3 million in the quarter, with an EBITDA of R$22.4 million and margin of 27.2%.

Other Segments	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Volume (Thousand Tons)	66	48	36.3%	60	9.7%
Poultry (In Natura)	2	1	-	0	-
Pork and Others (In Natura)	6	6	2.5%	6	1.9%
Processed foods	0	0	11.9%	1	(26.9%)
Others Sales	57	41	38.8%	53	8.0%
Net Operating Revenues (R$, Million)	314	358	(12.5%)	298	5.5%
Average price (R$/Kg)	4.78	7.44	(35.8%)	4.97	(3.9%)
Gross Profit (R$, Million)	55	33	66.5%	(17)	-
Gross Margin (%)	17.6%	9.2%	8.3 p.p.	(5.6%)	23.2 p.p.
EBIT (R$, Million)	35	17	102.6%	(41)	-
EBIT Margin (%)	11.1%	4.8%	6.3 p.p.	(13.8%)	25.0 p.p.
EBITDA (R$, Million)	41	18	125.7%	(35)	-
EBITDA Margin (%)	13.1%	5.1%	8.0 p.p.	(11.8%)	24.9 p.p.

Corporate

As mentioned in "Other Operating Results," the increase in expenses was due to non-recurring impacts, including: (i) R$117.7 million related to operating losses resulting from the Weak Flesh Operation, such as losses in connection with product returns, additional freight and storage, and adjustments in the value of inventories, among others; (ii) R$36.9 million related to provisions for a public-interest civil action in a number of locations; and (iii) R$13.2 million related to a specific civil contingency pending for more than 20 years.

Corporate	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Other Operating Results	(232)	(49)	-	(144)	61.4%
Equity Income	-	-	-	-	-
EBIT	(232)	(49)	-	(146)	58.9%
EBITDA	(232)	(49)	-	(146)	58.9%

Management's Report for the Second Quarter 2017 Results
23

INVESTIMENTS (CAPEX)

Investments made in the quarter totaled R$457 million, of which R$175 million was invested in growth, efficiency, and support; R$180 million was invested in biological assets; and R$102 million was invested in leases, among others. We highlight the continuous effort of the Company in prioritizing and reducing the level of investments in view of a more challenging macroeconomic and industry scenario. In 2Q17, investments decreased by R$338 million (or 42% y/y) compared to R$795 million in 2Q16. We prioritized investments that: (i) drive growth and generation of cash; (ii) promote the flexibilization of the production lines of certain products in our industrial facilities; and (iii) increase the level of quality and compliance.
The main projects in 2Q17 are, among others:

• Innovation and Quality: (i) new line of products made of byproducts (ingredients); (ii) maintenance of the packaging reformulation plan; (iii) investments in new chicken and pork SKUs in the frozen and barbecue lines; (iv) modernization of laboratories; and (v) maintenance, control and improvement of quality throughout the portfolio of products.

• Market Demand: (i) increase in the number of hogs slaughtered to meet the demand of the Domestic and International Markets with a higher value-added mix of products; (ii) investment in lines dedicated to In Natura chicken cuts for Brazil; and (iii) processed products for Food Service.

• Efficiency and Support/IT: (i) investments that aim to reduce agricultural and manufacturing costs; (ii) projects related to environmental sustainability; (iii) maintenance and continuous improvement in work conditions for employees; (iv) IT system updates; and (v) repositioning of our plants' assets.

Management's Report for the Second Quarter 2017 Results
24

FINANCIAL CYCLE

The Company's pro forma financial cycle totaled 38.2 days in 2Q17 vs. 37.1 days in 2Q16, representing 1.1 additional days compared to the same quarter in 2016. In 1Q17, the Company's pro forma financial cycle had 5.3 additional days, primarily due to the increase in the balance of accounts receivable. This effect was mainly driven by greater sales in the international market in June, which was boosted by a carry-over from May as response of the temporary shipping dalays in the Brazilian South region.

Financial Cycle – (Accounts Receivable + Inventories – Accounts Payable)

58.4
57.4
56.2
49.5
41.8
36.4
41.1
36.9
32.6
34.4
38.8
34.3
37.7
37.1
32.8
22.4
32.9
38.2
14.8%
14.6%
14.0%
13.0%
11.0%
9.8%
10.8%
10.1%
8.8%
9.5%
10.8%
10.3%
10.8%
10.8%
8.9%
6.8%
9.2%
11.2%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3 Counts / NOR
Financial Cycle

Management's Report for the Second Quarter 2017 Results
25

MANAGERIAL FREE CASH FLOW

In order to provide more transparency and quality to the information disclosed, allowing our investors and stakeholders to better understand the course of our businesses, as of 2Q16, we have been reporting the managerial view of the Company's Free Cash Flow. The information presented herein is derived from the Quarterly Financial Information.

The variation in operating cash in 2Q17 was positive in the amount of R$692 million, primarily due to the generation of EBITDA, which totaled R$696 million in the quarter. Capex investments totaled R$457 million, remaining below Capex quarterly investments in 2016. Accordingly, the generation of operating cash in the period, after CAPEX, totaled R$235 million.

Still in 2Q17, M&A had a negative variation in the amount of R$523 million, primarily due to the disbursement for the acquisition of Banvit.

The impact of the financial result and exchange rate variations in the quarter was negative in the amount of R$972 million, affected by an exchange rate variation on gross debt of R$615 million due to the depreciation of the Real against the U.S. dollar end-to-end (+4.4%). The variation in debt was positive in the amount of R$3,424 million, primarily due to the net funding obtained in the quarter. It is worth noting that during the initial developments of the Weak Flesh Operation, the Company decided to adopt a rather conservative posture and increased even more its cash level. The Company proceeded with the disbursement of US$650 million from its Revolving Credit Facility and with other disbursements from bilateral facilities. Accordingly, financial cash flow totaled a positive amount of R$2,452 million.

In 2Q17, cash flow from operating activities, cash flow from investing activities, and cash flow from financing activities totaled R$10,410 billion, i.e., a positive variation in the amount of R$2,263 million compared to 1Q17, R$99 million of which refers to financial resources available of Banvit.

Evolution of Cash Generation (Operating Cash Flow – CAPEX) – R$MM

975
844
414
562
(232)
113
778
748
(725)
235
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17

Management's Report for the Second Quarter 2017 Results
26

MANAGERIAL FREE CASH FLOW

Managerial Free Cash Flow (R$ million)	1Q16	2Q16	3Q16	4Q16	2016	1Q17	2Q17	YTD
EBITDA	1,025	944	886	559	3,413	506	575	1,081
Other cash adjustments	49	8	58	178	292	89	120	210
EBITDA Cash	**1,074**	**951**	**943**	**737**	**3,705**	**595**	**696**	**1,291**
Δ Working Capital & Others	(698)	(43)	475	562	296	(840)	(4)	(843)
Δ Accounts Receivable	946	(35)	419	(123)	1,208	(62)	(334)	(396)
Δ Inventories	(380)	(265)	(582)	511	(716)	(23)	91	68
Δ Suppliers	(445)	381	640	422	998	(660)	(57)	(717)
Others	(819)	(124)	(3)	(247)	(1,193)	(94)	297	202
Cash Flow from Operating Activities	**375**	**908**	**1,419**	**1,299**	**4.001**	**(245)**	**692**	**447**
Capex	(608)	(795)	(641)	(551)	(2,595)	(481)	(457)	(938)
M&A (Aquisition and Receivable from Disposals of Property, Plant and Equipment)	(2,088)	(595)	27	118	(2,538)	7	(523)	(502)
Cash Flow from Investing Activities	**(2,696)**	**(1,390)**	**(614)**	**(433)**	**(5,133)**	**(474)**	**(981)**	**(1,440)**
Financial Results and FX Variations	353	(53)	(763)	(550)	(1,013)	(383)	(972)	(1,349)
Treasury Shares Acquisition/Disposal	(179)	(360)	0	2	(537)	-	-	-
Dividends and Interest on Shareholders' Equity Paid	(663)	-	(460)	-	(1,123)	-	-	-
Debt Variation	2,060	(53)	1,586	54	3,646	899	3,424	4.322
Cash Flow from Financing Activities	**1,571**	**(466)**	**363**	**(494)**	**973**	**515**	**2,452**	**2,973**
Cash Variation	**(749)**	**(948)**	**1,167**	**372**	**(158)**	**(203)**	**2,163**	**1,980**
Cash and cash equivalents - initial	8,509	7,760	6,811	7,979	8,509	8,351	8,148	8,351
Cash and cash equivalents - final	7,760	6,811	7,979	8,351	8,351	8,148	10,410	10,410
Total Debt - initial	15,846	17,905	17,852	19,438	15,846	19,492	20,391	19,492
Total Debt - final	17,905	17,852	19,438	19,492	19,492	20,391	24,203	24,203
Net Debt	**10,146**	**11,041**	**11,459**	**11,141**	**11,141**	**12,243**	**13,793**	**13,793**

Notes: [1]Includes R$99 million in financial resources available of Banvit (consolidation effect); [2]Includes R$389 million in gross debt of Banvit.

Management's Report for the Second Quarter 2017 Results
27

INDEBTEDNESS

In 2Q17, the Company's net debt totaled R$13.7 billion, compared to R$12.2 billion in 1Q17, representing an increase of R$1.5 billion, including very specific events in the quarter: (i) R$556 million disbursed in the acquisition of Banvit and Invicta; (ii) R$310 million to consolidate the net debt of Banvit; and (iii) R$344 million in (non-cash) foreign exchange variation on net debt due to the fluctuation of the exchange rate.

In addition to the increase in net debt, the increase in pro forma leverage is primarily due to a deterioration in operating result, which affected LTM EBITDA (last 12 months). In 2Q17, EBITDA totaled R$575 million compared to R$944 million in 2Q16, representing a decrease of R$369 million. Accordingly, we recorded a pro forma net debt/LTM EBITDA ratio of 4.90x in the quarter vs. 4.24x in 1Q17. The Company acknowledges that this level of leverage is well above the level considered ideal in terms of capital structure (between 2.0x and 2.5x) and reaffirms that it does not have financial covenants in its debt instruments.

R$ Million	06.30.2017			12.31.2016	
Debt	**Current**	**Non-Current**	**Total**	**Total**	**Δ%**
Local Currency	(2,412)	(7,488)	(9,901)	(8,644)	14.5%
Foreign Currency	(2,199)	(12,104)	(14,303)	(10,848)	31.8%
Gross Debt	**(4,611)**	**(19,593)**	**(24,203)**	**(19,492)**	**24.2%**
Cash Investiments					
Local Currency	3,847	811	4,658	5,328	(12.6%)
Foreign Currency	5,602	150	5,752	3,023	90.3%
Total Cash Investiments	9,449	961	10,410	8,351	24.7%
Net Debt	**4,838**	**(18,631)**	**(13,793)**	**(11,141)**	**23.8%**
Exchange Rate Exposure - US$ Million	-	-	(262)	(296)	(11.6%)

Total Gross Indebtedness in the amount of R$24,203 million, as set forth above, includes total financial indebtedness, plus other financial liabilities, in the amount of R$223 million, according to Note 22 of the ITR as of and for June 30, 2017.

Management's Report for the Second Quarter 2017 Results
28

INDEBTEDNESS

Evolution of Net Debt/EBITDA
6,230
5,951
6,949
7,337
10,146
11,041
11,459
11,141
12,243
13,793
1.26
1.12
1.24
1.28
1.69
1.99
2.36
3.25
4.24
4.90
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
Net Debt
Net Debt/EBITDA pro-forma

Note: the net leverage in June 2017 excluded 40% of the net debt of Banvit (in the amount of R$103 million) from the net debt in June 2017 (in the amount of R$13,793 million) and included the pro forma LTM EBITDA considering Banvit.

Quarterly Net Debt Variation – R$ Million
Cash Flow = R$ 692
12,243
696
4
457
972
290
523
-
13,793
Net Debt Mar/17
EBTIDA Cash
Working Capital + Others Variations
Capex
Financial Results and FX Variations
Net Debt Consolidation
M&A
Treasure Shares Acquisition + Dividends
Net Debt Jun/17

Management's Report for the Second Quarter 2017 Results
29

Slaughtering and Production

2Q17 ended with a slight decrease of 0.9% q/q in the production of food, primarily due to the reduction in poultry slaughter in the same period (-9.0% q/q).

Production	2Q17	2Q16	Variation y/y	1Q17	Variation q/q
Poultry Slaughter (Million Heads)	396	434	(8.6%)	436	(9.0%)
Hog Slaughter (Thousand Heads)	2,406	2,318	3.8%	2,387	0.8%
Cattle Slaughter (Thousand Heads)	35	36	(2.9%)	38	(7.3%)
Production (Thousand Tons)	1,098	1,068	2.8%	1,108	(0.9%)
Meats	968	951	1.8%	997	(2.9%)
Other Processed Products	130	117	10.5%	111	16.7%
Feed and Premix (Thousand Tons)	2,625	2,660	(1.3%)	2,642	(0.6%)

Relationship with Independent Auditors

Pursuant to CVM Instruction No. 381, dated January 14, 2003, the Company informs that its policy of engagement of services not related to external audit is based on principles that protect auditor's independence.

Pursuant to CVM Instruction No. 381/03, for the period ended June 30, 2017, KPMG Auditores Independentes was not engaged to provide services unrelated to external audit.

Pursuant to CVM Instruction No. 480/09, our management, in the meeting held on August 10, 2017, represents that it discussed, reviewed, and agreed with the information included in the review report of the independent auditors on the financial information for the six-month period ended June 30, 2017.

Disclaimer

The representations included in this report concerning prospective businesses of the Company, projections and results, and the Company's potential growth are mere forecasts based on the expectations of management with regards to the future of the Company. These expectations rely heavily on market changes and the general economic performance of the country, industry, and international market, and are therefore subject to change.

Management's Report for the Second Quarter 2017 Results
30

P&L

Financial Statement - R$ Million	2Q17	2Q16	y/y	1Q17	q/q
Net Operating Revenues	**8,027**	**8,515**	**(5.7%)**	**7,809**	**2.8%**
Cost of Sales	(6,381)	(6,596)	(3.3%)	(6,360)	0.3%
% of the NOR	(79.5%)	(77.5%)	(2.0) p.p.	(81.4%)	1.9 p.p.
Gross Profit	**1,646**	**1,918**	**(14.2%)**	**1.450**	**13.6%**
% of the NOR	20.5%	22.5%	(2.0) p.p.	18.6%	1.9 p.p.
Operating Expenses	**(1,274)**	**(1,372)**	**(7.2%)**	**(1,212)**	**5.1%**
% of the NOR	(15.9%)	(16.1%)	0.2 p.p.	(15.5%)	(0.4) p.p.
Selling Expenses	**(1,125)**	**(1,230)**	**(8.5%)**	**(1,083)**	**3.9%**
% of the NOR	(14.0%)	(14.4%)	0.4 p.p.	(13.9%)	(0.2) p.p.
Fixed	(730)	(798)	(8.5%)	(731)	(0.2%)
Variable	(395)	(432)	(8.5%)	(352)	12.4%
General and Administrative Expenses	**(149)**	**(142)**	**4.5%**	**(129)**	**15.2%**
% of the NOR	(1.9%)	(1.7%)	(0.2) p.p.	(1.7%)	(0.2) p.p.
Honorary of our Administrators	(6)	(7)	(9.3%)	(7)	(7.6%)
% of the NOR	(0.1%)	(0.1%)	0.0 p.p.	(0.1%)	0.0 p.p.
General and Administrative	(142)	(135)	5.3%	(122)	16.5%
% of the NOR	(1.8%)	(1.6%)	(0.2) p.p.	(1.6%)	(0.2) p.p.
Operating Income	**372**	**546**	**(31.8%)**	**238**	**56.7%**
% of the NOR	4.6%	6.4%	(1.8) p.p.	3.0%	1.6 p.p.
Other Operating Results	**(269)**	**(22)**	1140.3%	**(177)**	**52.2%**
Equity Income	**6**	**5**	**34.4%**	**8**	**(18.2%)**
EBIT	**109**	**529**	**(79.3%)**	**68**	**60.1%**
% of the NOR	1.4%	6.2%	(4.8) p.p.	0.9%	0.5 p.p.
Net Financial Income	**(695)**	**(504)**	**38.0%**	**(413)**	**68.5%**
Income before Taxes	**(586)**	**25**	**n.m**	**(344)**	**70.1%**
% of the NOR	(7.3%)	0.3%	n.m	(4.4%)	(2.9) p.p.
Income Tax and Social Contribution	419	(8)	n.m	59	n.m
% of Income before Taxes	(71.6%)	(31.8%)	(39.9) p.p.	(17.0%)	(54.6) p.p.
Net Income	**(167)**	**31**	**n.m.**	**(281)**	**(40.6%)**
% of the NOR	**(2.1%)**	**0.4%**	**n.m**	**(3.6%)**	**1.5 p.p.**
EBITDA	**575**	**944**	**(39.1%)**	**506**	**13.7%**
% of the NOR	**7.2%**	**11.1%**	**(3.9) p.p.**	**6.5%**	**0.7 p.p.**

Management's Report for the Second Quarter 2017 Results
31

BALANCE SHEET

Balance Sheet - R$ Million	06.30.17	03.31.17	12.31.16
Assets			
Current Assets			
Cash and Cash Equivalents	8,511	6,307	6,357
Financial Investments	408	526	622
Accounts Receivable	3,653	3,147	3,085
Recoverable Taxes	1,287	1,256	1,235
Dividends/Interest on shareholders' equity receivable	0	0	7
Securities Receivable	149	168	149
Inventories	5,000	4,919	4,792
Biological Assets	1,626	1,541	1,645
Other Financial Assets	79	200	198
Other Receivables	482	464	422
Anticipated expenses	167	152	137
Restricted Cash	451	215	218
Non-Current Assets held to sale and discontinued operation	39	42	26
Total Current Assets	**21,851**	**18,938**	**18,894**
Non-Current Assets			
Long-term assets	**6,439**	**6,005**	**5,574**
Cash Investments	522	457	528
Accounts Receivable	14	11	11
Judicial Deposits	749	740	733
Biological Assets	913	930	917
Securities Receivable	130	137	187
Recoverable Taxes	1,624	1,609	1,519
Deferred Taxes	1,927	1,547	1,103
Restricted Cash	440	443	428
Other Receivables	120	130	150
Permanent Assets	**19,792**	**18,428**	**18,477**
Investments	83	67	59
Property, Plant and Equipment	12,511	11,767	11,746
Intangible	7,198	6,594	6,673
Total Non-Current Assets	**26,230**	**24,433**	**24,051**
Total Assets	**48,082**	**43,371**	**42,945**

Management's Report for the Second Quarter 2017 Results
32

BALANCE SHEET

Balance Sheet - R$ Million	06.30.17	03.31.17	12.31.16
Liabilities and Equity			
Current Liabilities			
Loans and Financing	4,387	3,603	3,245
Suppliers	6,055	5,513	5,840
Supply Chain Risk	541	1,010	1,336
Payroll and Mandatory Social Charges	737	668	611
Taxes Payable	356	328	320
Dividends/Interest on Shareholders' Equity	2	3	2
Management and Staff Profit Sharing	7	2	5
Other Financial Liabilities	223	376	530
Provisions	323	286	276
Employee Pension Plan	77	77	77
Other Liabilities	755	466	400
Total Current Liabilities	**13,465**	**12,333**	**12,640**
Non-Current Liabilities			
Loans and Financing	19,593	16,411	15,717
Suppliers	215	152	159
Taxes and Social Charges Payable	14	15	13
Provision for Tax, Civil and Labor Contingencies	1,273	1,167	1,108
Deferred Taxes	341	417	156
Employee Pension Plan	302	264	253
Other Liabilities	1,139	688	678
Total Non-Current Liabilities	**22,875**	**19,114**	**18,085**
Total Liabilities	**36,339**	**31,448**	**30,726**
Shareholders' Equity			
Capital Stock	12,460	12,460	12,460
Capital Reserves	32	52	41
Profit Reserves	1,351	1,351	1,351
Other Related Results	(1,310)	(1,317)	(1,290)
Retained Profits	(449)	(281)	0
Transfer Reserves and Tax Incentives	-	-	-
Treasury Shares	(722)	(722)	(722)
Non-Controling Shareholders	380	381	379
Total Shareholders' Equity	**11,742**	**11,923**	**12,219**
Total Liabilities and Shareholders' Equity	**48,082**	**43,371**	**42,945**

Management's Report for the Second Quarter 2017 Results
33

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its consolidated subsidiaries (collectively the “Company”) is a multinational Brazilian Company, which owns a comprehensive and diverse portfolio of products and it is one of the world’s largest producers of foods. With a focus on raising, producing and slaughtering of poultry and pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and frozen cuts of chicken, turkey and pork;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

BRF is a public company, listed on the New Market of Brazilian Securities, Commodities and Future Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarters are located at 475, Rua Jorge Tzachel in the City of Itajaí, State of Santa Catarina.

Our portfolio strategy is focused on creating new, convenient, practical and healthy products for our consumers based on their needs. We seek to achieve that goal through strong innovation to provide us with increasing value-added items that will differentiate us from our competitors and strengthen our brands.

The Company's business model is by means of a vertical and integrated production system, which are distributed through an extensive distribution network, reaching the 5 continents, to meet the supermarkets, retail stores, wholesalers, restaurants and other institutional customers. In addition, our facilities are strategically located near to their raw material suppliers or its main consumption centers.

The Company has as main brands Sadia, Perdigão, Qualy, Chester®, Perdix, Paty and Banvit, that are highly recognized, especially in Brazil, Argentina and the Middle East.

In 2017, the Company´s activities are organizes into 7 operating segments, due to the importance and growth potential of Africa region, which now has the same autonomy and organizational structure of other regions. Thus, the segments are as follows: Brazil, Latin America (“LATAM”), Europe, Middle East and North of Africa (“One Foods” previously denominated "MENA"), Asia, Africa and Other Segments (note 5). The One Foods also began to incorporate the operations of Malaysia and some countries in the African continent and Eastern Europe.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.1.        Equity interest

Entity		Main activity	Country	Participation	Accounting method	06.30.17	12.31.16

BRF Energia S.A.		Commercialization of eletric energy	Brazil	Direct	Consolidated	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	Consolidated	100.00%	100.00%
BRF Foods LLC	(h)	Import and commercialization of products	Russia	Indirect	Consolidated	99.90%	90.00%
BRF France SARL		Marketing and logistics services	France	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC	(h)	Import and commercialization of products	Russia	Indirect	Consolidated	0.10%	-
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Xamol Consultores Serviços Ltda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	Consolidated	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Management Consulting Co. Ltd.		Advisory and related services	China	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Trading Co. Ltd.		Commercialization and distribution of products	China	Indirect	Consolidated	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	Consolidated	100.00%	100.00%
BRF Germany GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF GmbH Turkiye Irtibat		Import and commercialization of products	Turkey	Indirect	Consolidated	100.00%	100.00%
BRF Holland B.V.		Import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Campo Austral S.A.	(l)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	2.66%	2.63%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	0.01%	0.01%
BRF B.V.		Industrialization, import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
ProudFood Lda	(i)	Import and commercialization of products	Angola	Indirect	Consolidated	10.00%	-
BRF Hungary LLC		Import and commercialization of products	Hungary	Indirect	Consolidated	100.00%	100.00%
BRF Iberia Alimentos SL		Import and commercialization of products	Spain	Indirect	Consolidated	100.00%	100.00%
BRF Invicta Ltd.	(k)	Import, commercialization and distribution of products	England	Indirect	Consolidated	69.16%	62.00%
Invicta Food Products Ltd.		Import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Wrexham Ltd.		Industrialization, import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Food Group Ltd.	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foods Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foodservice Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Universal Meats (UK) Ltd.	(b)	Import, Industrialization, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Italia SPA		Import and commercialization of products	Italy	Indirect	Consolidated	67.00%	67.00%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	99.00%	99.00%
Campo Austral S.A.	(l)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	50.48%	50.06%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	96.00%	96.00%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	99.99%	99.99%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	5.00%	5.00%
Campo Austral S.A.	(l)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	8.44%	10.61%
Eclipse Latam Holdings		Holding	Spain	Indirect	Consolidated	100.00%	100.00%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	95.00%	95.00%
Campo Austral S.A.	(l)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	6.53%	6.34%
Campo Austral S.A.	(l)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	31.89%	30.36%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	4.00%	4.00%
Golden Foods Poultry Limited		Holding	Thailand	Indirect	Consolidated	48.52%	48.52%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	51.84%	51.84%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	48.16%	48.16%
BRF Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
BRF Feed Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
Golden Foods Sales (Europe) Limited		Holding and trading	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Europe BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Netherlands BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Foods Siam Europe Limited	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Perdigão Europe Lda.		Import and export of products	Portugal	Indirect	Consolidated	100.00%	100.00%
Perdigão International Ltd.		Import and export of products	Cayman Island	Indirect	Consolidated	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
ProudFood Lda	(i)	Import and commercialization of products	Angola	Indirect	Consolidated	90.00%	-
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	40.00%	40.00%
Sadia Foods GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
SATS BRF Food PTE Ltd.		Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	Equity pick-up	49.00%	49.00%
BRF Global Namíbia		Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	100.00%
BRF Hong Kong LLC	(g)	Import, commercialization and distribution of products	Hong Kong	Indirect	Consolidated	100.00%	-
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Luxembourg Sarl	(f)	Holding	Luxemburgo	Direct	Consolidated	100.00%	100.00%
BRF Austria GmbH	(f)	Holding	Austria	Indirect	Consolidated	100.00%	100.00%
One Foods Holdings Ltd	(d) (f)	Holding	United Arab Emirates	Indirect	Consolidated	100.00%	-
Al-Wafi Food Products Factory LLC	(e) (f)	Industrialization and commercialization of products	United Arab Emirates	Indirect	Consolidated	49.00%	-
Badi Ltd.	(e) (f)	Holding	United Arab Emirates	Indirect	Consolidated	100.00%	-
Al-Wafi Al-Takamol International for Foods Products	(e) (f)	Import and commercialization of products	Saudi Arabia	Indirect	Consolidated	75.00%	-
BRF Al Yasra Food K.S.C.C. ("BRF AFC")	(e) (f)	Import, commercialization and distribution of products	Kuwait	Indirect	Consolidated	49.00%	-
BRF Foods GmbH	(e) (f)	Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	-
Al Khan Foodstuff LLC ("AKF")	(c) (e)	Import, commercialization and distribution of products	Oman	Indirect	Consolidated	70.00%	-
FFM Further Processing Sdn. Bhd.	(e) (f)	Industrialization, import and commercialization of products	Malaysia	Indirect	Consolidated	70.00%	70.00%
SHB Comércio e Indústria de Alimentos S.A.	(e) (f)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	-
TBQ Foods GmbH	(m)	Commercialization of products	Austria	Indirect	Consolidated	60.00%	-
Banvit Bandirma Vitaminli	(m)	Holding	Turkey	Indirect	Consolidated	79.48%	-
Banvit Enerji ve Elektrik Üretim Ltd. Sti.	(m)	Commercialization of eletric energy	Turkey	Indirect	Consolidated	100.00%	-
Banvit Foods SRL	(m)	Commercialization of eletric energy	Turkey	Indirect	Consolidated	0.01%	-
Nutrinvestments BV	(m)	Holding	The Netherlands	Indirect	Consolidated	100.00%	-
Banvit ME FZE	(m)	Marketing and logistics services	United Arab Emirates	Indirect	Consolidated	100.00%	-
Banvit Foods SRL	(m)	Industrialização de grãos e ração animal	Romania	Indirect	Consolidated	99.99%	-
BRF Malaysia Sdn Bhd	(j)	Marketing and logistics services	Malaysia	Indireta	Consolidated	100.00%	100.00%
Federal Foods LLC	(e) (f)	Import, commercialization and distribution of products	United Arab Emirates	Indirect	Consolidated	49.00%	-
Federal Foods Omã	(a) (e) (f)	Import, commercialization and distribution of products	Oman	Indirect	Consolidated	49.00%	49.00%
Federal Foods Qatar	(e) (f)	Import, commercialization and distribution of products	Qatar	Indirect	Consolidated	49.00%	49.00%
SHB Comércio e Indústria de Alimentos S.A.	(e) (f)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Direct	Consolidated	99.94%	99.94%
K&S Alimentos S.A.		Industrialization and commercialization of products	Brazil	Direct	Consolidated	100.00%	100.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	Consolidated	99.99%	99.99%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
PR-SAD Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	Consolidated	91.21%	91.21%
Sadia Alimentos S.A.		Holding	Argentina	Direct	Consolidated	43.10%	43.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	33.98%	33.98%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	Consolidated	5.10%	5.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	66.02%	66.02%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	1.00%	1.00%
Sadia Alimentos S.A.		Holding	Argentina	Indirect	Consolidated	56.90%	56.90%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Direct	Consolidated	94.90%	94.90%
UP Alimentos Ltda.		Industrialization and commercialization of products	Brazil	Affiliate	Equity pick-up	50.00%	50.00%
Vip S.A. Empreendimentos e Participações Imobiliárias		Commercialization of owned real state	Brazil	Direct	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Indirect	Consolidated	0.06%	0.06%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	Consolidated	0.01%	0.01%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, operates as a trading in the European market and owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of June 30, 2017 of R$6,200 (R$3,301 as of December 31, 2016) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of June 30, 2017 of R$7,196 (R$6,638 as of December 31, 2016). The wholly-owned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in The Netherlands being the amount of this investment as of June 30, 2017 of R$29,742 (R$18,234 as of December 31, 2016). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$128,372 as of December 31, 2017 (R$112,471 as of December 31, 2016). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$43,553 as of June 30, 2017 (R$37,486 as of December 31, 2016). The indirect subsidiary Golden Foods Siam Europe Ltd owns 32 subsidiaries in Ashford, England with an investment of R$(201) as of June 30, 2017 (R$114,068 as of December 31, 2016). The purpose of these two subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       On January 02, 2017, disposal of subsidiary to BRF Foods GmbH.

(d)       On January 11, 2017, establishment of equity interest.

(e)       On January 12, 2017, acquisition of equity interest by One Foods Holdings Ltd. On December 31, 2016, such equity interests were held by wholly-owned subsidiary BRF GmbH.

(f)        On January 13, 2017, capital increases in chain, with investment in SHB. On December 31, 2016, SHB’s equity interest was held by BRF S.A. (99.00%) and by wholly-owned subsidiary PSA Laboratório Veterinário Ltda. (1,00%).

(g)       On January 13, 2017, establishment of equity interest.

(h)       On February 02, 2017, acquisition of equity interest by BRF GmbH and BRF Global GmbH. On December 31, 2016, such equity interest was held by wholly-owned subsidiary Sadia Foods GmbH.

(i)        On March 31, 2017, establishment of equity interest, 90% held by the subsidiary BRF GmbH and 10% held by the subsidiary BRF Holland B.V., both wholly-owned subsidiary.

(j)        On April 04, 2017, disposal of 100% of equity interest to One Foods Holdings Ltd.

(k)       On April 18, 2017, acquisition of 7.16% of equity interest.

(l)        On April 27, 2017, change in equity interest of the subsidiaries of Campo Austral, as a result of the conclusion of the merger process started a November 01, 2016.

(m)      On May 25, 2017, subsidiary TBQ Foods GmbH acquired 79.48% of the shares issued by Banvit Bandirma Vitaminli Yem Sanayii A.S.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.2.        Weak Flesh Operation (“Operation”)

The Brazilian authorities are investigating Brazil’s meat processing industry in the so-called “Weak Flesh Operation,” which became public on March 17, 2017. The investigation involves a number of companies in the industry in Brazil.

On March 17, 2017, BRF learned of a decision issued by a federal judge of the 14th Federal Court of Curitiba - Paraná, authorizing the search and seizure of information and documents, and the detention of certain individuals in the context of this Weak Flesh Operation. Two BRF employees were detained (both currently has been released) and three were identified for questioning (of which two were questioned, including José Roberto P. Rodrigues, Vice President – Corporate Integrity of BRF).

In addition to the above, the Mineiros plant was temporarily suspended by the Ministry of Agriculture, Livestock and Food Supply (“MAPA”) on March 17, 2017, so that MAPA could conduct an additional audit on its production process of such plant. After conducting an audit, the MAPA authorized the Mineiros plant to resume operations as of April 8, 2017. The Mineiros plant reopened on April 10, 2017 and resumed its operations on April 11, 2017.

On April 15, 2017, the Brazilian Federal Police issued a report on the investigation and recommended charges against three BRF employees. On April 20, 2017, based on the Brazilian Federal Police investigation, Brazilian federal prosecutors filed charges against two BRF employees (one BRF regional manufacturing officer and one BRF corporate affairs manager). On April 24, 2017, the federal judge of the 14th Federal Court of Curitiba - Paraná, accepted the charges filed.

Based on the charges filed against such two employees, the main allegations at this stage involve alleged misconduct relating to improper offers and/or promises to government inspectors.

BRF informed certain regulators and governmental entities, including the U.S. Securities and Exchange Commission and U.S. Department of Justice in relation to this matter.

BRF's Statutory Audit Committee has initiated an investigation with respect to the allegations involving BRF employees in the Weak Flesh Operation and it involved outside counsel. The investigation is underway.

As a result of this transaction, the Company recorded losses in the amount of R$157,502 in the operating expenses (note 32), such as media and communication expenses, law officer, freight, storage, provision for losses in inventories, among other.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.3.        Seasonality

In Brazil and LATAM operating segments, in months of November and December of each year, the Company is impacted by seasonality due Christmas and New Years Celebrations, being the best-selling products in this period: turkey, Chester®, ham and pork loins.

In One Foods operating segment, seasonality is due to Ramadan, which is the holy month of the Muslim Calendar. The start of Ramadan depends on the beginning of the moon cycle and therefore can vary each year.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s individual and consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), introduced in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations  (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”).

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the financial statements, when applicable, were also expressed in thousands. Amounts disclosed in Brazilian Reais are informed when applicable.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amount of the affected assets and liabilities in future periods.

The Company reviews its judgments, estimates and assumptions on a quarterly basis as disclosed of financial statements for the year ended December 31, 2016 (note 3.29).

The individual and consolidated financial statements were prepared on the historical cost basis except for the following items which are measured at fair value:

(i.)          derivative and non-derivative financial instruments measured at fair value;

(ii.)         available for sale financial assets at fair value;

(iii.)        marketable securities classified as cash and cash equivalents measured at fair value;

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(iv.)        share-based payments and employee benefits at fair value, and

(v.)         biological assets at fair value.

The Company’s Management notes that the individual and consolidated financial statements were prepared considering the continuing capacity of this operating activities, demonstrated through several acquisitions and maintenance of its operations in the operating segments in which it operates.

In addition, disclosed all relevant information in its explanatory notes, in order to clarify and complement an accounting basis used in the preparation of its financial statements.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The quarterly financial information have been prepared according to CVM Deliberation Nº 673/11, that approved CPC 21 (R1), which is consistent with IAS 34, which establishes the minimum content of interim financial statement and the principles for measurement and recognition of a full or condensed set of financial statements for an interim period.

The interim financial statements, in this case denominated as quarterly financial information, aim to provide updated information based on the last annual financial statements disclosed. Therefore, the quarterly financial information focus on new activities, events and circumstances and do not duplicate the information previously disclosed, except in the case where Management judged that the maintenance of the information was relevant.

The current quarterly financial information was consistently prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual financial statements for the year ended December 31, 2016 (note 3).

There were no changes on such policies and estimates calculation methodology. As allowed by CVM Deliberation Nº 673/11, Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read in conjunction with the annual financial statements for the year ended December 31, 2016, in order to allow the users of this financial information to further understand the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The exchange rates in Brazilian Reais that are effective at the balance sheet dates are as follows:

Exchange rate at the balance sheet date	06.30.17	12.31.16
Bath (THB)	0.0976	0.0911
Kwait Dinar (KWD)	10.9218	10.6751
Dirham (AED)	0.9008	0.8875
Singapore Dollar (SGD)	2.4037	2.2572
U.S. Dollar (US$ or USD)	3.3082	3.2591
Euro (€ or EUR)	3.7750	3.4384
Forint Hungary (HUF)	0.0122	0.0111
Yen (JPY)	0.0294	0.0279
Pound Sterling (£ or GBP)	4.2993	4.0364
Turkish Lira (TRY)	0.9407	0.9258
Argentine Peso ($ or ARS)	0.1994	0.2056
Chilean Peso (CLP)	0.0050	0.0049
Uruguayan Peso (UYU)	0.1164	0.1122
Rande Africa (ZAR)	0.2527	0.2379
Renminbi Yuan China (CNY)	0.4880	0.4695
Saudi Riyal (SAR)	0.8822	0.8689
Qatar Riyal (QAR)	0.8941	0.8951
Omani Riyal (OMR)	8.5927	8.4718
Ringgit Malaysia (MYR)	0.7710	0.7267
Ruble Russia (RUB)	0.0559	0.0534
Won South Korea (KRW)	0.0029	0.0027

Average rates	06.30.17	06.30.16
Bath (THB)	0.0916	0.1046
Kwait Dinar (KWD)	10.4424	12.3048
Dirham (AED)	0.8654	1.0102
Singapore Dollar (SGD)	2.2638	2.6849
U.S. Dollar (US$ or USD)	3.1783	3.7099
Euro (€ or EUR)	3.4437	4.1371
Forint Hungary (HUF)	0.0111	0.0132
Yen (JPY)	0.0283	0.0332
Pound Sterling (£ or GBP)	4.0031	5.3162
Turkish Lira (TRY)	0.8747	1.2702
Argentine Peso ($ or ARS)	0.2025	0.2593
Chilean Peso (CLP)	0.0048	0.0054
Uruguayan Peso (UYU)	0.1121	0.1183
Rande Africa (ZAR)	0.2407	0.2407
Renminbi Yuan China (CNY)	0.4625	0.5677
Saudi Riyal (SAR)	0.8476	0.9894
Qatar Riyal (QAR)	0.8716	1.0190
Omani Riyal (OMR)	8.2616	9.6437
Ringgit Malaysia (MYR)	0.7248	0.9045
Ruble Russia (RUB)	0.0549	0.0528
Won South Korea (KRW)	0.0028	0.0031

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity to the Financial Risk and Strategic Documents Management Policy (“Risk Policy”) and internal guidelines subject to such policy. The policy and guidelines, as well as the monitoring process, evaluation and approval processes of risk management were disclosed in detail in the financial statements for the year ended December 31, 2016 (note 4) and there were no changes in the six-month period ended June 30, 2017.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts.

Credit risk associated with trade accounts receivable is actively managed through the use of specific systems. Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and has a contracted credit insurance policy for specific markets.

Credit risk associated with financial investments and derivative contracts is limited to the counterparties listed below and is managed according to rating and concentration of the company’s portfolio.

On June 30, 2017, the Company had financial investments over R$100,000 at the following financial institutions: Banco BNP Paribas, Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Safra, Banco Santander, Caixa Econômica Federal, Citibank, J.P. Morgan Chase Bank e Mizuho Bank.

The Company also held derivative contracts with the following financial institutions: Banco BNP, Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Safra, Banco Santander, Banco Votorantim, Citibank, Ing Bank, Merrill Lynch, Morgan Stanley e Rabobank.

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events which may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

•         Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next twelve months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and EBITDA for the last twelve-month period; and

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•         Value at Risk ("VaR") is used for derivative transactions that require payments of periodic adjustments. Currently, the Company holds only BM&F Bovespa operations with daily adjustments and in order to monitor them, such methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21-days.

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On June 30, 2017, the long term debt portion accounted for 81.7% (82.9% as of December 31, 2016) of the total outstanding debt with an average term greater than

3 years.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

	Parent company
	06.30.17
	Book value	Cash flow contracted	Up to 6 months	2018	2019	2020	2021	2022 onwards
Non derivative financial liabilities
Loans and financing	12,738,527	14,887,602	1,013,233	4,421,425	6,628,262	1,574,819	98,896	1,150,967
BRF bonds	4,346,851	5,239,775	63,575	659,681	140,306	140,306	140,306	4,095,601
Trade accounts payable	4,215,880	4,215,880	4,215,880	-	-	-	-	-
Supply chain finance	521,023	521,023	521,023	-	-	-	-	-
Financial lease	275,148	395,274	81,655	57,667	50,926	37,249	28,331	139,446
Operational lease	-	530,589	233,469	161,571	46,290	20,081	14,792	54,386

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	163,472	702,167	349,547	184,267	54,617	26,875	20,494	66,367
Currency derivatives (NDF)	8,702	(62,397)	4,029	(66,426)	-	-	-	-
Currency derivatives (options)	29,200	4,624	4,624	-	-	-	-	-
Commodities derivatives (NDF)	317	317	317	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	1,173	11,557	11,557	-	-	-	-	-
Interest rate and exchange rate derivatives	3,714	3,909	3,909	-	-	-	-	-
Currency derivatives (options)	3	-	-	-	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	06.30.17
	Book value	Cash flow contracted	Up to 6 months	2018	2019	2020	2021	2022 onwards
Non derivative financial liabilities
Loans and financing	15,156,589	17,410,669	1,646,717	5,658,744	6,638,590	1,585,176	109,225	1,772,217
BRF bonds	4,346,851	5,239,775	63,575	659,681	140,306	140,306	140,306	4,095,601
BFF bonds	291,711	346,788	10,325	20,651	20,651	295,161	-	-
BRF GMBH bonds	1,602,474	2,337,656	35,977	71,953	71,953	71,953	71,953	2,013,867
Quickfood bonds	119,075	300,228	30,919	43,440	31,985	45,274	16,485	132,125
SHB bonds	2,463,322	530,589	233,469	161,571	46,290	20,081	14,792	54,386
Trade accounts payable	6,054,741	6,054,741	6,054,741	-	-	-	-	-
Supply chain finance	541,391	541,391	541,391	-	-	-	-	-
Financial lease	326,935	475,964	103,873	90,340	69,294	44,680	28,331	139,446
Operational lease	-	702,167	349,547	184,267	54,617	26,875	20,494	66,367

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	180,343	174,965	3,557	170,608	800	-	-	-
Currency derivatives (NDF)	8,702	(62,397)	4,029	(66,426)	-	-	-	-
Currency derivatives (options)	29,200	4,624	4,624	-	-	-	-	-
Commodities derivatives (NDF)	317	317	317	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	1,173	11,557	11,557	-	-	-	-	-
Interest rate and exchange rate derivatives	3,714	3,909	3,909	-	-	-	-	-
Commodities derivatives (Future)	3	-	-	-	-	-	-	-

c.            Interest rate risk management

Interest rates risk is the one the Company incurs in economic losses resulting from changes in these rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation of such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Long Term Interest Rate ("TJLP") and Monetary Unit of the Bank National Economic and Social Development ("UMBNDES") rates. In case of adverse changes in the market that result in LIBOR, TJLP and UMBNDES hikes, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms.

With regards to the Company's marketable securities, the main index is the Interbank Deposit Certificate ("CDI") for investments in Brazil and fixed coupon (“USD”) for investments in the International market.

d.            Foreign exchange risk management

Foreign exchange risk is the one related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Risk Policy is intended to protect the Company's results from these variations, in order to:

•         Protect operating revenues and costs that are related to transactions arising from commercial activities, such as estimated exports and purchases of raw materials, utilizing hedging instruments, that is, to protect its future cash flow denominated in foreign currency; and

•         Manage assets and liabilities denominated in foreign currencies in order to protect the balance sheet of the Company, through the use of over-the-counter and futures transactions.

The Company’s consolidated financial statements are mainly impacted by the following currencies: Argentine Peso, Baht, Yen, Dirham, Euro, Kwait Dinar, Pound Sterling, Riyal Saudi Arabia, Riyal Qatar, Turkish Lira and U.S. Dollar.

Assets and liabilities denominated in foreign currency are as follows summarized in U.S. Dollar:

	Consolidated
	06.30.17	12.31.16
	Exposure (in thousand of US$)

Cash and cash equivalents	629,622	8,500
Trade accounts receivable	359,495	464,040
Trade accounts payable	223,655	(217,029)
Loans and financing	(2,476,676)	(1,664,644)
Hedge	684,204	1,067,059
Investments, net	520,572	135,556
Other assets and liabilities, net	(20,027)	22,944

Exposure in result	(79,155)	(183,574)

The Company’s foreign subsidiaries have amounts denominated in Reais registered as trade accounts payable, which reduces the exposure to liabilities in foreign currencies registered in Brazil. On June 30, 2017, this effect overcame the amount of trade accounts payable in foreign currencies registered in Brazil, generating an inversion of the Trade Accounts Payable exposure when compared to December 31, 2016. In other situations, this dynamic may also occur for cash and cash equivalents.

The investments, net line item is comprised of natural hedges derived from assets and liabilities of foreign subsidiaries with the Brazilian Reais as functional currency. The US$520,572 exposure may be composed into US$1,412,565 assets and US$891,993 liabilities.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has a foreign exchange exposure that impacts shareholders’ equity of US$1,548,992 (equivalent to R$5,124,375) on June 30, 2017 (US$1,334,149 on December 31, 2016 equivalent to R$4,348,125). This exposure does not contemplate the effects of the financial instruments designated as hedge accounting presented in the note 4.2.1, which present a temporary effect on shareholders’ equity.

e.            Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal, oil and live hog, which are some of the individual components of production cost.

Corn, soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of hog acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument.

f.             Capital management

The Company’s definition of the adequate capital structure is essentially associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises and is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

The Company monitors debt levels and net debt, which are shown below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	06.30.17			12.31.16
	Current	Non-current	Total	Total
Foreign currency debt	(1,975,133)	(12,104,361)	(14,079,494)	(10,318,725)
Local currency debt	(2,412,363)	(7,488,165)	(9,900,528)	(8,643,655)
Other financial liabilities	(223,452)	-	(223,452)	(529,571)
Gross debt	(4,610,948)	(19,592,526)	(24,203,474)	(19,491,951)

Marketable securities and cash and cash equivalents	8,919,289	521,843	9,441,132	7,506,932
Other financial assets	78,711	-	78,711	198,015
Restricted cash	450,793	439,511	890,304	645,808
Net debt	4,837,845	(18,631,172)	(13,793,327)	(11,141,196)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

As established by CVM Deliberation Nº 604/09, the Company applies hedge accounting to its derivative instruments classified as cash flow hedge of highly probable forecasted transactions and fair value hedge of firm commitments, in accordance with the Risk Policy. The cash flow hedge consists of hedging the exposure to variations of the cash flows attributable to a particular risk associated with a recognized asset or liability or a highly probable forecasted transaction that could affect profit and loss. The fair value hedge of a firm commitment is a protection against fluctuations of a specific type of risk associated to a firm agreement to exchange a determined quantity for a determined price in a specific date, or in specific future determined dates.

The Risk Policy has also the purpose of determining parameters for using financial instruments, including derivatives, which are designated as protection to operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of interest rates and changes to commodity prices. The Risk Management Committee is responsible for ensuring compliance to the requirements established by the Company’s Risk Policy, supported by the Risk Management area.

The Company within its hedge accounting strategy utilizes the following financial instruments:

•         Currency non-deliverable forwards – NDF;

•         Interest rate and currency swap;

•         Options;

•         Fixed exchange rate;

•         Export prepayments – PPEs;

•         Senior unsecured notes – Bonds;

•         Commodities non-deliverable forwards – NDF; and

•         Commodities future contracts – B3 (“Brasil Bolsa Balcão”).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.2.1 Breakdown of the balances of derivative financial instruments and exchange fixed rate

The positions of outstanding derivative financial instruments and exchange fixed rate are as follows:

Parent company and Consolidated
06.30.17					12.31.16
Instrument	Hedge object	Reference currency (notional)	Reference value (notional)	Fair value (1)	Reference value (notional)	Fair value (1)
Financial instruments designated as hedge accounting
NDF - U.S. Dollar sale	Currency	US$	74,288	1,168	106,935	6,556
NDF - Euro sale	Currency	EUR	70,000	(1,790)	145,000	56,852
NDF - Pound Sterling sale	Currency	GBP	16,000	(2,170)	34,000	11,142
Currency swap - U.S. Dollar	Currency	BRL	250,000	(156,903)	250,000	(150,803)
Interest rate swap - U.S. Dollar	Interest	US$	200,000	(6,569)	200,000	(11,337)
Options - U.S. Dollar	Currency	US$	849,563	2,496	1,322,000	66,791
Options - Euro	Currency	EUR	-	-	80,000	16,886
Options - JPY	Currency	JPY	10,500,000	1,870	-	-
NDF - Commodities purchase	Commodities	Ton/US$	5,000	(317)	85,000	(880)
NDF - Commodities sale	Commodities	Ton/US$	75,003	394	308,592	1,837
Future - BM&FBOVESPA	Commodities	Ton/US$	75,789	266	31,995	(27)
Total in Parent company				(161,555)		(2,983)
Interest rate swap - U.S. Dollar	Interest	US$	200,000	(16,871)	200,000	(22,025)
Fixed exchange rate - U.S. Dollar	Currency	US$	-	-	770	(60)
Fixed exchange rate - Euro	Currency	EUR	-	-	6,566	(225)
Fixed exchange rate - Pound Sterling	Currency	GBP	-	-	6,578	19
Total Consolidated				(178,426)		(25,274)

Financial instruments not designated as hedge accounting
NDF - U.S. Dollar sale	Currency	US$	20,000	698	-	-
NDF - Purchase of U.S. Dollar	Currency	US$	650,000	3,625	680,000	(82,481)
Currency swap - U.S. Dollar	Currency	US$	54,288	1,782	221,977	(200,799)
Currency swap - Euro	Currency	EUR	-	-	13,750	(17,742)
Interest rate - R$	Interest	BRL	548,960	10,828	50,000	438
NDF - Corn purchase	Commodities	Ton/US$	51,000	96	-	-
Options - U.S. Dollar - Put	Currency	US$	7,474	(3)	-	-
Options - U.S. Dollar - Call	Currency	US$	7,474	3	-	-
Options - U.S. Dollar - Put	Currency	US$	7,474	-	-	-
Options - U.S. Dollar - Call	Currency	US$	7,474	-	-	-
Future - BM&FBOVESPA	Currency	US$	-	-	150,000	(5,230)
Total in Parent company				17,029		(305,814)
NDF - Purchase of Euro	Currency	EUR	445,000	16,656	300,000	(479)
Fixed exchange rate - US$	Currency	US$	-	-	790	11
Total Consolidated				33,685		(306,282)

Total in Parent company				(144,526)		(308,797)
Total Consolidated				(144,741)		(331,556)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg and Reuters, Banco Central do Brasil and B3.

a.            Non-deliverable forwards – NDF

  i.    Currency non-deliverable forwards - NDF

The position of the currency non-deliverable forward – NDF, by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parent company and Consolidated
06.30.17
PUT	R$ x US$			R$ x EUR			R$ x GBP
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments designated as cash flow hedge
July 2017	-	-	-	30,000	3.7721	(575)	5,000	4.1830	(647)
August 2017	34,288	3.3988	1,967	30,000	3.7875	(942)	8,000	4.2040	(1,099)
September 2017	20,000	3.4235	1,332	10,000	3.8154	(273)	3,000	4.2301	(424)
February 2018	20,000	3.3213	(2,131)	-	-	-	-	-	-
	74,288	3.3846	1,168	70,000	3.7849	(1,790)	16,000	4.2023	(2,170)

Parent company and Consolidated
CALL	US$ x R$			US$ x EUR
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
July 2017	20,000	3.3333	(213)	-	-	-
September 2017	630,000	3.3578	3,838	445,000	1.1353	16,656
	650,000	3.3570	3,625	445,000	1.1353	16,656

PUT	R$ x US$
Maturities	Notional (US$)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
July 2017	20,000	3.3584	698
	20,000	3.3584	698

ii.    Commodities non-deliverable forwards – NDF

The position of the commodities non-deliverable forwards – NFD, by maturity, as well as weighted average exchange rates and the fair value, are presented as follows:

Parent company and Consolidated
06.30.17
CALL - Soymeal	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as hedge accounting
July 2017	4,000	127.89	(271)
August 2017	1,000	126.16	(46)
	5,000	127.54	(317)

PUT - Corn	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as hedge accounting
August 2017	75,003	151.58	394
	75,003	151.58	394

Call	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Not designated as hedge accounting
November 2017	51,000	153.75	96
	51,000	153.75	96

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

b.            Interest rate and currency swap

The position of interest rate and currency swap is presented as follows:

				Parent company		Consolidated
06.30.17
Instrument	Maturity	Assets (Hedged object)	Liabilities (Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as cash flow hedge

Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100,000	(1,445)	100,000	(1,445)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(5,124)	100,000	(5,125)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(8,485)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(8,385)
				200,000	(6,569)	400,000	(23,440)

Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(156,903)	250,000	(156,903)

					(163,472)		(180,343)

Financial instruments not designated as cash flow hedge
Interest rate - Bond	05.22.18	R$ (Fixed rate of 7.75% p.a.)	68.84% CDI	50,000	1,014	50,000	1,014
Interest rate	04.02.19	R$ (Fixed rate of 9.61% p.a.)	95.00% CDI	250,000	4,637	250,000	4,637
Interest rate	04.02.19	R$ (Fixed rate of 9.61% p.a.)	93.54% CDI	248,960	5,177	248,960	5,177
					10,828		10,828

Currency swap	07.28.17	US$	72.30% CDI	4,288	(3,715)	4,288	(3,715)
Currency swap	04.12.19	US$ + 2,67% p.a.	110.91% CDI	50,000	5,497	50,000	5,497
				54,288	1,782	54,288	1,782

					12,610		12,610

c.            Options (1)

  i.    Currency options

The Company designates as a cash flow hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be registered as financial expenses in the statement of income.

The Company has designated transactions involving options denominated collar where there is a purchase of a put option ("PUT") and a sale of a call option ("CALL"), simultaneously, such that the premium paid for the put is compensated by the premium received in the call.

When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

(1)     The average rates of the options contracts may not reflect the expected final result, such as those presented in the sensitivity table, since it consists of several operations.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parent company and Consolidated
06.30.17
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	July 2017	(240,000)	3.7621	(5,048)
Collar - Put (Purchase)	July 2017	240,000	3.2010	1,314
Collar - Call (Sale)	August 2017	(177,063)	3.5965	(5,774)
Collar - Put (Purchase)	August 2017	177,063	3.2410	6,015
Collar - Call (Sale)	September 2017	(140,000)	3.7258	(3,200)
Collar - Put (Purchase)	September 2017	140,000	3.2943	7,631
Collar - Call (Sale)	October 2017	(137,500)	3.9099	(2,520)
Collar - Put (Purchase)	October 2017	137,500	3.2922	7,721
Collar - Call (Sale)	November 2017	(95,000)	3.5546	(5,598)
Collar - Put (Purchase)	November 2017	95,000	3.2111	3,935
Collar - Call (Sale)	December 2017	(40,000)	3.5955	(2,510)
Collar - Put (Purchase)	December 2017	40,000	3.1700	1,244
Collar - Call (Sale)	January 2018	(20,000)	3.7000	(1,064)
Collar - Put (Purchase)	January 2018	20,000	3.1000	350
		-		2,496

Parent company and Consolidated
06.30.17
R$ x JPY
Type	Maturities	Notional (JPY)	Average JPY	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	August 2017	(3,500,000)	0.0305	(1,522)
Collar - Put (Purchase)	August 2017	3,500,000	0.0295	1,868
Collar - Call (Sale)	September 2017	(3,500,000)	0.0308	(1,963)
Collar - Put (Purchase)	September 2017	3,500,000	0.0295	2,073
		-		456

Put (Purchase)	July 2017	3,500,000	0.0295	1,414
				1,414

Parent company and Consolidated
06.30.17
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments not designated as cash flow hedge
Collar - Call (Sale)	July 2017	(7,474)	3.4160	(3)
Collar - Put (Purchase)	July 2017	7,474	3.4160	3
Collar - Call (Sale)	July 2017	(7,474)	3.1300	-
Collar - Put (Purchase)	July 2017	7,474	3.1300	-
		-		-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments designated as cash flow hedge is presented as follows:

Parent company and Consolidated
			06.30.17		12.31.16
Hedge Instrument	Hedge object	Reference currency (notional)	Value (notional)	Fair value (1)	Value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge

Export prepayment - PPEs	Exchange rate	USD	258,333	854,618	300,000	977,730
Senior unsecured notes - Bonds	Exchange rate	USD	268,662	990,348	268,662	977,157

			526,995	1,844,966	568,662	1,954,887

(1)     Reference value converted by Ptax rate in effect at period-end or partial repeal dates.

a.            Export prepayments – PPEs

The position of PPEs designated as cash flow hedge is presented as follows:

Parent company and Consolidated
06.30.17
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value (1)

Export prepayment - PPE	US$ (E.R.)	04.2017 to 02.2019	258,333	1.8106	854,618

(1)       Reference value converted by the Ptax rate at the end of the period or partial revocation dates. Such amount demonstrates the total that may impact the Company's shareholders' equity.

b.            Senior unsecured notes – Bonds

The position of bonds designated as cash flow hedge is presented as follows:

Parent company and Consolidated
06.30.17
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value (1)

BRF SA BRFSBZ5	US$ (E.R.)	06.2022	118,662	2.0213	494,118
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150,000	2.0387	496,230

			268,662	2.0300	990,348

(1)       Reference value converted by the Ptax rate at the end of the period or partial revocation dates. Such amount demonstrates the total that may impact the Company's shareholders' equity.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.3.        Gains and losses of derivative and non-derivative financial instruments

The unrealized gains and losses of derivative and non-derivative financial instruments designated as cash flow hedge are recorded as a component of other comprehensive income, as set forth below:

	Shareholders' Equity
	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16
Derivatives designated as cash flow hedges
Foreign exchange risks	(158,166)	(28,998)	(158,166)	(29,169)
Interest risks	(6,275)	(8,803)	(18,440)	(25,872)
Commodity risks	(6,868)	3,389	(6,868)	3,389
	(171,309)	(34,412)	(183,474)	(51,652)

Non derivatives designated as cash flow hedges
Foreign exchange risks	(768,219)	(812,007)	(768,219)	(812,007)

Gross losses	(939,528)	(846,419)	(951,693)	(863,659)
Deferred taxes on losses	319,440	287,782	319,440	287,739
OCI recognized by subsidiaries	(12,165)	(17,283)	-	-
Losses, net of taxes	(632,253)	(575,920)	(632,253)	(575,920)

Change in gross losses	(93,109)	798,351	(88,034)	819,983
Income taxes on financial instruments adjustments	31,658	(272,664)	31,701	(272,707)
OCI recognized by subsidiaries	5,118	21,589	-	-
Impact in other comprehensive income	(56,333)	547,276	(56,333)	547,276

During the six-month period ended June 30, 2017, the realized transaction with derivative and non-derivative financial instruments designated as cash flow hedge resulted in a gain of R$142,227 (gain of R$168,933 during the six-month period ended June 30, 2016), composed by a net gain amounting to R$134,476 (gain of R$158,890 during the six-month period ended June 30, 2016) recorded as gross revenues and a net loss of R$7,751 (gain of R$10,043 during the six-month period ended June 30, 2016) recorded in the financial result.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.4.        Breakdown of financial instruments by category – except derivatives

	Parent company
	06.30.17
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	51,911	-	-	-	-	51,911
Marketable securities	-	-	-	84,745	-	84,745
Restricted cash	-	-	-	569,302	-	569,302
Trade accounts receivable	8,510,206	-	-	-	-	8,510,206
Other credits	271,846	-	-	-	-	271,846
Other receivables	52,177	-	-	-	-	52,177
Fair value
Cash equivalents	-	-	5,144,324	-	-	5,144,324
Marketable securities	-	320,060	215,200	-	-	535,260

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,215,880)	(4,215,880)
Supply chain finance	-	-	-	-	(521,023)	(521,023)
Loans and financing
Local currency	-	-	-	-	(9,720,122)	(9,720,122)
Foreign currency	-	-	-	-	(7,365,256)	(7,365,256)
Capital lease payable	-	-	-	-	(275,148)	(275,148)
	8,886,140	320,060	5,359,524	654,047	(22,097,429)	(6,877,658)

	Parent company
	12.31.16
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	67,082	-	-	-	-	67,082
Marketable securities	-	-	-	80,200	-	80,200
Restricted cash	-	-	-	555,667	-	555,667
Trade accounts receivable	8,409,234	-	-	-	-	8,409,234
Other credits	335,018	-	-	-	-	335,018
Other receivables	74,164	-	-	-	-	74,164
Fair value
Cash equivalents	-	-	3,789,423	-	-	3,789,423
Marketable securities	-	329,876	228,969	-	-	558,845

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,758,721)	(4,758,721)
Supply chain finance	-	-	-	-	(1,335,582)	(1,335,582)
Loans and financing
Local currency	-	-	-	-	(8,643,655)	(8,643,655)
Foreign currency	-	-	-	-	(7,291,438)	(7,291,438)
Capital lease payable	-	-	-	-	(211,482)	(211,482)
	8,885,498	329,876	4,018,392	635,867	(22,240,878)	(8,371,245)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	06.30.17
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	2,420,640	-	-	-	-	2,420,640
Marketable securities	-	-	-	250,262	-	250,262
Restricted cash	-	-	321,002	569,302	-	890,304
Trade accounts receivable	3,666,842	-	-	-	-	3,666,842
Other credits	278,975	-	-	-	-	278,975
Other receivables	52,177	-	-	-	-	52,177
Fair value
Cash equivalents	-	-	6,090,262	-	-	6,090,262
Marketable securities	-	420,886	259,082	-	-	679,968

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(6,054,741)	(6,054,741)
Supply chain finance	-	-	-	-	(541,391)	(541,391)
Loans and financing
Local currency	-	-	-	-	(9,900,528)	(9,900,528)
Foreign currency	-	-	-	-	(14,079,494)	(14,079,494)
Capital lease payable	-	-	-	-	(326,935)	(326,935)
	6,418,634	420,886	6,670,346	819,564	(30,903,089)	(16,573,659)

	Consolidated
	12.31.16
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	1,730,417	-	-	-	-	1,730,417
Marketable securities	-	-	-	255,493	-	255,493
Restricted cash	-	-	90,140	555,668	-	645,808
Trade accounts receivable	3,095,848	-	-	-	-	3,095,848
Other credits	335,506	-	-	-	-	335,506
Other receivables	74,164	-	-	-	-	74,164
Fair value
Cash equivalents	-	-	4,626,502	-	-	4,626,502
Marketable securities	-	623,275	271,245	-	-	894,520

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(5,839,838)	(5,839,838)
Supply chain finance	-	-	-	-	(1,335,582)	(1,335,582)
Loans and financing
Local currency	-	-	-	-	(8,643,655)	(8,643,655)
Foreign currency	-	-	-	-	(10,318,725)	(10,318,725)
Capital lease payable	-	-	-	-	(216,823)	(216,823)
	5,235,935	623,275	4,987,887	811,161	(26,354,623)	(14,696,365)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refers to concepts of valuation and disclosure requirements.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in CVM Deliberation 699/12, which involves the following aspects:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•         The fair value is the price that an asset could be exchanged and a liability could be settled, between knowledgeable willing parties in an arm’s length transaction; and

•         Hierarchy on 3 levels for measurement of the fair value, according to observable inputs for the valuation of an asset or liability on the date of its measurement.

The valuation established on 3 levels of hierarchy for measurement of the fair value is based on observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation technics. These 2 types of inputs create the hierarchy of fair value set forth below:

•         Level 1 – Prices quoted (unadjusted) for identical instruments in active markets. Investments in credit linked notes, Brazilian foreign debt securities, Financial Treasury  Bills (“LFT”) and stocks are classified at level 1 of the fair value hierarchy;

•        Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable. Investments in Bank Deposit Certificates (“CDB”) are classified at level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates.

•         Level 3 – Instruments whose significant inputs are non-observable. The Company does not have financial instruments in this level.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy. For the six-month period ended on June 30, 2017, there were no changes between the 3 levels of hierarchy.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	06.30.17
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Stocks	320,060	-	-	320,060
Held for trading
Bank deposit certificates	-	50,918	-	50,918
Financial treasury bills	164,282	-	-	164,282
Other financial assets
Derivatives designated as hedge accounting	-	40,136	-	40,136
Derivatives not designated as hedge accounting	-	21,919	-	21,919
	484,342	112,973	-	597,315
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge accounting	-	(201,691)	-	(201,691)
Derivatives not designated as hedge accounting	-	(4,890)	-	(4,890)
	-	(206,581)	-	(206,581)

	Parent company
	12.31.16
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Stocks	329,876	-	-	329,876
Held for trading
Bank deposit certificates	-	48,425	-	48,425
Financial treasury bills	180,544	-	-	180,544
Other financial assets
Derivatives designated as hedge accounting	-	197,477	-	197,477
Derivatives not designated as hedge accounting	-	438	-	438
	510,420	246,340	-	756,760
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge accounting	-	(200,460)	-	(200,460)
Derivatives not designated as hedge accounting	-	(306,252)	-	(306,252)
	-	(506,712)	-	(506,712)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	06.30.17
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	15,114	-	-	15,114
Public securities	34,416	-	-	34,416
Stocks	371,356	-	-	371,356
Held for trading
Bank deposit certificates	-	50,918	-	50,918
Financial treasury bills	164,282	-	-	164,282
Investment funds	43,882	-	-	43,882
Other financial assets
Derivatives designed as hedge accounting	-	40,136	-	40,136
Derivatives not designated as hedge accounting	-	38,575	-	38,575
	629,050	129,629	-	758,679
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge accounting	-	(218,562)	-	(218,562)
Derivatives not designated as hedge accounting	-	(4,890)	-	(4,890)
	-	(223,452)	-	(223,452)

	Consolidated
	12.31.16
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	187,384	-	-	187,384
Public securities	56,416	-	-	56,416
Stocks	379,475	-	-	379,475
Held for trading
Bank deposit certificates	-	48,425	-	48,425
Financial treasury bills	180,544	-	-	180,544
Investment funds	42,276	-	-	42,276
Other financial assets
Derivatives designed as hedge accounting	-	197,520	-	197,520
Derivatives not designated as hedge accounting	-	495	-	495
	846,095	246,440	-	1,092,535
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge accounting	-	(222,794)	-	(222,794)
Derivatives not designated as hedge accounting	-	(306,777)	-	(306,777)
	-	(529,571)	-	(529,571)

4.6.        Comparison between book value and fair value of financial instruments

Except for the items presented below, the book value of all other financial instruments approximate fair value. The fair value of financial instruments presented below was based in prices observed in active markets, level 1 of the hierarchy for fair value measurement.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company and Consolidated
		06.30.17		12.31.16
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(369,909)	(419,633)	(364,006)	(415,115)
BRF SA BRFSBZ4	2024	-	-	(2,424,133)	(2,404,442)
BRF SA BRFSBZ3	2023	(1,598,035)	(1,605,843)	(1,568,079)	(1,567,412)
BRF SA BRFSBZ7	2018	(503,364)	(495,007)	(502,933)	(475,868)
BRF SA BRFSBZ2	2022	(1,875,543)	(1,915,272)	(1,729,142)	(1,795,814)
Parent company		(4,346,851)	(4,435,755)	(6,588,293)	(6,658,651)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(291,711)	(315,974)	(287,211)	(308,745)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	-	-	(370,023)	(376,702)
Bonds BRF - SHB
BRF SA BRFSBZ4	2024	(2,463,322)	(2,466,390)	-	-
Bonds BRF Gmbh
BRF SA BRFSBZ4	2026	(1,602,474)	(1,568,976)	(1,606,615)	(1,538,817)
Quickfood bonds
Quickfood	2019	(119,075)	(119,075)	(144,453)	(144,453)
Consolidated		(8,823,433)	(8,906,170)	(8,996,595)	(9,027,368)

4.7.        Table of sensitivity analysis

In preparation of the sensitivity analysis, Management considered the derivative financial instruments used to mitigate the currency risk and commodities as relevant risks and could impact the Company's results. Currently, Management believes that fluctuations in interest rates do not significantly affect its financial results, since have opted for fixing through derivative financial instruments (interest rate swap), a considerable part of its post fixed debt.

The table below presents the possible impacts of derivative and non-derivative financial instruments considering scenarios of appreciation and depreciation of the main traded currencies by the Company with respect to its functional currency (Brazilian Real) and changes in corn prices on the Chicago Board of Trade (“CBOT”). The amount of exports utilized corresponds to notional value of derivative financial instruments entered into in order to hedge highly probable transaction.

Quantitative and qualitative information used in preparing these analyzes are based on the position for the period ended June 30, 2017. Future results to be measured may differ significantly from those estimates amounts, if the reality becomes different from the assumptions used.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		3.3082	2.9774	2.4812	4.1353	4.9623
Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	5,674	30,250	67,114	(55,766)	(117,206)
Options - currencies	Devaluation of R$	1,468	153,660	471,030	(222,631)	(750,192)
Export prepayments	Devaluation of R$	(386,871)	(301,409)	(173,217)	(600,525)	(814,179)
Bonds	Devaluation of R$	(343,131)	(254,252)	(120,934)	(565,328)	(787,525)
Swaps	Devaluation of R$	(157,835)	(117,052)	(55,877)	(259,794)	(361,753)
Exports (object)	Appreciation of R$	881,786	494,621	(175,208)	1,693,318	2,808,313
Cost (object)	Appreciation of R$	(1,091)	(5,818)	(12,908)	10,726	22,542
Not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(31,780)	(246,813)	(569,363)	505,803	1,043,385
Net effect		(31,780)	(246,813)	(569,363)	505,803	1,043,385

		3.7750	3.3975	2.8313	4.7188	5.6625
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	690	27,115	66,752	(65,373)	(131,436)
Exports (object)	Appreciation of R$	(690)	(27,115)	(66,752)	65,373	131,436
Not designated as hedge accouting
NDF - Purchase	Devaluation of R$	8,467	(159,520)	(411,501)	428,434	848,401
Net effect		8,467	(159,520)	(411,501)	428,434	848,401

		4.2993	3.8694	3.2245	5.3741	6.4490
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(1,551)	5,327	15,646	(18,749)	(35,946)
Exports (object)	Appreciation of R$	1,551	(5,327)	(15,646)	18,749	35,946
Net effect		-	-	-	-	-

		0.0294	0.0265	0.0221	0.0368	0.0442
Parity - Brazilian Reais x JPY		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Options - currencies	Devaluation of R$	630	31,542	77,910	(43,015)	(94,535)
Exports (object)	Appreciation of R$	(630)	(31,542)	(77,910)	43,015	94,535
Net effect		-	-	-	-	-

		151.75	136.57	113.81	189.68	227.62
Price parity CBOT - Corn - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Sale corn	Increase in the price of corn	(41)	3,724	9,372	(9,454)	(18,867)
Cost (object)	Decrease in the price of corn	41	(3,724)	(9,372)	9,454	18,867
Not designated as hedge accounting
Non-deliverable forward - Purchase corn	Decrease in the price of corn	(339)	(2,899)	(6,739)	6,062	12,463
Net effect		(339)	(2,899)	(6,739)	6,062	12,463

		120.68	108.61	90.51	150.85	181.02
Price parity CBOT - soymeal - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Purchase soymeal	Decrease in the price of soymeal	(114)	(313)	(613)	386	885
Cost (object)	Increase in the price of soymeal	114	313	613	(386)	(885)
Net effect		-	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the Board of Directors and Directors for assessing the performance of each segment and allocating resources.

As disclosed in note 1, in order to reflect the management structure changes the segment information of 2017 and 2016 were prepared considering the seven observable segments, as follows: Brazil, Europe, Middle East and North Africa (“One Foods”), Africa, Asia, Latin America (“LATAM”) and Other Segments, which primarily observe our geographical structure.

These segments include sales of all distribution channels and operations are subdivided according to the nature of the products whose characteristics are described below:

•         Poultry: involves the production and sale of whole poultry and in-natura cuts.

•         Pork and other: involves the production and sale of in-natura cuts.

•         Processed: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef, margarine, vegetable and soybean-based products.

•         Other sales: involves the commercialization of flour for food service and others.

Other segments are subdivided into:

•         Ingredients: commercialization and development of animal health ingredients, human nutrition, plant nutrition (fertilizers) and health care (health and wellness). Such new channel was created during the 2nd quarter of 2017, with the purpose of adding value to the co-products and optimizing the Company’s production chain.

•         Other segments: commercialization of in-natura beef cuts and agricultural products.

The net sales for each reportable operating segment are presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
Net sales	06.30.17	06.30.16
Brazil
In-natura	1,684,621	1,475,155
Poultry	1,304,223	1,112,266
Pork and other	380,398	362,889
Processed	5,494,852	5,585,176
Other sales	8,329	46,024
	7,187,802	7,106,355

Europe
In-natura	687,479	902,730
Poultry	316,327	521,302
Pork and other	371,152	381,428
Processed	1,123,341	1,074,546
Other sales	694	-
	1,811,514	1,977,276

One Foods
In-natura	2,502,609	2,865,468
Poultry	2,480,939	2,845,322
Other	21,670	20,146
Processed	353,645	318,274
Other sales	37,439	2
	2,893,693	3,183,744

Africa
In-natura	174,644	297,368
Poultry	132,417	241,911
Pork and other	42,227	55,457
Processed	57,453	77,944
	232,097	375,312

Asia
In-natura	1,780,076	2,005,289
Poultry	1,553,662	1,734,689
Pork and other	226,414	270,600
Processed	131,522	243,694
Other sales	121,010	83,229
	2,032,608	2,332,212

LATAM
In-natura	346,087	317,459
Poultry	259,979	261,650
Pork and other	86,108	55,809
Processed	697,964	623,119
Other sales	23,041	7,947
	1,067,092	948,525

Other segments
Ingredients	82,339	-
Other sales	528,928	711,474
	611,267	711,474
	15,836,073	16,634,898

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The operating income for each reportable operating segment is presented below:

	Consolidated
	06.30.17	06.30.16

Brazil	578,346	536,330
Europe	(32,481)	70,425
MENA	(94,382)	259,732
Africa	(61,872)	27,904
Asia	160,924	273,449
LATAM	11,014	34,891
Other segments	(6,192)	45,757
Ingredients	17,624	-
Other sales	(23,816)	45,757
Sub total	555,357	1,248,488
Corporate	(377,954)	(64,686)
	177,403	1,183,802

The Corporate line presented above refers to extraordinary events not attributable to the operating segments, which are recognized as other operating income (expense). For the six-month period ended June 30, 2017, the main events were: R$158,348 contingencies, R$157,502 extraordinary expenses – Weak Flesh Operation and R$35,320 Price adjustment in the transaction with Lactalis due to the sale of the dairy segment and R$9,859 level of health insurance claims. For the six-month period ended June 30, 2016, the main events were tax contingencies.

No customer was individually or in aggregate responsible for more than 5% of net sales for the years ended June 30, 2017 and 2016.

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, considering the nature of the products manufactured in each segment (cash-generating unit), as presented below:

	Consolidated
	Goodwill		Trademarks		Total
	06.30.17	12.31.16	06.30.17	12.31.16	06.30.17	12.31.16
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
Europe	606,412	652,989	177,537	20,139	783,949	673,128
One Foods	1,889,597	1,224,970	170,407	170,407	2,060,004	1,395,377
Asia	700,586	594,046	4,189	4,553	704,775	598,599
LATAM	344,695	720,047	130,881	135,617	475,576	855,664
	4,692,788	4,343,550	1,465,492	1,313,194	6,158,280	5,656,744

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, hich take investment decisions and determine allocation of assets on a consolidated basis.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

6.            BUSINESS COMBINATION AND ACQUSITION OF ENTITIES INTEREST

6.1         Fair value of the assets and liabilities of business combination with Universal Meats UK, Eclipse Holding Cöoperatief U.A. and Alimentos Calchaquí Products 7 S.A.

For the period ended in 2016, BRF acquired 100% of the equity interest in Universal, Eclipse and Calchaquí. The details of the transactions were disclosed in the financial statements for the year ended December 31, 2016 (Note 6.1.3, 6.1.4 and 6.1.5).

During the first semester of 2017, the Company completed the analysis of the fair value of assets acquired and liabilities assumed, which are shown below:

	Universal	Eclipse	Calchaquí
Cash and cash equivalents	22,525	1,669	11,736
Trade accounts receivable, net	108,629	43,031	14,547
Inventories	64,348	18,419	13,317
Recoverable taxes	-	11,763	11,985
Deferred income and social contribution taxes	-	15,714	-
Biological assets	-	23,650	-
Property, plant and equipment	384	203,528	75,443
Intangible	127,206	64,680	122,956
Other assets	6,899	3,788	218
	329,991	386,242	250,202

Payroll and related charges	-	9,367	3,521
Trade accounts payable	30,638	50,295	14,758
Tax payable	3,243	8,245	15,187
Short-term debt	20,702	33,714	-
Deferred income and social contribution taxes	21,201	-	-
Provision for tax, civil and labor risks	-	37,579	14,373
Other liabilities	18,835	20,276	33,216
	94,620	159,476	81,055

Net assets acquired	235,371	226,766	169,147

Fair value of consideration paid	280,776	228,488	387,002

Goodwill	45,405	1,722	217,855

The amounts of goodwill based on expectation of future profitability were allocated to the operating segment Southern Cone, to Eclipse and Calchaquí, and International to Universal.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

6.2         Business Combination with Qatar Investment Authority (“QIA”)

On March 07, 2017, BRF Foods GmbH, a wholy-owned subsidiary of One Foods Holdings Ltd has incorporated a new company denominated TBQ Foods GmbH (“TBQ”), with the purpose of being the acquirer of Banvit Bandirma Vitaminli Yem Sanayii A.Ş. ("Banvit") shares (note 6.3).

On May 24, 2017 BRF Foods GmbH has entered into an agreement with Qatar Investment Authority (“QIA”), the sovereign wealth fund of the State of Qatar, which acquired equity interests in TBQ, so that BRF Foods GmbH and QIA withhold respectively, 60% and 40% of participation. TBQ’s shareholders agreement grants BRF Foods GmbH control over the entity, so that QIA’s rights are solely protective.

The agreement with QIA includes options, which grant QIA the right to sell its shares to BRF (“put option”) or exchange for participation into One Foods Holdings Ltd. (“roll-up”). It also includes a call option held by BRF Foods GmbH. The options may be exercised only in certain conditions stablished in the agreement, and will expire in 4,5 years after May 24, 2017. BRF Foods GmbH recognized a liability, in non-current liabilities, related to the Put and Roll-up options in the amount of TRY479,129 (equivalent to R$441,038).

In compliance with CVM Deliberations nº 665/11, nº 696/12, nº 698/12, QIA’s non-controlling interests are not presented separately under the financial statements. This participation is expressed by the liability described above.

6.3         Business Combination – Banvit Bandirma Vitaminli Yem Sanayii Anonim Sirketi (“Banvit”)

On May 25, 2017, BRF, through its subsidiary TBQ, has concluded the share purchase transaction with the controlling shareholders (“Sellers”) of Banvit Bandirma Vitaminli Yem Sanayii A.Ş. ("Banvit"), in order to acquire 79.48% of the shares issued by Banvit, one of the largest poultry producers in Turkey. In line with Company’s continuous commitment to the Muslim markets, this acquisition allows One Foods to entry into the Turkish market, which has one of the largest poultry Halal consumption in the world.

Banvit’s remaining shares, 20.52%, are listed under the Istanbul Stock Exchange (“ISE”), ticker BANVT. In compliance with Turkey’s capital markets regulations, in consequence of obtaining the control, TBQ has 60 days after the conclusion of the transaction to make a mandatory tender offer for the minority shareholders. TBQ has recognized a liability, in the amount of TRY247,820 (equivalent to R$228,119) in current liabilities, related to the mandatory tender offer by the same price per share paid to the Sellers.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

In compliance with CVM Deliberations nº 665/11, nº 696/12, nº 698/12, Banvit’s non-controlling interests are not presented separately under the financial statements. This participation is presented as the liability described above.

The total acquired net assets before the purchase price allocation, in order to determine the preliminary goodwill is demonstrated below:

Acquired Net Assets	386,935
Fair Value of the consideration	1,073,010
Cash paid to Sellers	844,891
Liability registered for the mandatory tender offer	228,119
Preliminary Goodwill	686,075

The amounts disclosed above are still subject to adjustments according to the conditions stablished in the share purchase agreement and to the mandatory tender offer. TBQ has an amount of US$22,059 (equivalent to R$72,976) in order to pay for the price adjustment and an amount of US$52,123 (equivalent to R$172,433) in order to accomplish with the mandatory tender offer, both registered as Restricted Cash (note 15).

In order to comply with the requirements of CVM Deliberation Nº 665/11, BRF will prepare a fair value report of the acquired assets and assumed liabilities in order to allocate the purchase price. Management expects to complete this report in 2017, when the final purchase price allocation will be determined as well as its accounting impacts.

A preliminary analysis made by the Company indicates that, currently the best scenario, the following assets will be identified during the purchase price allocation: trademark, customer relationship, supplier relationship, surplus value of fixed assets and inventories. The allocations are subject to changes during the preparation of the fair value report.

In 2017, the business combination contributed with net revenue of R$265,321 and net income of R$45,644 from the acquisition date until June 30, 2017 in the consolidated income statement. If the acquisitions had occurred at the beginning of 2017, the consolidated net revenue for this year would be increased by R$830,776 and the consolidated net income for the year would be increased by R$54,616.

6.4         Acquisition of equity interest BRF Invicta Ltd (“BRF Invicta”)

On April 28, 2017, BRF announced to the Market through its wholly-owned subsidiary BRF GmbH, celebrated a share purchase agreement for the acquisition of the additional 7.16% ownership in BRF Invicta, for the amount of GBP20,266 (equivalents to R$79,134).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

7.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		06.30.17	12.31.16	06.30.17	12.31.16
Cash and bank accounts
U.S. Dollar	-	6,843	4,708	912,874	680,132
Brazilian Reais	-	19,644	46,077	39,329	46,375
Euro	-	22,407	5,337	657,312	274,348
Other currencies	-	3,017	10,960	811,125	729,562
		51,911	67,082	2,420,640	1,730,417
Cash equivalents
In Brazilian Reais
Investment funds	5.82%	4,328	26,919	4,328	26,919
Savings account	4.07%	1,777	4,789	1,777	4,789
Bank deposit certificates	9.80%	3,096,765	3,746,146	3,206,205	3,830,200
		3,102,870	3,777,854	3,212,310	3,861,908
In U.S. Dollar
Term deposit	1.72%	1,592,540	-	1,706,051	327,010
Overnight	0.50%	448,914	11,569	1,171,901	421,481
Other currencies
Term deposit	-	-	-	-	16,103
		2,041,454	11,569	2,877,952	764,594
		5,196,235	3,856,505	8,510,902	6,356,919

8.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		06.30.17	12.31.16	06.30.17	12.31.16
Available for sale
Credit linked note (a)	5.98	US$	3.85%	-	-	15,114	187,384
Public securities (b)	1.57	US$	3.29%	-	-	34,416	56,416
Stocks (c)	-	HKD and R$	-	320,060	329,876	371,356	379,475
				320,060	329,876	420,886	623,275
Held for trading
Bank deposit certificates ("CDB") (d)	3.91	R$	10.06%	50,918	48,425	50,918	48,425
Financial treasury bills (e)	2.26	R$	10.15%	164,282	180,544	164,282	180,544
Investment funds (f)	0.73	ARS	25.00%	-	-	43,882	42,276
				215,200	228,969	259,082	271,245
Held to maturity
Sovereign bonds and others (e)	0.82	AOA and R$	6.23% to 10.15%	84,745	80,200	250,262	255,493
				620,005	639,045	930,230	1,150,013

Current				299,945	309,169	408,387	622,285
Non-current (2)				320,060	329,876	521,843	527,728

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(1)     Weighted average maturity in years.

(2)     Maturity within up to July 26, 2018

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(b)  Brazilian foreign debt securities are denominated in U.S. Dollars and remunerated at pre and post-fixed rates.

(c)  The stock balance comprises the market value of 26,000,000 (27,150,300 on December 31, 2016) stocks from Minerva ticker BEEF3 and market value of R$12.31 to each stock on June 30, 2017 (R$12.15 to each stock on December 31, 2016)   and 77,583,000 (77,583,000 on December 31, 2016) stocks of Cofco Meat ticker 1610 and market value of HKD1.56 to each stock on June 30, 2017 (R$1.52 to each stock on December 31, 2016).

(d)  Bank Deposit Certificate (“CDB”) investments are denominated in Brazilian Reais and remunerated at rates varying from 98% to 99% of the Interbank Deposit Certificate (“CDI”).

(e)  Comprise for Financial Treasury Bills (“LFT”) are remunerated at the rate of the Special System for Settlement and Custody (“SELIC”) and securities of the Angola Government denominated in Kwansas.

(f)   The fund in foreign currency is basically represented of public and private securities.

There were no changes in the characteristics of the marketable securities disclosed above as compared to the information disclosed in the financial statements for the year ended December 31, 2016 (note 8).

The unrealized loss from the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to an accumulated loss of R$60,129 net of income tax of R$29,665 as of June 30, 2017 (loss of R$25,998 net of income tax of R$11,513 as of December 31, 2016).

Additionally, on June 30, 2017, of the total of marketable securities, R$2,400 (R$74,088 as of December 31, 2016) were pledged as collateral (without restriction for use) for operations with future contracts, traded on the Futures and Commodities Exchange (“BM&FBOVESPA”).

The Company has also restricted cash of R$569,302 in the parent company and R$890,304 in the consolidated on June 30, 2017 (R$555,667 in the parent company and R$645,808 in the consolidated on December 31, 2016) (note 15).

The Company conducted an analysis of sensitivity to foreign exchange rate (note 4.7).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

9.            TRADE ACCOUNTS RECEIVABLE, NET AND NOTES RECEIVABLE

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16
Trade accounts receivable, net
Domestic customers	1,085,183	1,308,066	1,092,941	1,308,066
Domestic related parties	537,659	1,098	1,233	1,098
Foreign customers	409,664	391,256	2,926,386	2,144,712
Foreign related parties	6,884,219	7,108,387	87,241	64,681
	8,916,725	8,808,807	4,107,801	3,518,557
( - ) Adjustment to present value	(8,414)	(11,577)	(11,607)	(16,253)
( - ) Allowance for doubtful accounts	(398,105)	(387,996)	(429,352)	(406,456)

	8,510,206	8,409,234	3,666,842	3,095,848

Current	8,496,308	8,398,647	3,652,928	3,085,147
Non-current	13,898	10,587	13,914	10,701

Notes receivable	303,316	367,473	310,447	367,961
( - ) Adjustment to present value	(846)	(230)	(848)	(230)
( - ) Allowance for doubtful accounts	(30,624)	(32,225)	(30,624)	(32,225)

	271,846	335,018	278,975	335,506

Current	142,717	148,981	149,223	148,982
Non-current (1)	129,129	186,037	129,752	186,524

(1) Weighted average maturity of 3.33 years.

Of the foreign related parties balance recorded in the parent company, is tied to Agribusiness Receivable Certificate ("CRA") operation, as disclosed in the financial statements for the year ended December 31, 2016 (note 19.2).

06.30.17
Operation	Date	Maturity	Average rate	Principal value	Updated Value

CRA 2018 - 1th Issue	09.29.2015	10.01.2018	96.9% CDI	1,000,000	1,021,469
CRA 2019 - 2sd Issue	04.19.2016	04.19.2019	96.5% CDI	1,000,000	1,041,968
CRA 2020 - 3th Issue	12.16.2016	12.16.2020	96.0% CDI	780,000	826,007
CRA 2023 - 3th Issue	12.16.2016	12.18.2023	IPCA + 5.90%	720,000	731,387
				3,500,000	3,620,831

On June 30, 2017 notes receivable are comprised mainly by receivables from the (i) sale of assets located in the City of Ana Rech (State of Rio Grande do Sul) to JBS, of R$28,226 and (ii) disposal of various other assets and farms, R$231,759.

The trade accounts receivable from related parties by the parent company are disclosed in note 29. The consolidated balances, refers to transaction with associates UP!, in domestic market and with joint ventures SATS BRF, in foreign market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of allowance for doubtful accounts is presented below:

	Parent company	Consolidated
	06.30.17	06.30.17
Beginning balance	(387,996)	(406,456)
Additions	(52,288)	(72,152)
Business combination (1)	-	(11,638)
Reversals	28,471	48,467
Write-offs	17,772	17,799
Exchange rate variation	(4,064)	(5,372)
Ending balance	(398,105)	(429,352)

The aging of trade accounts receivable is as follows:

	Parent company	Consolidated
	06.30.17	06.30.17
Current	8,427,276	2,872,607
Overdue
01 to 60 days	80,249	572,215
61 to 90 days	10,590	121,524
91 to 120 days	4,326	53,690
121 to 180 days	9,392	45,891
181 to 360 days	19,576	51,279
More than 361 days	365,316	390,595
( - ) Adjustment to present value	(8,414)	(11,607)
( - ) Allowance for doubtful accounts	(398,105)	(429,352)
	8,510,206	3,666,842

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

10.         INVENTORIES

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16
Finished goods	1,431,738	1,551,119	3,423,466	3,207,877
Work in process	121,868	147,231	170,940	172,765
Raw materials	667,687	809,496	848,246	900,799
Packaging materials	54,359	50,852	123,662	76,840
Secondary materials	219,794	234,941	265,004	265,348
Warehouse	137,860	144,731	231,499	205,692
Goods in transit	9,590	-	-	-
Imports in transit	75,083	75,548	130,602	113,002
Other	5,216	6,706	8,830	6,850
(-) Provision for adjustment to realizable value	(29,747)	(35,409)	(57,610)	(93,530)
(-) Provision for deterioration	(73,102)	(10,629)	(98,780)	(26,211)
(-) Provision for obsolescense	(5,826)	(6,920)	(5,471)	(7,649)
(-) Adjustment to present value	(33,624)	(29,098)	(40,511)	(30,143)
	2,580,896	2,938,568	4,999,877	4,791,640

The write-offs of products sold from inventories to cost of sales during six-month period ended June 30, 2017 totaled R$10,274,956 in the parent company and R$12,740,463 in the consolidated (R$10,726,669 in the parent company and R$12,685,915 in the consolidated on December 31, 2016). Such amounts include the additions and reversals of inventory provisions presented in the table below:

	Parent company
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				06.30.17
Beginning balance	(35,409)	(10,629)	(6,920)	(52,958)
Additions	(50,684)	(75,847)	(1,326)	(127,857)
Reversals	56,346	-	-	56,346
Write-offs	-	13,374	2,420	15,794
Ending balance	(29,747)	(73,102)	(5,826)	(108,675)

	Consolidated
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				06.30.17
Beginning balance	(93,530)	(26,211)	(7,649)	(127,390)
Additions	(94,223)	(117,477)	(3,145)	(214,845)
Reversals	124,985	-	-	124,985
Write-offs	-	44,205	3,792	47,997
Business combination (1)	-	23	849	872
Exchange rate variation	5,158	680	682	6,520
Ending balance	(57,610)	(98,780)	(5,471)	(161,861)

On June 30, 2017 and December 31, 2016, there were no inventory items pledged as collateral.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

11.         BIOLOGICAL ASSETS

The balance of biological assets are segregated in current and non-current assets are presented below:

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16

Live animals	1,391,259	1,617,747	1,625,758	1,644,939
Total current	1,391,259	1,617,747	1,625,758	1,644,939

Live animals	540,071	621,586	642,683	647,377
Forests	243,481	269,968	270,382	269,968
Total non-current	783,552	891,554	913,065	917,345
	2,174,811	2,509,301	2,538,823	2,562,284

Live animals are represented for poultry and pork and separated into consumable and for production. There were no changes in classification of nature of biological assets as compared to the information disclosed in the financial statements for the year ended December 31, 2016 (note 11).

The rollforward of biological assets for the year is presented below:

	Parent company
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			06.30.17				06.30.17
Beginning balance	759,852	857,895	1,617,747	328,552	293,034	269,968	891,554
Additions/Transfer	195,019	859,370	1,054,389	18,864	100,530	19,659	139,053
Fair value variation (1)	314,464	29,783	344,247	(5,502)	(48,374)	-	(53,876)
Harvest	-	-	-	-	-	(16,221)	(16,221)
Write-off	-	-	-	-	-	(2,594)	(2,594)
Transfer between current and non-current	27,499	42,165	69,664	(27,499)	(42,165)	-	(69,664)
Transfer to inventories	(601,734)	(931,941)	(1,533,675)	-	-	-	-
Transfer to related parties	(161,113)	-	(161,113)	(77,369)	-	(27,331)	(104,700)
Ending balance	533,987	857,272	1,391,259	237,046	303,025	243,481	783,552

	Consolidated
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			06.30.17				06.30.17
Beginning balance	770,691	874,248	1,644,939	349,102	298,275	269,968	917,345
Additions/Transfer	283,393	859,370	1,142,763	39,087	100,530	22,174	161,791
Business combination (2)	102,967	-	102,967	-	-	-	-
Fair value variation (1)	438,942	56,685	495,627	(29,494)	(44,996)	-	(67,776)
Harvest	-	-	-	-	-	(19,166)	(19,166)
Write-off	-	-	-	(6,564)	(150)	(2,594)	(9,308)
Transfer between current and non-current	34,230	42,583	76,813	(34,230)	(36,399)	-	(70,629)
Transfer to inventories	(876,712)	(962,181)	(1,838,893)	-	-	-	-
Exchange variation	1,913	(371)	1,542	1,203	(395)	-	808
Ending balance	755,424	870,334	1,625,758	325,668	317,015	270,382	913,065

(1)       The fair value variation of biological assets includes depreciation of breeding stock in the amount of R$311,544 (R$658,021 as of December 31, 2016) in the parent company and R$377,823 (R$680,912 as of December 31, 2016) in the consolidated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(2)       Balance arise from business combination of Banvit (note 6.3).

The quantities and balances per live animal assets are presented below:

	Parent company
	06.30.17		12.31.16
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	121,471	533,987	192,328	759,852
Immature pork	3,926	857,272	3,691	857,895
Total current	125,397	1,391,259	196,019	1,617,747

Production biological assets
Immature poultry	4,777	85,921	6,410	112,430
Mature poultry	7,302	151,125	11,192	216,122
Immature pork	191	57,869	193	58,180
Mature pork	432	245,156	419	234,854
Total non-current	12,702	540,071	18,214	621,586
	138,099	1,931,330	214,233	2,239,333

	Consolidated
	06.30.17		12.31.16
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	199,148	755,424	202,454	770,691
Immature pork	4,012	870,334	3,788	874,248
Total current	203,160	1,625,758	206,242	1,644,939

Production biological assets
Immature poultry	6,803	114,224	6,735	119,912
Mature poultry	10,563	211,444	11,670	229,190
Immature pork	229	67,409	195	58,934
Mature pork	440	249,606	427	239,341
Total non-current	18,035	642,683	19,027	647,377
	221,195	2,268,441	225,269	2,292,316

12.         RECOVERABLE TAXES

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16
ICMS ("State VAT")	1,401,237	1,449,352	1,604,315	1,575,071
PIS and COFINS ("Federal Taxes to Social Fund Programs")	289,139	325,600	341,840	331,616
Income and social contribution tax (IR/CS)	380,784	367,267	486,104	433,744
IPI ("Federal VAT")	254,883	201,256	260,124	201,261
INSS ("Brazilian Social Security")	276,532	280,305	276,592	280,384
Other	43,776	46,792	125,011	95,912
(-) Provision for losses	(173,682)	(159,736)	(182,786)	(164,611)
	2,472,669	2,510,836	2,911,200	2,753,377

Current	905,025	1,015,610	1,286,784	1,234,795
Non-current	1,567,644	1,495,226	1,624,416	1,518,582

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of the allowance for losses is presented below:

	Parent company
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						06.30.17
Beginning balance	(114,292)	(19,717)	(8,985)	(14,740)	(2,002)	(159,736)
Additions	(5,074)	-	(16,051)	-	(2,303)	(23,428)
Write-offs	4,471	-	-	1,178	3,833	9,482
Ending balance	(114,895)	(19,717)	(25,036)	(13,562)	(472)	(173,682)

	Consolidated
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						06.30.17
Beginning balance	(114,293)	(19,894)	(9,029)	(14,740)	(6,655)	(164,611)
Additions	(9,538)	-	(16,051)	-	(2,303)	(27,892)
Write-offs	4,471	-	-	1,178	3,931	9,580
Exchange rate variation	-	-	-	-	137	137
Ending balance	(119,360)	(19,894)	(25,080)	(13,562)	(4,890)	(182,786)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.         INCOME AND SOCIAL CONTRIBUTION TAXES

13.1.     Deferred income and social contribution taxes

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16
Assets
Tax loss carryforwards (corporate income tax)	1,123,407	951,882	1,527,110	1,317,295
Negative calculation basis (social contribution tax)	440,186	376,394	440,387	376,625

Temporary differences
Provisions for tax, civil and labor risks	334,057	264,662	339,257	268,163
Suspended collection taxes	26,947	22,109	26,947	22,109
Allowance for doubtful accounts	113,194	106,314	114,066	107,183
Provision for property, plant and equipment losses	-	-	3,163	3,163
Provision for losses on tax credits	50,461	50,656	52,582	51,266
Provision for other obligations	72,184	64,788	74,541	67,504
Provision for inventory losses	36,636	17,647	43,175	17,647
Employees' benefits plan	111,935	112,231	119,473	112,231
Business combination - Sadia (1)	352,591	329,010	352,591	329,010
Unrealized losses on derivatives financial instruments	56,154	133,319	56,154	133,319
Unrealized losses on inventories	-	-	-	2,371
Provision for losses - notes receivables	12,338	13,226	12,761	13,226
Estimated annual effective tax rate - CPC 21	142,321	-	192,193	-
Other temporary differences	32,090	64,008	86,124	106,451
	2,904,501	2,506,246	3,440,524	2,927,563

Liabilities
Temporary differences
Business combination - Sadia (1)	(622,853)	(702,957)	(622,853)	(702,957)
Business combination - other companies (2)	-	-	(165,941)	(58,234)
Unrealized gains on fair value	(30,722)	(78,253)	(54,717)	(78,253)
Difference between tax basis and accounting basis of goodwill amortization	(174,488)	(254,287)	(278,046)	(254,287)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(647,373)	(694,455)	(651,942)	(694,455)
Other temporary differences	(18,358)	(35,994)	(4,123)	(36,231)
	(1,493,794)	(1,765,946)	(1,777,622)	(1,824,417)

Total net deferred tax assets	1,410,707	740,300	1,662,902	1,103,146

Business combination - Dánica and Avex	-	-	(5,870)	(6,733)
Business combination - AFC	-	-	-	(34,356)
Business combination - AKF	-	-	(18,554)	(19,050)
Business combination - Federal Foods	-	-	-	(7,562)
Business combination - Invicta	-	-	237	(39,803)
Other - exchange rate variation	-	-	(52,650)	(48,675)
	-	-	(76,837)	(156,179)
Total deferred tax	1,410,707	740,300	1,586,065	946,967

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the goodwill tax basis and goodwill accounting basis identified in the purchase price allocation. Deferred tax liability on business combination with Sadia is substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(2)          Deferred tax liabilities related to the business combinations with Quickfood (trademarks, customer relationship, Fair value of property, plant and equipment) and AFC (customer relationship).

The rollforward of deferred tax is set forth below:

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16

Beginning balance	740,300	1,248,880	946,967	1,067,656
Deferred income and social contribution taxes recognized in the statement of income	464,065	(244,322)	542,002	104,093
Deferred income and social contribution taxes recognized in other comprehensive income	25,577	(264,258)	26,437	(261,560)
Deferred income and social contribution taxes not recognized in the statement of income - (Dropdown SHB)	180,765	-	-	-
Business combination	-	-	(7,699)	(20,804)
Deferred income and social contribution taxes on disposals of goodwill from BRF Gmbh and Invicta	-	-	44,369	-
Exchange rate variation over deferred income and social contribution taxes related to business combination	-	-	(2,082)	43,997
Other	-	-	36,071	13,585
Ending balance	1,410,707	740,300	1,586,065	946,967

Certain subsidiaries of the Company located in Brazil have tax loss carryforwards and negative basis of social contribution of R$5,098 and R$5,203, (R$5,047 and R$5,152 as of December 31, 2016), respectively, for which no deferred tax asset was recorded. If there was an expectation that such tax credits would be realized the amount recognized in the balance sheet would be R$1,743 (R$1,725 as of December 31, 2016).

13.2.      Estimated time of realization

Deferred tax arising from temporary differences will be realized as these differences are realized. The period of the settlement or realization of such differences is uncertain and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation basis of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as shown below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company	Consolidated
2017	127,209	159,537
2018	211,821	256,431
2019	252,459	317,852
2020	273,321	351,793
2021	295,578	387,129
2022 onwards	403,205	494,755
	1,563,593	1,967,497

13.3.     Income and social contribution taxes reconciliation

	Parent company		Consolidated
	06.30.17	06.30.16	06.30.17	06.30.16

Income before taxes from continued operations	(896,759)	54,979	(930,136)	75,820
Nominal tax rate	34%	34%	34%	34%
Credit (expense) at nominal rate	304,898	(18,693)	316,246	(25,779)

Reconciling itens
Equity interest in income of subsidiaries, associates and joint venture	(96,622)	(219,769)	4,656	5,687
Exchange rate variation on foreign investments	79,990	(202,799)	64,844	(215,638)
Difference of tax rates on results of foreign subsidiaries	-	-	(114,766)	(235,274)
Interest on shareholders' equity	-	174,493	-	174,493
Investment grant	23,247	17,227	23,247	17,227
Estimated annual effective tax rate - CPC 21	142,321	258,429	192,193	258,429
Other permanent differences	(5,820)	5,801	(8,330)	3,576
	448,014	14,689	478,090	(17,279)

Current income tax	(16,051)	(243,891)	(63,912)	(277,514)
Deferred income tax	464,065	258,580	542,002	260,235

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

	Consolidated
	06.30.17	06.30.16
Taxable income (loss) from foreign subsidiaries	(232,967)	(76,224)
Current income tax credit (expense) from foreign subsidiaries	(28,030)	(16,554)
Deferred income tax from foreign subsidiaries	64,296	9,679

Company determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$3,297,754 of June 30, 2017 (R$3,317,099 as of December 31, 2016).

Brazilian income taxes are subject to review for a five-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

14.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is presented below:

	Parent company
	Tax	Labor	Civil, commercial and other	Total
				06.30.17
Beginning balance	312,416	370,056	42,295	724,767
Additions	16,190	83,661	5,744	105,595
Reversals	(37,490)	(26,463)	(204)	(64,157)
Write-offs	(5,792)	(36,712)	(3,609)	(46,113)
Price index update	12,394	5,923	196	18,513
Ending balance	297,718	396,465	44,422	738,605

	Consolidated
	Tax	Labor	Civil, commercial and other	Total
				06.30.17
Beginning balance	312,437	377,440	42,694	732,571
Additions	16,190	86,441	5,745	108,376
Reversals	(37,490)	(26,767)	(204)	(64,461)
Write-offs	(5,792)	(36,712)	(3,609)	(46,113)
Price index update	12,409	5,923	197	18,529
Exchange rate variation	1	(294)	-	(293)
Ending balance	297,755	406,031	44,823	748,609

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.         RESTRICTED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		06.30.17	12.31.16	06.30.17	12.31.16

Bank deposit certificates (2)	4.06	R$	10.06%	389,374	384,331	389,374	384,332
National treasury certificates (3)	2.79	R$	11.22%	179,928	171,336	179,928	171,336
Bank deposit (4)	-	US$	-	-	-	321,002	90,140
				569,302	555,667	890,304	645,808

Current				129,791	128,110	450,793	218,251
Non-current				439,511	427,557	439,511	427,557

(1)    Weighted average maturity in years.

(2)    The deposit was pledged as collateral in the disposal of the dairy segment to Groupe Lactalis (“Parmalat”).

(3)    The national treasury certificates, which mature on 2020, are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 19).

(4)    Deposit linked to operations in the international market and business combination with Banvit (note 6.3).

16.         INVESTMENTS IN SUBSIDIARIES, ASSOCIATES AND JOINT VENTURES

16.1.     Investments breakdown

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16
Investment in subsidiaries and associates	5,024,773	4,838,603	68,908	51,727
Goodwill Quickfood	186,265	194,114	-	-
Goodwill SATS BRF	-	-	5,961	5,598
	5,211,038	5,032,717	74,869	57,325
Other investments	1,107	1,107	7,758	1,358
	5,212,145	5,033,824	82,627	58,683

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.2.     Rollforward of the interest in subsidiaries and associates - Parent company

	Subsidiaries												Associates
	BRF Energia S.A.	BRF GmbH	Establec. Levino Zaccardi	K&S Alimentos S.A.	BRF Luxembourg SARL	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																06.30.17	12.31.16
a) Capital share as of June 30, 2017
% of share	100.00%	100.00%	99.94%	100.00%	100.00%	99.99%	91.21%	43.10%	100.00%	94.90%	100.00%	100.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	1	100	27,664,086	100	5,463,850	36,469,606	594,576,682	900	2,444,753,091	50,000	14,249,459	-	-	1,000
Number of shares and membership interest held	6,963,854	1	100	27,664,086	100	5,463,849	33,264,887	256,253,695	900	2,319,989,778	50,000	14,249,459	-	-	500

b) Information as of June 30, 2017
Capital stock	40,061	6,523	1,420	27,664	42,783	5,564	50,601	257,336	2,933	262,028	3	40,061	-	-	1
Shareholders' equity	(51)	4,538,211	38	30,109	(134,528)	5,813	(65,146)	69,868	220,306	132,291	(81,880)	53,813	-	-	27,251
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	-	75,902	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	-	110,363	-	-	-	-	-	-	-	-
Income (loss) for the period	(51)	(31,836)	(90)	957	(173,655)	250	(34,027)	(17,112)	(8,607)	(43,539)	(3,165)	1,889	-	-	27,251

c) Balance of investments as of June 30, 2017
Beginning balance	-	4,309,592	129	29,153	748	5,562	194,114	38,528	225,716	170,911	-	51,921	1,960	4,382	1	5,032,717	7,209,007
Equity pick-up	(51)	(31,836)	(90)	957	(173,655)	250	(31,037)	(7,375)	(8,607)	(41,316)	(3,165)	1,889	-	-	13,626	(280,410)	(851,356)
Unrealized profit in inventory	-	-	-	-	-	-	(1,503)	-	-	(227)	-	-	-	-	-	(1,730)	(2,506)
Exchange rate variation on goodwill	-	-	-	-	-	-	(5,829)	-	-	-	-	-	-	-	-	(5,829)	(92,131)
Goodwill amortization	-	-	-	-	-	-	(2,020)	-	-	-	-	-	-	-	-	(2,020)	(4,639)
Advance for future capital increase	1,205	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,205	-
Exchange rate variation on foreign investments	-	237,026	-	-	(2,582)	-	-	-	2,126	-	(1,305)	-	-	-	-	235,265	(649,239)
Other comprehensive income	-	39,102	(4)	-	(1,064)	-	1,412	(1,039)	1,070	(3,839)	-	-	-	-	-	35,638	(627,167)
Establishment company	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	682
Increase in capital	-	-	-	-	42,025	-	-	-	-	-	-	-	142	467	-	42,634	72,245
Appreciation in exchange of shares	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,234
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(40,553)
Premium paid in the acquisition of non-controlling entities	-	(58,144)	-	-	-	-	-	-	-	-	-	-	-	-	-	(58,144)	-
Adjustment of the option for non-controlling entities	-	41,587	-	-	-	-	-	-	-	-	-	-	-	-	-	41,587	-
Gain or loss on variation of equity interest	-	(3)	2	-	-	-	-	-	-	-	-	-	-	-	-	(1)	-
Acquisition of equity interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	9,262
Impairment losses for investments	-	-	-	-	134,528	-	31,128	-	-	-	4,470	-	-	-	-	170,126	7,878
	1,154	4,537,324	37	30,110	-	5,812	186,265	30,114	220,305	125,529	-	53,810	2,102	4,849	13,627	5,211,038	5,032,717

The gain of exchange rate variation on the conversion of the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, was R$194,176 on June 30, 2017 (loss of R$634,228 on June 30, 2016) and was recognized as financial result in the consolidated statement of the period.

On June 30, 2017, these associates, affiliates and joint ventures do not have any significant restriction to transfer dividends or repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.3.     Summary of financial information in associate

	K&S	PP-BIO		PR-SAD		UP!		Total
	12.31.16	06.30.17	12.31.16	06.30.17	12.31.16	06.30.17	12.31.16	06.30.17	12.31.16
Current assets	-	-	-	-	-	50,802	51,020
Non-current assets	-	6,306	5,880	14,547	13,146	180	185
Current liabilities	-	-	-	-	-	(23,731)	(51,204)
Shareholder's equity	-	6,306	5,880	14,547	13,146	27,251	1

% of participation	0.00%	33.33%	33.33%	33.33%	33.33%	50.00%	50.00%

Book value of investment	-	2,102	1,960	4,849	4,382	13,627	1	20,578	6,343

Dividends declared	-	-	-	-	-	-	26,923	-	26,923

	K&S (1)	PP-BIO		PR-SAD		UP!
	06.30.16	06.30.17	06.30.16	06.30.17	06.30.16	06.30.17	06.30.16
Net revenues	24,843	-	-	-	-	88,487	93,065
Net income (loss)	4,687	-	-	-	-	27,251	24,724

Equity pick-up	2,298	-	-	-	-	13,626	12,362	13,626	14,660

(1)     On March 18, 2016, the Company acquired control and total shares, being treated as wholly-owned subsidiary from this date.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is presented below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.16	Additions	Disposals	Transfers SHB (2)	Transfers (1)	06.30.17
Cost
Land	-	547,952	119	(394)	(68,774)	5,816	484,719
Buildings and improvements	-	5,216,174	53,228	(12,644)	(672,616)	126,228	4,710,370
Machinery and equipment	-	7,248,188	26,420	(59,613)	(1,006,025)	328,575	6,537,545
Facilities	-	1,893,687	14,492	(5,064)	(177,152)	70,648	1,796,611
Furniture	-	116,121	-	(725)	(10,375)	4,676	109,697
Vehicles	-	13,672	-	(9)	(901)	19	12,781
Construction in progress	-	753,279	339,156	-	-	(626,540)	465,895
Advances to suppliers	-	1,997	14,446	-	-	(15,791)	652
		15,791,070	447,861	(78,449)	(1,935,843)	(106,369)	14,118,270

Depreciation
Buildings and improvements	3.04%	(1,584,343)	(68,286)	6,959	186,697	3,176	(1,455,797)
Machinery and equipment	5.95%	(2,861,030)	(193,332)	41,851	365,375	1,342	(2,645,794)
Facilities	3.72%	(600,665)	(36,483)	1,921	50,423	1,057	(583,747)
Furniture	7.95%	(48,283)	(3,841)	577	5,456	(27)	(46,118)
Vehicles	19.93%	(5,965)	(368)	9	728	5	(5,591)
		(5,100,286)	(302,310)	51,317	608,679	5,553	(4,737,047)
		10,690,784	145,551	(27,132)	(1,327,164)	(100,816)	9,381,223

(1)     Refers to the transfer of R$67,241 to intangible assets, R$19,659 to biological assets and R$13,916 to assets held for sale.

(2)     As a result of the corporate reorganization of One Foods, was transferred from the parent company, relating to paid-in capital the net amount of R$1,335,491 to SHB.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.16	Additions	Business combinations (2)	Disposals	Transfers (1)	Functional currency	Exchange rate variation	06.30.17
Cost
Land	-	575,911	119	119,351	(900)	5,816	-	4,425	704,722
Buildings and improvements	-	5,648,592	60,245	257,075	(13,133)	131,907	(9,728)	31,063	6,106,021
Machinery and equipment	-	7,994,146	39,017	358,330	(71,147)	361,080	(9,918)	41,033	8,712,541
Facilities	-	2,047,923	14,620	-	(5,258)	71,469	(7,289)	9,353	2,130,818
Furniture	-	163,475	259	15,548	(1,222)	5,589	(302)	3,871	187,218
Vehicles	-	27,323	9	4,775	(8,352)	246	(2)	132	24,131
Construction in progress	-	886,004	399,238	13,635	-	(671,454)	(157)	1,536	628,802
Advances to suppliers	-	16,098	14,328	-	-	(15,791)	(118)	(300)	14,217
		17,359,472	527,835	768,714	(100,012)	(111,138)	(27,514)	91,113	18,508,470

Depreciation
Buildings and improvements	3.02%	(1,694,486)	(87,758)	(11,402)	6,977	4,105	975	(6,600)	(1,788,189)
Machinery and equipment	5.87%	(3,193,879)	(257,274)	(20,991)	45,804	1,741	1,678	(15,480)	(3,438,401)
Facilities	3.78%	(646,314)	(45,064)	-	1,984	769	856	(1,240)	(689,009)
Furniture	8.06%	(66,502)	(5,891)	(41)	976	(1,067)	41	(673)	(73,157)
Vehicles	20.07%	(12,053)	(1,092)	(2,728)	6,937	39	1	(8)	(8,904)
		(5,613,234)	(397,079)	(35,162)	62,678	5,587	3,551	(24,001)	(5,997,660)
		11,746,238	130,756	733,552	(37,334)	(105,551)	(23,963)	67,112	12,510,810

(1)     Refers to the transfer of R$69,455 to intangible assets, R$22,174 to biological assets and R$13,922 to assets held for sale.

(2)     Balance arise from the business combination of FFM Further of R$26,370, Banvit of R$510,580, Campo Austral of R$145,318 and Calchaquí of R$51,284.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has fully depreciated items that are still in operation, which are set forth below:

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16
Cost
Buildings and improvements	109,770	116,090	126,739	122,181
Machinery and equipment	591,928	634,661	697,542	674,325
Facilities	65,166	70,490	74,819	74,369
Furniture	14,810	14,200	22,189	20,061
Vehicles	3,528	3,918	4,606	4,952
Others	48,518	49,526	61,684	49,526
	833,720	888,885	987,579	945,414

During the six-month period ended June 30, 2017, the Company capitalized interest in the amount of R$19,706 in the parent company and R$21,028 in the consolidated (R$18,882 in the parent company and in the consolidated during the six-month period ended June 30, 2016). The weighted average interest rate utilized to determine the capitalized amount was 7.71% p.a in the parent company and 8.59% in the consolidated (5.82% p.a. in the parent company and 5.86% in the consolidated as of June 30, 2016).

The property, plant and equipment items that are pledged as collateral for transactions of different natures are presented below:

		Parent company and Consolidated
		06.30.17	12.31.16
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	238,985	258,880
Buildings and improvements	Financial/Tax	1,229,471	1,253,648
Machinery and equipment	Financial/Labor/Tax/Civil	2,277,861	2,129,395
Facilities	Financial/Tax	609,376	523,314
Furniture	Financial/Tax	23,083	23,591
Vehicles	Financial/Tax	794	1,016
Others	Financial/Tax	67,358	66,465
		4,446,928	4,256,309

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.         INTANGIBLES

The intangible assets rollforward is set forth below:

		Parent company
	Weighted average amortization rate (p.a.)	12.31.16	Additions	Disposals	Transfers SHB (1)	Transfers	06.30.17
Cost
Non-compete agreement	-	18,365	6,960	-	-	-	25,325
Goodwill	-	2,096,587	-	-	(553,658)	-	1,542,929
Ava	-	49,368	-	-	-	-	49,368
Eleva Alimentos	-	808,140	-	-	(304,582)	-	503,558
Incubatório Paraíso	-	656	-	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	7,636
Sadia	-	1,214,036	-	-	(249,076)	-	964,960
Outgrowers relationship	-	14,702	-	-	-	-	14,702
Trademarks	-	1,173,000	-	-	-	-	1,173,000
Patents	-	6,100	-	-	-	-	6,100
Software	-	452,869	39,128	(56,302)	(4,442)	67,241	498,494
		3,761,623	46,088	(56,302)	(558,100)	67,241	3,260,550

Amortization
Non-compete agreement	45.59%	(5,051)	(4,298)	-	-	-	(9,349)
Outgrowers relationship	13.13%	(7,669)	(959)	-	-	-	(8,628)
Patents	5.00%	(3,191)	(519)	-	-	-	(3,710)
Software	25.96%	(293,967)	(46,258)	56,302	341	-	(283,582)
		(309,878)	(52,034)	56,302	341	-	(305,269)
		3,451,745	(5,946)	-	(557,759)	67,241	2,955,281

(1)       As a result of the corporate reorganization of One Foods, was transferred from the parent company, relating to paid-in capital the net amount of R$557,759 to SHB.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.16	Additions	Disposals	Business combination	Transfers	Exchange rate variation	06.30.17
Cost
Non-compete agreement	-	51,283	6,960	-	545	-	(348)	58,440
Goodwill	-	4,343,550	-	-	278,475	-	70,763	4,692,788
AKF	-	129,518	-	-	(2,120)	-	3,968	131,366
Alimentos Calchaquí	-	341,988	-	-	(152,417)	-	(10,335)	179,236
Ava	-	49,368	-	-	-	-	-	49,368
Avex	-	18,775	-	-	-	-	(566)	18,209
Banvit Bandirma Vitaminli	-	-	-	-	686,075	-	15,056	701,131
BRF AFC	-	162,624	-	-	(33,372)	-	1,982	131,234
BRF Holland B.V.	-	22,505	-	-	-	-	2,203	24,708
BRF Invicta	-	119,092	-	-	-	-	7,757	126,849
Dánica	-	4,779	-	-	-	-	(146)	4,633
Eclipse Holding Cooperatief	-	209,950	-	-	(202,126)	-	(6,330)	1,494
Eleva Alimentos	-	808,140	-	-	-	-	-	808,140
Federal Foods LLC	-	70,474	-	-	(7,345)	-	728	63,857
Federal Foods Qatar L.L.C	-	308,468	-	-	-	-	(345)	308,123
GFS Group	-	684,368	-	-	-	-	57,324	741,692
GQFE - Golden Quality Foods Europe	-	2,407	-	-	-	-	236	2,643
Incubatório Paraíso	-	656	-	-	-	-	-	656
Invicta Food Group	-	645	-	-	-	-	42	687
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Quickfood	-	113,793	-	-	-	-	(3,432)	110,361
Sadia	-	1,214,036	-	-	-	-	-	1,214,036
Universal Meats Ltd.	-	57,577	-	-	(10,220)	-	2,621	49,978
Import quotas	-	58,155	-	-	42,197	-	7,077	107,429
Outgrowers relationship	-	14,702	-	-	-	-	-	14,702
Trademarks	-	1,313,194	-	-	156,728	-	(4,430)	1,465,492
Patents	-	6,917	-	-	-	22	278	7,217
Customer relationship	-	815,285	-	-	(72,514)	10,579	8,908	762,258
Supplier relationship	-	14,562	-	(1,991)	-	(10,579)	(22)	1,970
Software	-	503,998	39,226	(56,332)	-	69,433	4,628	560,953
		7,121,646	46,186	(58,323)	405,431	69,455	86,854	7,671,249

Amortization
Non-compete agreement	58.44%	(7,734)	(7,406)	-	-	-	27	(15,113)
Import quotas	44.93%	(21,697)	(30,883)	-	-	-	(3,754)	(56,334)
Outgrowers relationship	13.13%	(7,669)	(961)	-	-	-	-	(8,630)
Patents	19.84%	(3,912)	(530)	-	-	-	12	(4,430)
Customer relationship	9.68%	(81,332)	(30,059)	-	44,516	-	(1,079)	(67,954)
Supplier relationship	5.00%	(1,992)	(46)	1,991	-	-	(3)	(50)
Software	22.73%	(324,756)	(52,435)	56,305	-	-	400	(320,486)
		(449,092)	(122,320)	58,296	44,516	-	(4,397)	(472,997)
		6,672,554	(76,134)	(27)	449,947	69,455	82,457	7,198,252

For the six-month period ended June 30, 2017, Management did not identify and event that could indicate an impairment of such assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

19.         LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	06.30.17	Captured	Transfers SHB(2)	Amortization	Interest paid	Interest accrued	Exchange rate variation	Price index update	Current	Non-current	12.31.16
Local currency

Working capital	9.50% (8.90% on 12.31.16)	9.50% (8.90% on 12.31.16)	1.1	1,101,490	1,445,670	2,547,160	2,337,842	(64,564)	(1,049,400)	(81,837)	78,993	-	-	1,326,126	-	1,326,126

Certificate of agribusiness receivables	96.40% of CDI / IPCA + 5.90% (96.50% of CDI / IPCA + 5.90% on 12.31.16)	10.68% (13.43% on 12.31.16)	3.0	154,129	3,466,702	3,620,831	-	-	-	(197,411)	188,165	-	-	168,110	3,461,967	3,630,077

Development bank credit lines	Fixed rate / Selic / TJLP + 1.25% (Fixed rate / Selic / TJLP + 0.75% on 12.31.16)	7.43% (7.93% on 12.31.16)	0.8	370,757	400,731	771,488	62,439	-	(189,488)	(22,126)	19,547	-	20,104	381,303	499,709	881,012

Bonds	7.75% (7.75% on 12.31.16)	7.75% (7.75% on 12.31.16)	0.9	503,364	-	503,364	-	-	-	(19,375)	26,612	-	(6,806)	4,140	498,793	502,933

Export credit facility	10.22% (13.68% on 12.31.16)	10.22% (13.68% on 12.31.16)	1.7	57,770	1,850,000	1,907,770	-	-	-	(119,125)	104,598	-	-	72,297	1,850,000	1,922,297

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.16)	4.11% (12.09% on 12.31.16)	2.7	1,826	246,098	247,924	-	-	-	(5,806)	4,383	-	(2,209)	3,546	248,010	251,556

Other secured debts	8.50% (8.50% on 12.31.16)	8.50% (8.50% on 12.31.16)	1.9	38,920	78,964	117,884	-	-	(14,986)	(5,084)	8,361	-	11	32,331	97,251	129,582

Fiscal incentives	2.40% (2.40% on 12.31.16)	2.40% (2.40% on 12.31.16)	0.5	3,701	-	3,701	17,627	-	(13,998)	(84)	84	-	-	72	-	72

				2,231,957	7,488,165	9,720,122	2,417,908	(64,564)	(1,267,872)	(450,848)	430,743	-	11,100	1,987,925	6,655,730	8,643,655

Foreign currency

Bonds	3.55% (4.05% on 12.31.16) + e.r. US$ and EUR	3.55% (4.05% on 12.31.16) + e.r. US$ and EUR	5.4	12,338	3,831,149	3,843,487	-	(2,424,133)	-	(95,469)	75,813	201,916	-	48,170	6,037,190	6,085,360

Export credit facility	LIBOR + 1.44% (LIBOR + 2.74% on 12.31.16) + e.r. US$	3.05% (3.95% on 12.31.16) + e.r. US$	1.9	434,806	3,082,212	3,517,018	2,558,720	-	(133,484)	(22,177)	30,908	98,715	-	311,606	672,730	984,336

Advances for foreign exchange rate contracts	(2.39% + e.r. US$) + e.r. US$	(2.39% + e.r. US$) + e.r. US$	-	-	-	-	-	-	(199,322)	(4,742)	347	(9,123)	-	212,840	-	212,840

Development bank credit lines	UMBNDES + 1.92% (UMBNDES + 2.10% on 12.31.16) + e.r. US$ and other currencies	6.20% (6.24% on 12.31.16) + e.r. US$ and other currencies	0.8	3,142	1,609	4,751	-	-	(4,064)	(232)	222	(77)	-	5,884	3,018	8,902

				450,286	6,914,970	7,365,256	2,558,720	(2,424,133)	(336,870)	(122,620)	107,290	291,431	-	578,500	6,712,938	7,291,438
				2,682,243	14,403,135	17,085,378	4,976,628	(2,488,697)	(1,604,742)	(573,468)	538,033	291,431	11,100	2,566,425	13,368,668	15,935,093

(1)     Weighted average maturity in years.

(2)     As a result of the corporate reorganization of One Foods, was transferred from the parent company, relating to paid-in capital the net amount of R$2,488,697 to SHB.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	06.30.17	Captured	Business combination (2)	Amortization	Interest paid	Interest accrued	Exchange rate variation	Price index update	Current	Non-current	12.31.16
Local currency

Working capital	9.50% (8.90% on 12.31.16)	9.50% (8.90% on 12.31.16)	1.1	1,281,896	1,445,670	2,727,566	2,543,817	-	(1,144,037)	(84,461)	86,121	-	-	1,326,126	-	1,326,126

Certificate of agribusiness receivables	96.40% of CDI / IPCA + 5,90% (96.50% of CDI / IPCA + 5,90% on 12.31.16)	10.68% (13.43% on 12.31.16)	3.0	154,129	3,466,702	3,620,831	-	-	-	(197,411)	188,165	-	-	168,110	3,461,967	3,630,077

Development bank credit lines	Fixed rate / Selic / TJLP + 1.25% (Fixed rate / Selic / TJLP + 0.75% on 12.31.16)	7.43% (7.93% on 12.31.16)	0.8	370,757	400,731	771,488	62,439	-	(189,488)	(22,127)	19,547	-	20,105	381,303	499,709	881,012

Bonds	7.75% (7.75% on 12.31.16)	7.75% (7.75% on 12.31.16)	0.9	503,364	-	503,364	-	-	-	(19,375)	26,612	-	(6,806)	4,140	498,793	502,933

Export credit facility	10.22% (13.68% on 12.31.16)	10.22% (13.68% on 12.31.16)	1.7	57,770	1,850,000	1,907,770	-	-	-	(119,125)	104,598	-	-	72,297	1,850,000	1,922,297

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.16)	4.11% (12.09% on 12.31.16)	2.7	1,826	246,098	247,924	-	-	-	(5,806)	4,383	-	(2,209)	3,546	248,010	251,556

Other secured debts	8.50% (8.50% on 12.31.16)	8.50% (8.50% on 12.31.16)	1.9	38,920	78,964	117,884	-	-	(14,986)	(5,084)	8,361	-	11	32,331	97,251	129,582

Fiscal incentives	2.40% (2.40% on 12.31.16)	2.40% (2.40% on 12.31.16)	0.5	3,701	-	3,701	17,627	-	(13,998)	(84)	84	-	-	72	-	72

				2,412,363	7,488,165	9,900,528	2,623,883	-	(1,362,509)	(453,473)	437,871	-	11,101	1,987,925	6,655,730	8,643,655

Foreign currency

Bonds	4.47% (4.71% on 12.31.16) + e.r. US$, EUR and ARS	4.47% (4.71% on 12.31.16) + e.r. US$, EUR and ARS	6.5	84,189	8,235,880	8,320,069	-	-	(379,329)	(224,620)	197,949	232,407	-	489,229	8,004,433	8,493,662

Export credit facility	LIBOR + 1.52% (LIBOR + 2.71% on 12.31.16) + e.r. US$	2.85% (3.85% on 12.31.16) + e.r. US$	2.1	1,297,368	3,648,461	4,945,829	3,561,867	-	(133,484)	(31,444)	42,760	195,536	-	312,219	998,375	1,310,594

Advances for foreign exchange rate contracts	(2.39% on 12.31.16) + e.r. US$	(2.39% on 12.31.16) + e.r. US$	-	-	-	-	-	-	(199,323)	(4,741)	347	(9,123)	-	212,840	-	212,840

Development bank credit lines	UMBNDES + 1.92% (UMBNDES + 2.10% on 12.31.16) + e.r. US$ and other currencies	6.20% (6.24% on 12.31.16) + e.r. US$ and other currencies	0.8	3,142	1,609	4,751	-	-	(4,063)	(232)	222	(77)	-	5,883	3,018	8,901

Working capital	16.75% (14.28% on 12.31.16) + e.r. ARS / + e.r US$	16.75% (14.28% on 12.31.16) + e.r. ARS / + e.r US$	0.8	415,901	54,065	469,966	697,560	-	(513,253)	(5,641)	28,860	(30,288)	-	236,908	55,820	292,728

Working capital	14.00% + e.r TRY / + e.r OMR	14.00% + e.r TRY / + e.r OMR	2.3	174,533	164,346	338,879	-	389,150	(18,715)	(41)	255	(31,770)	-	-	-	-

				1,975,133	12,104,361	14,079,494	4,259,427	389,150	(1,248,167)	(266,719)	270,393	356,685	-	1,257,079	9,061,646	10,318,725
				4,387,496	19,592,526	23,980,022	6,883,310	389,150	(2,610,676)	(720,192)	708,264	356,685	11,101	3,245,004	15,717,376	18,962,380

(1)     Weighted average maturity in years.
(2)       Balance arising from business combination with Banvit (note 6.3).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The main characteristics of loan and financing agreements entered into by the Company were disclosed in note 20 of financial statements for the year ended December 31, 2016.

On June 30, 2017, the Company did not have financial covenants clauses related to its loan agreements.

19.1.     Loans and financing maturity schedule

The maturity schedule of the loans and financing is as follows:

	Parent company	Consolidated
	06.30.17	06.30.17
2017	897,863	1,400,922
2018	4,097,017	5,314,724
2019	6,131,433	6,147,057
2020	1,180,271	1,498,616
2021	86,741	262,905
2022 onwards	4,692,053	9,355,798
	17,085,378	23,980,022

19.2.     Guarantees

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16
Total of loans and financing	17,085,378	15,935,093	23,980,022	18,962,380
Mortgage guarantees	897,822	1,019,568	897,822	1,019,568
Related to FINEM-BNDES	629,075	771,257	629,075	771,257
Related to FNE-BNB	117,884	129,582	117,884	129,582
Related to tax incentives and other	150,863	118,729	150,863	118,729

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the Bank National Economic and Social Development (“BNDES”). The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on June 30, 2017 totaled R$22,881 (R$28,390 as of December 31, 2016).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee totaled R$122,165 as of June 30, 2017 (R$138,542 as of December 31, 2016).

On June 30, 2017, the Company contracted bank guarantees in the amount of R$1,582,251 (R$1,934,547 as of December 31, 2016). These bank guarantees were offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.96% p.a. (0.90% p.a. as of December 31, 2016).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

19.3.     Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchases of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of these agreements at the date of these financial statements are set forth below:

	Parent company	Consolidated
	06.30.17	06.30.17
2017	4,044,640	4,925,807
2018	1,711,391	1,859,621
2019	419,275	506,717
2020	296,544	299,603
2021	190,516	190,705
2022 onwards	217,154	217,154
	6,879,520	7,999,607

20.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16
Domestic suppliers
Third parties	3,666,299	4,147,917	4,106,644	4,148,132
Related parties	86,836	13,118	15,285	13,118
	3,753,135	4,161,035	4,121,929	4,161,250

Foreign suppliers
Third parties	500,751	629,891	1,982,194	1,727,542
Related parties	4,523	13,864	41	-
	505,274	643,755	1,982,235	1,727,542

(-) Adjustment to present value	(42,529)	(46,069)	(49,423)	(48,954)
	4,215,880	4,758,721	6,054,741	5,839,838

For the six-month period ended June 30, 2017, the average payment period is 90 days (99 days on December 31, 2016).

On the suppliers balance as of June, 30, 2017, R$1,165,241 in the parent company and R$1,311,703 in the consolidated (R$1,556,459 in the parent company and consolidated as of December 31, 2016) corresponds to the supply chain finance transactions on which there were no changes in the payment terms and prices negotiated with the suppliers.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The information on accounts payable involving related parties is presented in note 29. The trade accounts payable to related parties refer to transactions with associates UP! in domestic market and with joint venture SATS BRF, in foreign market.

21.         SUPPLY CHAIN FINANCE

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16
National suppliers	348,469	1,007,075	365,037	1,007,075
Foreign suppliers	172,554	328,507	176,354	328,507
	521,023	1,335,582	541,391	1,335,582

The Company has partnerships with financial institutions that allow the suppliers to anticipate their receivables. The suppliers do have the freedom to choose whether to anticipate or not and, if positive, with which institution. The anticipation allows the suppliers to better manage their cash flow needs. The option given to the supplier does not change substantially the commercial agreements conditions between the Company and the supplier. As such, these transactions are presented in the operational cash flows for the period ended June 30, 2017 and December 31, 2016.

On June 30, 2017, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the internal market were set between 0.86% to 1.17% p.m. (1.08% to 1.33% p.m. on December 31, 2016).

On June 30, 2017, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the external market were set between 0.19% to 0.26% p.a. (0.17% to 0.25% p.m. on December 31, 2016).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

22.         OTHER FINANCIAL ASSETS AND LIABILITIES

	Parent company		Consolidated
	06.30.17	12.31.16	06.30.17	12.31.16

Derivatives designated as cash flow hedges
Assets
Non-deliverable forward (NDF)	5,910	76,339	5,910	76,339
Currency option contracts	33,566	118,741	33,566	118,741
Deliverable forwards contracts	-	-	-	43
Non-deliverable forward of commodities (NDF)	394	2,397	394	2,397
Corn and soymeal future contracts - BM&FBOVESPA	266	-	266	-
	40,136	197,477	40,136	197,520

Liabilities
Non-deliverable forward of currency (NDF)	(8,702)	(1,789)	(8,702)	(1,789)
Commodities (soy meal) non-deliverable forward (NDF)	(317)	(880)	(317)	(880)
Currency option contracts	(29,200)	(35,064)	(29,200)	(35,064)
Deliverable forwards contracts	-	-	-	(309)
Commodities (corn) non-deliverable forward (NDF)	-	(560)	-	(560)
Corn and soymeal future contracts - BM&FBOVESPA	-	(27)	-	(27)
Exchange rate contracts currency (Swap)	(163,472)	(162,140)	(180,343)	(184,165)
	(201,691)	(200,460)	(218,562)	(222,794)

Non derivatives designated as cash flow hedges
Assets
Non-deliverable forward of currency (NDF)	5,496	-	22,152	46
Currency option contracts	3	-	3	-
Commodities (corn) non-deliverable forward (NDF)	96	-	96	-
Deliverable forwards contracts	-	-	-	11
Exchange rate contracts currency (Swap)	16,324	438	16,324	438
	21,919	438	38,575	495

Liabilities
Non-deliverable forward of currency (NDF)	(1,173)	(82,481)	(1,173)	(83,006)
Currency option contracts	(3)	-	(3)	-
Exchange rate contracts currency (Swap)	(3,714)	(218,541)	(3,714)	(218,541)
Dollar future contracts - BM&FBOVESPA	-	(5,230)	-	(5,230)
	(4,890)	(306,252)	(4,890)	(306,777)

Current assets	62,055	197,915	78,711	198,015
Current liabilities	(206,581)	(506,712)	(223,452)	(529,571)

The collateral given in the transactions presented above are disclosed in note 8.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

23.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

23.1.     Operating lease

The minimum future payments of non-cancellable operating lease are presented below:

	Parent company	Consolidated
	06.30.17	06.30.17
2017	233,469	349,547
2018	161,571	184,267
2019	46,290	54,617
2020	20,081	26,875
2021	14,792	20,494
2022 onwards	54,386	66,367
	530,589	702,167

The payments of operating lease agreements recognized as expense during the six-month period ended June 30, 2017 amounted to R$84,847 in the parent company and R$155,450 in the consolidated (R$101,035 in the parent company and R$168,487 in the consolidated during the six-month period ended June 30, 2016).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

23.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, presented below:

		Parent company		Consolidated
	Weighted average interest rate (p.a.) (1)	06.30.17	12.31.16	06.30.17	12.31.16
Cost
Machinery and equipment		89,541	113,644	95,377	115,805
Software		61,516	78,692	61,516	78,692
Vehicles		-	-	477	491
Land		-	-	1,612	1,662
Buildings		214,176	141,732	216,734	144,446
Facilities		14,492	-	14,566	-
		379,725	334,068	390,282	341,096

Accumulated depreciation
Machinery and equipment	47.74%	(40,050)	(37,876)	(42,056)	(38,429)
Software	80.00%	(28,141)	(63,483)	(28,141)	(63,483)
Vehicles	20.00%	-	-	(288)	(259)
Buildings	8.33%	(50,763)	(43,956)	(50,955)	(44,068)
Facilities	6.67%	(202)	-	(254)	-
		(119,156)	(145,315)	(121,694)	(146,239)
		260,569	188,753	268,588	194,857

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required for these finance leases are segregated as follows, and were recorded in current and non-current liabilities:

	Parent company
	06.30.17
	Present value of minimum payments	Interest	Minimum future payments
2017	71,960	9,695	81,655
2018	40,285	17,382	57,667
2019	34,667	16,259	50,926
2020	24,924	12,325	37,249
2021	19,645	8,686	28,331
2022 onwards	83,667	55,779	139,446
	275,148	120,126	395,274

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	06.30.17
	Present value of minimum payments	Interest	Minimum future payments
2017	87,966	15,907	103,873
2018	60,830	29,510	90,340
2019	45,886	23,408	69,294
2020	28,941	15,739	44,680
2021	19,645	8,686	28,331
2022 onwards	83,667	55,779	139,446
	326,935	149,029	475,964

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

In the period ended June 30, 2017, the Company does not have entered in a built to suit agreement.

24.         SHARE BASED PAYMENT

The rules of the stock options plan granted to executives were disclosed in the financial statements for the year ended December 31, 2016 (note 24) and are unchanged for this period.

According to the ordinary meeting of the Board of Directors held on March 30, 2017, were approved the granting of 863,528 stock options.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The breakdown of the outstanding granted options is presented as follows:

Date			Quantity		Grant (1)	Price of converted share (1)
Grant date	Beginning of the year	End of the year	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
05.02.13	05.01.14	05.01.18	3,490,201	318,249	11.88	46.86	61.46
04.04.14	04.03.15	04.03.19	1,552,564	530,771	12.56	44.48	55.26
05.02.14	05.01.15	05.01.19	1,610,450	730,584	14.11	47.98	59.21
12.18.14	12.17.15	12.17.19	5,702,714	3,371,529	14.58	63.49	76.33
			12,355,929	4,951,133

Plan II
04.26.16	04.30.17	04.30.21	8,724,733	5,225,000	9.21	56.00	58.47
05.31.16	05.31.17	05.31.21	3,351,220	2,759,880	10.97	46.68	48.36
03.30.17	03.30.18	03.31.22	863,528	841,892	9.45	38.43	38.60
			12,939,481	8,826,772
			25,295,410	13,777,905

(1)     Amounts expressed in Brazilian Reais

The rollforward of the outstanding granted options for six-month period ended June 30, 2017 is presented as follows:

Consolidated

Outstanding options as of December 31, 2016	16,506,807
Issued - grant of 2017
March 2017	863,528
Cancelled:
Grant of 2017	(21,636)
Grant of 2016	(1,374,730)
Grant of 2014	(1,500,407)
Grant of 2013	(401,736)
Grant of 2012	(293,921)
Outstanding options as of June 30, 2017	13,777,905

The weighted average exercise prices of the outstanding options conditioned to services is R$59.59 (fifty nine Brazilian Reais and fifty nine cents), and the weighted average of the remaining contractual term is 40 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$257,975 (R$236,208 as of December 31, 2016). During the six-month period ended June 30, 2017 the amount recognized as expense was R$7,099 (R$34,290 as of June 30, 2016).

During the six-month period ended June 30, 2017 there have been no exercised any stock option by the Company’s executives.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

25.         PENSION AND OTHER POST-EMPLOYMENT PLANS

25.1.     Pension plans

The Company offers pension and other post-employment plans to the employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2016 (note 26) and have not been changed during this period.

The actuarial liabilities are presented below:

	Parent company		Consolidated
	Liabilities		Liabilities
	06.30.17	12.31.16	06.30.17	12.31.16
Medical assistance	118,448	112,320	118,582	112,320
F.G.T.S. Penalty (1)	131,995	137,190	173,565	137,190
Award for length of service	50,992	52,018	55,632	52,018
Other	27,786	28,563	30,430	28,563
	329,221	330,091	378,209	330,091

Current	72,340	76,707	76,707	76,707
Non-current	256,881	253,384	301,502	253,384

(1)     FGTS – Government Severance Indemnity Fund for Employees

The Company estimated costs for the year 2017, according to an appraisal report prepared in 2016 by an actuarial expert and recorded in statement of income for the period in counterpart to comprehensive income an expense of R$13,052 (expense of R$11,415 on June 30, 2016) in the parent company and consolidated.

26.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses. Additionally, labor provision is based on past history of payments as disclosed in the annual statements of the year ended December 31, 2016 (note 27.1.2).

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº 594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

26.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

	Parent company
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					06.30.17
Beginning balance	256,461	434,397	117,325	496,034	1,304,217
Additions	4,404	236,442	39,745	-	280,591
Reversals	(3,796)	(53,244)	(6,309)	(1,720)	(65,069)
Payments	(7,810)	(147,460)	(16,824)	-	(172,094)
Exchange rate variation	10,207	41,766	106,611	-	158,584
Ending balance	259,466	511,901	240,548	494,314	1,506,229

Current					321,286
Non-current					1,184,943

	Consolidated
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					06.30.17
Beginning balance	281,715	479,742	122,504	499,910	1,383,871
Additions	13,179	279,086	46,084	-	338,349
Business combination (1)	-	1,754	-	-	1,754
Reversals	(13,121)	(78,886)	(13,005)	(5,318)	(110,330)
Payments	(7,810)	(151,042)	(16,824)	-	(175,676)
Price index update	10,208	42,170	106,617	-	158,995
Exchange rate variation	(736)	(372)	(105)	(3)	(1,216)
Ending balance	283,435	572,452	245,271	494,589	1,595,747

Current					323,096
Non-current					1,272,651

(1)     Balance arising from business combination with Banvit (note 6.3).

26.2.     Contingencies classified as a risk of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On June 30, 2017 the total amount of the possible contingencies was R$13,602,097 (R$13,667,857 as of December 31, 2016), of which R$494,589 (R$499,910 as of December 31, 2016) was recorded at fair value as a result of business combinations with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11. The main natures of these contingencies were properly disclosed in the annual statements for the year ended December 31, 2016 (note 27.2).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

27.         SHAREHOLDERS’ EQUITY

27.1.     Capital stock

On June 30, 2017, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 812,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

27.2.     Breakdown of capital stock by nature

	Consolidated
	06.30.17	12.31.16
Common shares	812,473,246	812,473,246
Treasury shares	(13,468,001)	(13,468,001)
Outstanding shares	799,005,245	799,005,245

27.3.     Rollforward of outstanding shares

	Consolidated
		Quantity of outstanding of shares
	06.30.17	12.31.16
Shares at the beggining of the period	799,005,245	809,972,245
Purchase of treasury shares	-	(11,107,600)
Sale of treasury shares	-	140,600
Shares at the end of the period	799,005,245	799,005,245

27.4.     Treasury shares

The Company has 13,468,001 shares in treasury, with an average cost of R$53.60 (fifty three Brazilian Reais and sixty cents) per share, with a market value corresponding to R$527,946.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

28.         EARNINGS PER SHARE

	Parent company
	06.30.17	06.30.16
Basic numerator
Net (loss) profit for the period attributable to controlling shareholders	(448,745)	69,668

Basic denominator
Common shares	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	799,005,245	804,853,116
Net (loss) earnings per share basic - R$	(0.56163)	0.08656

Diluted numerator
Net (loss) profit for the period attributable to controlling shareholders	(448,745)	69,668

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	799,005,245	804,853,116
Number of potential shares (stock options)	-	14,180
Weighted average number of outstanding shares - diluted	799,005,245	804,867,296
Net (loss) earnings per share diluted - R$	(0.56163)	0.08656

Diluted results is calculated considering the numbers of dilutive potential ordinary shares (stock options). However, due to loss disclosed for the period ended June 30, 2017, the numbers of dilutive potential ordinary shares (stock options) has antidilutive effect and therefore was not considered in the calculation of loss per share diluted.

29.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

All the relationships between the Company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

29.1.     Transactions and balances

The balances of the transactions with the related parties are as follow:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts		Trade accounts payable		Advance for future capital increase	Other rights		Other obligations
	06.30.17	12.31.16	06.30.17	12.31.16	06.30.17	12.31.16	06.30.17	12.31.16	06.30.17	06.30.17	12.31.16	06.30.17		12.31.16

Al-Wafi Food Products Factory LLC	-	-	-	-	-	-	-	-	-	31	31	(292)		(281)
Avex S.A.	81,604	51,812	-	-	-	-	-	-	-	25,468	25,468	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	-	1,804	1,777	-		-
BRF Al Yasra	-	-	-	-	-	-	-	-	-	-	163	(3,328)		(3,279)
BRF Energia S.A.	-	-	-	-	-	-	(2,214)	-	1,205	-	-	-		-
BRF Foods GmbH	350	148,947	-	-	-	-	(52)	(51)	-	-	233	-		-
BRF Foods GmbH - Branch	-	-	-	-	-	-	-	-	-	386	-	(1,385)		-
BRF Foods LLC	-	-	-	-	-	-	-	-	-	376	342	-		-
BRF Global GmbH	6,674,598	6,823,021	-	-	-	97,773	(4,265)	(13,436)	-	-	-	(4,558,317)	(1)	(4,702,753)
BRF GmbH	-	-	-	-	-	-	(14)	(14)	-	-	-	(1,296)		(1,171)
BRF Hong Kong	351	-	-	-	-	-	-	-	-	-	-	-		-
Campo Austral	16,933	-	-	-	-	-	-	-	-	-	-	-		-
Federal Foods	-	-	-	-	-	-	-	-	-	-	-	(67)		(72)
FFM Further	-	-	-	-	-	-	-	-	-	70	-	-		-
Highline International Ltd.	-	-	-	-	(6,033)	(5,944)	-	-	-	-	-	-		-
K&S Alimentos S.A.	-	-	7,026	7,026	-	-	-	-	-	8	-	-		-
One Foods Holdings	-	-	-	-	-	-	-	-	-	2,184	-	-		-
Perdigão International Ltd.	-	-	-	-	(32,069)	(29,429)	-	-	-	-	301	(1,006,599)	(1)	(991,477)
PSA Laboratório Veterinário Ltda.	-	-	1,344	1,344	-	-	-	-	-	-	-	-		-
Quickfood S.A.	56,011	23,661	-	-	-	-	(78)	(251)	-	-	-	(653)		(377)
Sadia Alimentos S.A.	16,665	14,910	-	-	-	-	(114)	(112)	-	-	-	-		-
Sadia Chile S.A.	31,609	35,484	-	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	6,098	10,552	-	-	-	-	-	-	-	-	-	-		-
SHB com. e ind. de alim. S.A	536,426	-	-	-	-	-	(69,337)	-	-	19,697	-	(11,475)		-
TBQ Foods GMBH	-	-	-	-	-	-	-	-	-	1	-	-		-
UP! Alimentos Ltda.	1,233	1,098	-	7,448	-	-	(15,285)	(13,118)	-	3,477	3,410	-		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	1,050	1,050	-	-	-	-	-	-	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	-	-	-	-	-	-	174	371	-		-
Corall Consultoria LTDA.	-	-	-	-	-	-	-	-	-	-	-	-		(496)
Instituto de Desenvolvimento Gerencial S.A.	-	-	-	-	-	-	-	-	-	-	-	-		(54)
Edavila Consultoria Empresarial Eireli	-	-	-	-	-	-	-	-	-	-	-	-		(40)
Total	7,421,878	7,109,485	9,420	16,868	(38,102)	62,400	(91,359)	(26,982)	1,205	53,676	32,096	(5,583,412)		(5,700,000)

(1)     The amount corresponds to advances for future export pre-payment. Other information about PPE’s are disclosed in note 4.2.2.a.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Revenue		Financial results, net		Purchases
	06.30.17	06.30.16	06.30.17	06.30.16	06.30.17	06.30.16

Al-Wafi Foods	-	42,155	-	-	-	-
Avex S.A.	29,528	21,061	-	-	(268)	-
BRF Energia S.A.	-	-	-	-	(68,853)	-
BRF Foods GmbH	2,748	6,642	-	-	-	-
BRF Global GmbH	2,862,018	5,666,363	(56,132)	(4,452)	-	(61)
BRF Hong Kong	351	-	-	-	-	-
Campo Austral	16,923	-	-	-	-	-
Perdigão International Ltd.	-	-	(27,776)	(32,441)	-	-
Quickfood S.A.	32,159	19,672	-	-	(657)	(766)
Sadia Alimentos S.A.	1,754	1,806	-	-	-	-
Sadia Chile S.A.	63,679	74,181	-	-	-	-
Sadia Uruguay S.A.	6,276	6,613	-	-	-	-
SHB com. e ind. de alim. S.A	1,793,989	-	-	-	(1,017,129)	-
UP! Alimentos Ltda.	7,234	6,779	-	-	(101,404)	(95,180)
Corall Consultoria LTDA. (2)	-	-	-	-	(3)	(874)
Hortigil Hortifruti S.A. (2)	-	3,467	-	-	-	-
Instituto de Desenvolvimento Gerencial S.A. (2)	-	-	-	-	(910)	(3,849)
Edavila Consultoria Empresarial Eireli (1)	-	-	-	-	(240)	-
Total	4,816,659	5,848,739	(83,908)	(36,893)	(1,189,464)	(100,730)

(1)       Entity on which BRF has no equity interest, but have relationship with the Board of Directors, and provided services to the Company related international marketing and innovation.

(2)       Entities are no longer related parties, because Board of Director member has no more relationship with them.

All companies presented in note 1.1 are controlled by BRF, except for UP! Alimentos, PP-BIO, PR-SAD and SATS BRF which are associates or joint ventures.

The Company also recorded a liability in the amount of R$4,957 (R$6,150 as of December 31, 2016) related to the fair value of the guarantees offered to BNDES concerning a loan made by Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of June 30, 2017 the Company recorded a payable to this entity of R$17,924 included in other liabilities (R$22,239 as of December 31, 2016).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company entered into loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transactions at the balance sheet date:

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	06.30.17

BRF GmbH	BRF Foods GmbH	US$	596,350	1.6%
BRF GmbH	Federal Foods Qatar	US$	549,198	2.5%
BRF GmbH	Al Wafi Al Takamol	US$	292,870	1.1%
BRF GmbH	BRF Global GmbH	EUR	286,410	1.1%
BRF Global GmbH	BFF International Ltd.	US$	248,815	1.9%
Sadia International Ltd.	Wellax Food Logistics	US$	190,187	1.5%
BRF GmbH	BRF Invicta	GBP	161,251	3.0%
Perdigão International Ltd.	BRF Global GmbH	US$	151,847	3.2%
BRF GmbH	Federal Foods	US$	104,837	1.1%
BRF GmbH	BRF Holland B.V.	EUR	89,220	3.0%
BRF GmbH	Sadia Overseas Ltd.	US$	83,060	3.6%
BRF GmbH	BRF Foods LLC	US$	68,881	2.3%
BRF Holland B.V.	BRF B.V. (NL)	EUR	45,814	3.0%
Perdigão International Ltd.	BRF S.A	US$	32,069	1.4%
BRF GmbH	BRF Hong Kong	US$	10,050	3.6%
BRF GmbH	AL Wafi	US$	9,864	1.2%
BRF Foods GmbH	One Foods Holdings	US$	6,626	2.7%
Perdigão International Ltd.	BRF Foods LLC	US$	4,073	1.0%
BRF Holland B.V.	BRF Wrexam	GBP	2,444	3.0%
BRF Invicta Food	BRF Invicta	GBP	2,155	0.7%
Wellax Food Logistics	BRF Foods LLC	US$	2,130	7.0%
Campo Austral S.A.	Buenos Aires Fortune S.A.	ARS	972	20.0%
BRF GmbH	BRF Austria Gmbh	US$	771	4.0%
Eclipse Holding Cooperatief	Eclipse LATAM Holdings	EUR	284	20.0%
Campo Austral S.A.	Itega	ARS	10	20.0%

29.2.     Other Related Parties

The Company leased properties owned by Fundação Attilio Francisco Xavier (“FAF”) and in the six-month period ended June 30, 2017, the total amount paid as rent was R$7,678 (R$7,276 during the six-month period ended June 30, 2016). The rent value was set based on market conditions.

29.3.     Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 19.2.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

29.4.     Management remuneration

The management key personnel include the directors and officers, members of the executive committee and the head of internal audit.

The total remuneration and benefits paid to these professionals are demonstrated below:

	Consolidated
	06.30.17	06.30.16
Salary and profit sharing	14,170	14,166
Short term benefits (1)	117	275
Private pension	281	360
Post-employment benefits	49	92
Termination benefits	2,263	1,909
Share based payment	8,773	7,460
	25,653	24,262

(1)     Comprises:  Medical assistance, educational expenses and others.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

30.         NET SALES

	Parent company		Consolidated
	06.30.17	06.30.16	06.30.17	06.30.16
Gross sales
Brazil	9,186,866	8,835,271	9,182,774	8,835,065
Europe	1,270,860	1,325,599	1,962,871	2,119,010
One Foods	1,888,305	2,701,016	3,254,746	3,534,575
Africa	251,615	368,111	245,954	378,888
Asia	1,554,403	1,750,467	2,057,870	2,374,618
LATAM	380,768	298,676	1,257,232	1,132,819
Other segments	372,999	531,029	659,738	769,225
	14,905,816	15,810,169	18,621,185	19,144,200

Sales deductions
Brazil	(1,993,563)	(1,728,743)	(1,994,972)	(1,728,710)
Europe	(23,781)	(20,683)	(151,357)	(141,734)
One Foods	(158,561)	(28,883)	(361,053)	(350,831)
Africa	(4,821)	(4,246)	(13,857)	(3,576)
Asia	(18,015)	(43,926)	(25,262)	(42,406)
LATAM	(6,184)	(1,709)	(190,140)	(184,294)
Other segments	(49,786)	(51,822)	(48,471)	(57,751)
	(2,254,711)	(1,880,012)	(2,785,112)	(2,509,302)

Net sales
Brazil	7,193,303	7,106,528	7,187,802	7,106,355
Europe	1,247,079	1,304,916	1,811,514	1,977,276
One Foods	1,729,744	2,672,133	2,893,693	3,183,744
Africa	246,794	363,865	232,097	375,312
Asia	1,536,388	1,706,541	2,032,608	2,332,212
LATAM	374,584	296,967	1,067,092	948,525
Other segments	323,213	479,207	611,267	711,474
	12,651,105	13,930,157	15,836,073	16,634,898

31.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized when incurred. The expenditures amounted to R$19,416 for the six-month ended June 30, 2017 (R$23,216 during the six-month period ended June 30, 2016).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

32.         OTHER OPERATING INCOME (EXPENSES), NET

	Parent company		Consolidated
	06.30.17	06.30.16	06.30.17	06.30.16
Income
Recovery of expenses	59,321	31,619	59,546	34,278
Scrap sales	4,906	5,658	7,171	7,023
Provision reversal	6,733	14,006	6,733	14,411
Gain on step business combination	-	-	-	58,812
Other	10,837	18,297	20,881	21,358
	81,797	69,580	94,331	135,882

Expenses
Provision for civil, labor and tax risks	(151,395)	(50,745)	(158,348)	(48,147)
Extraordinary expenses -Weak Flesh Operation (1)	(144,835)	-	(157,502)	-
Idleness costs (2)	(37,264)	(17,386)	(45,601)	(30,622)
Other employees benefits	(32,508)	(31,050)	(35,827)	(31,686)
Transaction with Lactalis	(35,319)	-	(35,319)	-
Insurance claims costs	(13,707)	(17,022)	(15,937)	(16,959)
Stock options plan	(4,995)	(16,493)	(7,099)	(16,493)
Allowance for doubtful accounts	(6,116)	(1,860)	(7,079)	(1,854)
Net loss on the disposals of property, plant and equipment	(8,553)	(9,885)	(4,557)	(8,413)
Other	(57,011)	(36,496)	(73,176)	(49,835)
	(491,703)	(180,937)	(540,445)	(204,009)
	(409,906)	(111,357)	(446,114)	(68,127)

(1)     Related to the Weak Flesh Operation.

(2)     Idleness cost includes depreciation charge R$17,428 (R$6,939 during the six-month period ended June 30, 2016) in the parent company and R$19,738 (R$7,554 during the six-month period ended June 30, 2016) in the consolidated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

33.         FINANCIAL INCOME (EXPENSES), NET

	Parent company		Consolidated
	06.30.17	06.30.16	06.30.17	06.30.16
Financial income
Exchange rate variation on net assets of foreign subsidiaries (1)	-	-	194,176	-
Interest on cash and cash equivalents	130,424	70,812	145,898	109,020
Interest on assets	92,264	156,945	95,496	160,602
Exchange rate variation on other liabilities	-	516,229	89,585	-
Interests on financial assets classified as
Held to maturity	33,839	41,940	33,839	41,940
Held for trading	11,347	15,687	11,600	22,577
Available for sale	-	-	7,468	-
Financial income on accounts payable	1,733	-	2,784	-
Exchange rate variation on marketable securities	75,801	-	-	-
Exchange rate variation on loans and financing	-	1,454,940	-	1,453,310
	345,408	2,256,553	580,846	1,787,449

Financial expenses
Interest on loans and financing	(538,120)	(458,972)	(728,805)	(546,582)
Exchange rate variation on other assets	(16,185)	(135,262)	(203,520)	(96,104)
Interest on liabilities	(189,449)	(119,167)	(193,075)	(124,369)
Exchange rate variation on loans and financing	(311,708)	-	(168,428)	-
Adjustment to present value	(118,775)	(159,894)	(145,278)	(159,715)
Losses on derivative transactions, net	(162,128)	(1,009,654)	(61,890)	(996,217)
Exchange rate variation on marketable securities	-	(1,185)	(19,671)	(34,942)
Exchange rate variation on other liabilities	(95,213)	-	-	(98,448)
Exchange rate variation on net assets of foreign subsidiaries (1)	-	-	-	(634,228)
Financial expenses on accounts payable	-	(79,592)	-	(79,592)
Interest expenses on loans to related parties	(83,908)	(36,893)	-	-
Others	(59,174)	(77,082)	(167,718)	(125,234)
	(1,574,660)	(2,077,701)	(1,688,385)	(2,895,431)
	(1,229,252)	178,852	(1,107,539)	(1,107,982)

(1)          Refers to gains and losses on translation of assets and liabilities reported by the Company’s subsidiaries whose functional currency is Real.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

34.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company		Consolidated
	06.30.17	06.30.16	06.30.17	06.30.16
Costs of sales
Costs of goods	7,490,262	7,510,940	8,898,965	9,129,293
Depreciation	556,352	576,424	712,951	622,805
Amortization	2,289	1,869	4,633	2,963
Salaries and employees benefits	1,442,198	1,616,892	1,957,797	1,796,068
Others	783,855	1,020,544	1,166,117	1,134,786
	10,274,956	10,726,669	12,740,463	12,685,915

Sales expenses
Depreciation	30,019	28,691	32,029	30,797
Amortization	4,386	3,831	14,482	7,860
Salaries and employees benefits	432,068	422,008	591,122	578,294
Indirect and direct logistics expenses	616,771	845,427	1,055,943	1,088,561
Others	382,341	529,082	514,327	732,208
	1,465,585	1,829,039	2,207,903	2,437,720

Administrative expenses
Depreciation	8,653	6,317	12,110	10,524
Amortization	46,761	49,039	107,463	91,255
Salaries and employees benefits	47,620	57,837	131,253	128,498
Fees	10,460	14,783	13,478	14,850
Others	5,755	16,143	13,580	30,933
	119,249	144,119	277,884	276,060

Other operating expenses (1)
Depreciation	17,428	6,939	19,738	7,554
Others	474,275	173,998	520,707	196,455
	491,703	180,937	540,445	204,009

(1)     The breakdown of other operating expenses is disclosed in note 32.

35.         NEW ACCOUNTING STANDARDS AND PRONOUNCEMENTS RECENTLY ADOPTED AND NOT YET ADOPTED

During the six-month period ended June 30, 2017, the Company has not been required to adopted new accounting standards and pronouncements. Therefore, it is necessary to read this interim financial statement in conjunction with the financial statements for the year ended December 31, 2016 in order to obtain the details of recently adopted or not yet adopted accounting pronouncements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

36.         SUBSEQUENT EVENTS

36.1.     Acquisition of equity interest - Banvit Bandirma Vitaminli Yem Sanayii A.Ş.

During July and August, 2017, the mandatory tender offer is being executed for the acquisition of the minority interest in Banvit Bandirma Vitaminli Yem Sanayii A.Ş. ("Banvit") (note 6.3). Until the present moment, 10.88% of the total shares have been acquired, resulting into a total participation of 90.36%. The offer will be finished by August 11, 2017.

36.2.     Disposal of treasury shares

On August 10, 2017, the Board of Directors authorized the Company to dispose shares held in treasury in order to strengthen its cash balances, reduce its leverage, and also to comply with the articles 7º and 9º of CVM Deliberation Nº 567/2015.

In addition, the Board of Directors authorized the Company to enter into Total Return Swap, with first-line financial institutions, in amounts equivalent to the disposed shares. The instruments will mature of up to 18 months, having no possibility to be renewed.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

37.         APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Board of Directors on August 10, 2017.

BOARD OF DIRECTORS
Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman (Non-independent) Independent Member Independent Member Non-independent member Independent Member Independent Member Independent Member Independent Member Non-independent member

Francisco Petros O. L. Papathanasiadis

Walter Fontana Filho

Luiz Fernando Furlan

José Carlos Reis de M. Neto

Flávia Buarque de Almeida

José Aurélio Drummond Júnior

Marcos Guimarães Grasso

Carlos da C. Parcias Júnior

Walter Malieni Júnior

FISCAL COUNCIL

Chairman	Attílio Guaspari
Effective Member	Marcus Vinicius D. Severini
Effective Member	Antônio Carlos Rovai

AUDIT COMITTEE
Coordinator (Non-independent)	Francisco Petros O. L. Papathanasiadis
Independent Member	Walter Fontana Filho
Non-independent member	Walter Malieni Júnior
External Member and Financial Specialist External Member	Fernando Maida Dall`Acqua Sérgio Ricardo Silva Rosa

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

BOARD OF EXECUTIVE OFFICERS (1)

Chief Executive Officer Global / Vice President of Finance, and Investor Relations	Pedro de Andrade Faria
Vice President of Operations	Hélio Rubens M. dos Santos Júnior
Vice President of Corporate Integrity (2)	José Roberto Pernomian Rodrigues
Vice President of Management and Information	Andelaney Carvalho dos Santos
Vice President of Supply Chain Vice President Brazil	Leonardo Almeida Byrro Alexandre Moreira Martins de Almeida

(1)       The members of the Board of Executive Officers were elected in Board of Directors Meeting held on June 29, 2017.

(2)       On August 02, 2018, the then Vice President of Corporate Integrity José Roberto Pernomian Rodrigues submitted his resignation.

Marcos Roberto Badollato

Controller

CRC 1SP219369/O-4

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. BREAKDOWN OF THE CAPITAL BY OWNER (NOT REVIEWED)

The shareholding position of the largest shareholders, management, members of the Board of Directors and Audit Committee of the Company is presented below:

	06.30.17		12.31.16
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobras de Seguridade Social - Petros (1)	92,716,266	11.41	92,761,499	11.42
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,691,252	10.67	86,628,752	10.66
Tarpon	68,417,842	8.42	95,984,835	11.81
GIC Private Limited (1)	51,913,800	6.39	40,690,360	5.01
Management
Board of Directors	41,338,220	5.09	37,348,439	4.60
Executives	144,546	0.02	50,252	0.01
Treasury shares	13,468,001	1.66	13,468,001	1.66
Other	457,783,319	56.34	445,541,108	54.83
	812,473,246	100.00	812,473,246	100.00

(1)         The pension funds are controlled by employees that participate in the respective companies.

The shareholding position of the controlling shareholders that belong to the voting agreement and/or holders of more than 5% of the voting stock are presented below:

	06.30.17		12.31.16
Shareholders	Quantity	%	Quantity	%
Fundação Petrobras de Seguridade Social - Petros (1)	92,716,266	11.41	92,761,499	11.42
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,691,252	10.67	86,628,752	10.66
Tarpon	68,417,842	8.42	95,984,835	11.81
GIC Private Limited (1)	51,913,800	6.39	40,690,360	5.01
	299,739,160	36.89	316,065,446	38.90
Other	512,734,086	63.11	496,407,800	61.10
	812,473,246	100.00	812,473,246	100.00

(1)         The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Report on Review of Interim Financial Information

To the Board of Directors and Shareholders of

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”) contained in the Quarterly Information Form - ITR for the quarter ended June 30, 2017, which comprises the statement of financial position as of June 30, 2017 and the respective statements of profit or loss and comprehensive income (loss) for the three and six-month periods then ended and changes in equity and cash flows for the six-month period then ended, including the explanatory notes.

The Company's management is responsible for the preparation of this interim financial information in accordance with Technical Pronouncement CPC 21 (R1) – Interim Financial Reporting and IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board – IASB, as well as for the presentation of this information in accordance with standards issued by the Brazilian Securities and Exchange Commission, applicable to the preparation of Quarterly Information - ITR. Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of review

We conducted our review in accordance with the Brazilian and International standards on review engagements of interim financial information (NBC TR 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity, respectively). A review of interim financial information consists of making inquiries, primarily of persons responsible for the financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with the audit standards and, consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the Quarterly Information referred to above has not been prepared, in all material respects, in accordance with CPC 21 (R1) and IAS 34, issued by IASB, applicable to the preparation of Quarterly Information - ITR, and presented in accordance with the standards issued by the Brazilian Securities and Exchange Commission.

Emphasis of matter

We draw attention to explanatory note 1.2 to the interim financial information, which discloses information about the events, the measures taken by the Company and the potential consequences in the scope of the operation named Carne Fraca. Our conclusion is unmodified in respect to this matter.

Other matters

Statements of Value Added

The individual and consolidated interim financial information, related to statements of value added for the six-month period ended June 30, 2017, prepared under the responsibility of the Company's management, presented as supplementary information for the purposes of IAS 34, were submitted to the review procedures followed together with the review of the Quarterly Information – ITR of the Company. In order to form our conclusion, we evaluated whether these statements are reconciled to the interim financial information and to the accounting records, as applicable, and whether their form and content are in accordance with the criteria set on Technical Pronouncement CPC 09 - Statement of Value Added. Based on our review, nothing has come to our attention that causes us to believe that it has not been prepared, in all material respects, consistent with the individual and consolidated interim financial information taken as a whole.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Corresponding values

The individual and consolidated corresponding values comprising the statement of financial position for the year ended December 31, 2016 were previously audited by other independent auditors who issued an unmodified audit report on February 23, 2017 and the statements of profit and loss and comprehensive income (loss) for the three and six-month period ended June 30, 2016 and changes in shareholders’ equity and cash flows for the six-month period ended June 30, 2016 were reviewed by other independent auditors who issued an unqualified review report on July 28, 2016. The individual and consolidated corresponding values comprising the statements of added-value for the six-month period ended June 30, 2016, were submitted to the same review procedures by those independent auditors and, based on their review, those independent auditors issued a report stating that nothing has come to their attention that causes them to believe that the statement of the added-value has not been prepared, in all material respects, consistent with the individual and consolidated interim financial information taken as a whole.

São Paulo, August 10, 2017

KPMG Auditores Independentes

CRC 2SP014428/O-6

Original report in Portuguese signed by

Guilherme Nunes

Accountant CRC 1SP195631/O-1

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2017 – BRF S.A. OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the quarterly financial information (parent company and consolidated) for the six-month period ended on June 30, 2017;

(ii)    the Management Report; and

(iii)  opinion report issued by KPMG Auditores Independentes.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, August 10, 2017.

Francisco Petros O. L. Papathanasiadis

Coordinator (Non-independent)

Walter Fontana Filho

Independent Member

Walter Malieni Júnior

Non-independent member

Fernando Maida Dall`Acqua

External Member and Financial Specialist

Sérgio Ricardo Silva Rosa

External Member

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2017 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTELY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR’S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION (1)

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's quarterly financial information for the six-month period ended on June 30, 2017, and

(ii)    reviewed, discussed and agreed with conclusions expressed in the review report issued by KPMG Auditores Independentes for the Company's quarterly financial information for the six-month period ended on June 30, 2017.

São Paulo, August 10, 2017.

Pedro de Andrade Faria

Chief Executive Officer Global / Vice President of Finance and Investor Relations

Hélio Rubens Mendes dos Santos Junior

Vice President of Operations

José Roberto Pernomian Rodrigues

Vice President of Corporate Integrity (2)

Andelaney Carvalho dos Santos

Vice President of Management and Information

Leonardo Almeida Byrro

Vice President of Supply Chain

Alexandre Moreira Martins de Almeida

Vice President Brazil

(1)       The members of the Board of Executive Officers were elected in Board of Directors Meeting held on June 29, 2017.

(2)       On August 02, 2018, the then Vice President of Corporate Integrity José Roberto Pernomian Rodrigues submitted his resignation.